Exhibit 10.1

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE US BORROWER TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of November 21, 2023, is among USD Partners LP, a Delaware limited partnership, as a borrower (the “US Borrower”), USD Terminals Canada ULC, an unlimited liability company subsisting under the laws of the Province of British Columbia, Canada, as a borrower (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers” and, each a “Borrower”), the Guarantors (as defined in the Credit Agreement described below) party hereto, Bank of Montreal, as the administrative agent (the “Administrative Agent”), and the other financial institutions executing this Agreement as Lenders (as defined below).

INTRODUCTION

A. WHEREAS, the Borrowers, the Administrative Agent, the L/C Issuers, the Swing Line Lender, and the lenders party thereto from time to time (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of November 2, 2018 (as amended or modified by (a) that certain Master Assignment, Assignment of Liens, and Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 29, 2021, (b) that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of April 6, 2022, (c) that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of January 31, 2023, (d) that certain Amendment No. 4 to Amended and Restated Credit Agreement dated as of August 8, 2023 (the “Fourth Amendment”), (e) that certain Agreement to Extend Temporary Waiver Period and Waiver of Event of Default for Missed Interest Payment dated as of October 6, 2023, (f) that certain Agreement to Extend Temporary Waiver Period and Temporary Waiver of Event of Default for Missed Payment on Maturity Date dated as of November 1, 2023 (the “Extended Short-Term Waiver”), and (g) that certain Agreement to Extend Temporary Waiver Period dated as of November 17, 2023, and as further amended, restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”, and as hereby amended, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, unless stated otherwise herein.

B. WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders waive the Subject Defaults (as defined in the Extended Short-Term Waiver), including refraining from exercising certain of their rights and remedies available to the Lenders with respect thereto.

C. WHEREAS, the Borrowers and the Lenders have agreed to make certain amendments to the Credit Agreement and waive the Subject Defaults (as defined in the Extended Short-Term Waiver), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. Sections 1.02(a), (b) and (c) of the Credit Agreement, apply to this Agreement, mutatis mutandis.

Section 2. Amendments to Credit Agreement.

(a) Effective as of the Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A attach hereto.

(b) Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is replaced in its entirety with Schedule 2.01 attached hereto.

(c) Schedule 5.08 (Material Real Property) to the Credit Agreement is replaced in its entirety with Schedule 5.08 attached hereto.

(d) Schedule 5.13 (Subsidiaries; Other Equity Investments; Equity Interests in the Borrowers) to the Credit Agreement is replaced in its entirety with Schedule 5.13 attached hereto.

(e) Schedule 5.25 (Material Contracts) to the Credit Agreement is replaced in its entirety with Schedule 5.25 attached hereto.

(f) A new Schedule 6.18 (Accounts) attached hereto is hereby added to the Credit Agreement.

(g) Exhibit D (Compliance Certificate) to the Credit Agreement is replaced in its entirety with Exhibit D-1 attached hereto.

(h) A new Exhibit D-2 (Weekly Compliance Certificate) attached hereto is hereby added to the Credit Agreement.

(i) A new Exhibit D-3 (Monthly Compliance Certificate) attached hereto is hereby added to the Credit Agreement.

(j) Section 5 of the Fourth Amendment is hereby replaced in its entirety with the Following:

“Section 5. [Reserved].”

2

Section 3. Conditions Precedent to Effectiveness. This Agreement shall become effective and enforceable against the parties hereto on the date each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent (such date, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Agreement, duly and validly executed and delivered by duly authorized officers of the Borrowers, each Guarantor, the Administrative Agent, and each Lender.

(b) The Administrative Agent shall have received (i) with respect to each Loan Party, a certificate of an authorized signatory of each such entity dated as of the date of this Agreement and certifying (a) that attached thereto is a true and complete copy of the Organization Documents of each such entity as in effect on the date of that certificate, (b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers of each such entity, as applicable, authorizing the execution, delivery and performance of the Agreement, and other document to which such Loan Party is a party to and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of each such entity, (d) [reserved], and (ii) a certificate from the Chief Financial Officer of the General Partner on behalf of the US Borrower certifying on behalf of the US Borrower, and not in an individual capacity, that after giving effect to this Agreement, (a) this Agreement constitutes the valid and legally binding obligation of such Loan Party enforceable in accordance with its terms, except as may be limited by any applicable Debtor Relief Laws affecting creditors’ rights generally or by general principles of equity, (b) the representations and warranties by the Borrowers or the Guarantors as applicable, contained in the Credit Agreement and the other Loan Documents, to which it is a party, are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects; and (c) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

(c) The Administrative Agent shall have received a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request.

(d) The Administrative Agent shall have received a favorable opinion of (i) local counsel to the Loan Parties in Canada addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request and (ii) local counsel to the Loan Parties in British Columbia, Canada as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.

(e) The Administrative Agent shall have received duly executed counterparts of that certain Fee Letter between the Administrative Agent and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent.

3

(f) The Administrative Agent shall have received duly executed counterparts of that certain Waiver to Marketing Services Agreement dated as of November 21, 2023 between USD Clean Fuels LLC, a Delaware limited liability company, and West Colton Rail Terminal LLC, a Delaware limited liability company, in form and substance reasonably satisfactory to the Administrative Agent.

(g) The Administrative Agent shall have received that certain Waiver to Marketing Services Agreement dated as of November 21, 2023, between USD Marketing LLC, a Delaware limited liability company, and Stroud Crude Terminal LLC, a Delaware limited liability company, in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Administrative Agent shall have received that certain Letter Agreement to Amended and Restated Omnibus Agreement dated as of November 21, 2023, among US Development Group, LLC, a Delaware limited liability company, USD Group LLC, a Delaware limited liability company, the US Borrower, USD Partners GP LLC, a Delaware limited liability company, and USD Logistics Operations LP, a Delaware limited partnership, in form and substance reasonably satisfactory to the Administrative Agent.

(i) The Borrowers shall have paid in cash (a) all reasonable and documented fees and out-of-pocket expenses incurred by the Administrative Agent incurred in connection with the Credit Agreement and the other Loan Documents, (b) all reasonable and documented fees, and out-of-pocket charges and disbursements of Mayer Brown LLP, US counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), incurred in connection with the Credit Agreement and the other Loan Documents, (c) all reasonable and documented fees, and out-of-pocket charges and disbursements of Blake, Cassels & Graydon LLP, Canadian counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), incurred in connection with the Credit Agreement and the other Loan Documents and (d) all reasonable and documented fees, out-of-pocket charges and disbursements incurred by PA Consulting Group, Inc. incurred in connection with Credit Agreement and the other Loan Documents.

Section 4. Acknowledgments and Agreements.

(a) Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms (except as limited by applicable Debtor Relief Laws affecting creditors’ rights generally or by general principles of equity). Each Loan Party, the Administrative Agent, and the Lenders do hereby adopt, ratify, and confirm the Credit Agreement (as amended by this Agreement), and acknowledge and agree that the Credit Agreement (as amended by this Agreement) is and remains in full force and effect, and each Loan Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement (as amended by this Agreement) and the other Loan Documents it is a party to are not impaired in any respect by this Agreement.

(b) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

4

Section 5. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges, and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to absolutely and unconditionally guarantee the prompt payment, when due, whether at stated maturity, by required prepayment, upon acceleration or demand, or otherwise, and at all times thereafter, of all of the Obligations (as defined in the Guaranty), as such Obligations may have been modified by this Agreement, and such Guarantor’s execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents, or waivers to the Credit Agreement (as amended by this Agreement) or any of the other Loan Documents.

Section 6. Reaffirmation of Security Documents. Each Loan Party (a) is party to certain Collateral Documents (as amended, reaffirmed, or otherwise modified in connection with this Agreement) securing the Obligations, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each such Collateral Document to which it is a party, and agrees that each such Collateral Document will continue in full force and effect to secure the Obligations, as the same may be amended, supplemented, or otherwise modified from time to time, and (c) acknowledges, represents, warrants, and agrees that the Liens and security interests granted by it pursuant to such Collateral Documents are valid, enforceable, and subsisting, and such Collateral Documents create a perfected first-priority Lien on and security interest in the Collateral (subject to Liens permitted under Section 7.01 of the Credit Agreement (as amended by this Agreement) to secure the Obligations.

Section 7. Release. The Borrowers and the Guarantors, on behalf of themselves and each of their respective successors, legal representatives and assigns, as well as any other party claiming by, through or under each such entity (each a “Releasing Party” and collectively, the “Releasing Parties”) hereby release, waive, forever relinquish and agree to hold harmless from and against any and all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, liquidated or unliquidated, contingent or certain, and asserted or unasserted, which any of the Releasing Parties have, had, or may have or might assert from the beginning of time up through and including the date of execution of this Agreement against the Administrative Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, representatives, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun at any time prior to and up to the execution of this Agreement, arising out of, based upon, or in any manner connected with (a) any transaction, event, circumstance, action, failure to act or occurrence of any sort of type, whether known or unknown, including without limitation any and all such claims arising out of or related, in any respect, to the Credit Agreement, (b) any other Loan Document and/or the administration thereof or the Obligations created thereby, or (c) any matter related to, in any respect, the foregoing, in each case, prior to the execution of this Agreement.

5

Section 8. Reservation of Rights. Upon execution of this Agreement, the Administrative Agent and Lenders grant only a waiver of solely the five existing Subject Defaults that existed prior to the Amendment Effective Date, that have been expressly identified in the Extended Short-Term Waiver as the “Subject Defaults”. Notwithstanding anything contained in this Agreement to the contrary, the Borrowers and the Guarantors acknowledge that the Administrative Agent and the Lenders do not waive, and expressly reserve, the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law, in each case, in respect of any Default or Event of Default (other than with regard to the Subject Defaults), regardless of when such Defaults or Events of Default may have arisen or come into existence. Without limiting the generality of the foregoing, the Borrowers and the Guarantors hereby agree that the Administrative Agent and the Lenders reserve the right at any time to identify and assert additional Defaults or Events of Default that may exist, arise now or hereafter, or come to exist under the Loan Documents and demand any sums that may be, or become, due under the Loan Documents as a result thereof, including, without limitation, accrued and unpaid late charges and costs of collection (including, without limitation, attorneys’ fees and expenses) and other costs, and nothing contained herein, or in any other correspondence, shall constitute, or be deemed to constitute, a modification of, or waiver under, the Loan Documents, or acceptance of any event, occurrence or circumstance that may constitute a Default or an Event of Default under the Loan Documents.

Section 9. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement (as amended by this Agreement).

Section 11. Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE, OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 11.15(b), SECTION 11.15(c), AND SECTION 11.16 OF THE CREDIT AGREEMENT (AS AMENDED BY THIS AGREEMENT) SHALL APPLY TO THIS AGREEMENT TO THE SAME EXTENT AS IF FULLY SET OUT HEREIN.

Section 13. Entire Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS INCLUDING THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature pages follow.]

6

Acknowledged and agreed to by:

BORROWERS AND GUARANTORS:

USD PARTNERS LP

By: USD PARTNERS GP LLC, its general partner

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer

USD TERMINALS CANADA ULC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer

USD LOGISTICS OPERATIONS GP LLC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer

USD LOGISTICS OPERATIONS LP

By: USD LOGISTICS OPERATIONS GP LLC, its general partner

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 5]

WEST COLTON RAIL TERMINAL LLC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer

USD TERMINALS LLC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer

USD RAIL LP

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President and Chief Financial Officer

USD RAIL CANADA ULC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer

USD TERMINALS CANADA II ULC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 5]

USD TERMINALS CANADA III ULC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer

USDP FINANCE CORP.

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Chief Financial Officer

STROUD CRUDE TERMINAL LLC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer

SCT PIPELINE LLC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer

USDP CCR LLC

By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 5]

ADMINISTRATIVE AGENT, L/C ISSUER, SWING LINE LENDER AND LENDER:

BANK OF MONTREAL,
as Administrative Agent, L/C Issuer, Swing Line Lender, and a Lender

By:	/s/ Radhika Kapur
	Name:	Radhika Kapur
	Title:	Director

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, as L/C Issuer and a Lender

By:	/s/ Tim Hill
	Name:	Tim Hill
	Title:	Vice President

CITIBANK, N.A., as L/C Issuer and a Lender

By:	/s/ Gabe Juarez
	Name:	Gabe Juarez
	Title:	Vice President

[Signature Page to Amendment No. 5]

FIRST HORIZON BANK,
as a Lender

By:	/s/ Mike Smith
	Name:	Mike Smith
	Title:	Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew Vernon
	Name:	Andrew Vernon
	Title:	Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Valery Amouroux
	Name:	Valery Amouroux
	Title:	Director

MUFG BANK, LTD., as a Lender

By:	/s/ David Helffrich
	Name:	David Helffrich
	Title:	Director

[Signature Page to Amendment No. 5]

Annex A

Conformed Credit Agreement

[See attached.]

Annex A to Amendment No. 5

Annex A

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 2, 2018

among

USD PARTNERS LP

and

USD TERMINALS CANADA ULC,

as Borrowers

BANK OF MONTREAL,

as Administrative Agent~~, Swing Line Lender~~

~~and~~

~~L/C Issuer,~~

~~U.S. BANK NATIONAL ASSOCIATION and CITIBANK, N.A.,~~

~~as L/C Issuers~~

and

The Other Lenders Party Hereto

BMO CAPITAL MARKETS,

and

U.S. BANK NATIONAL ASSOCIATION,

~~and~~

~~CITIBANK, NA.,~~

as

Joint Lead Arrangers and Joint Bookrunners

and

U.S. BANK NATIONAL ASSOCIATION and CITIBANK, N.A.,

as Co-Syndication Agents

(continued)

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1

Section 1.01.	Defined Terms	1
Section 1.02.	Other Interpretive Provisions	~~46~~51
Section 1.03.	Accounting Terms	~~47~~52
Section 1.04.	Rounding	~~48~~52
Section 1.05.	Times of Day	~~48~~52
~~Section 1.06.~~	~~Letter of Credit Amounts~~	~~53~~
Section ~~1.07~~1.06.	Divisions	~~48~~53
Section ~~1.08~~1.07.	Interest Rates	~~49~~53

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		~~49~~53

Section 2.01.	Loans	~~49~~53
Section 2.02.	~~Borrowings, Conversions and~~ Continuations of Loans	~~49~~54
Section 2.03.	~~Letters of Credit~~[Reserved]	~~51~~55
Section 2.04.	~~Swing Line Loans~~[Reserved]	~~60~~64
Section 2.05.	Prepayments	~~63~~67
Section 2.06.	Termination or Reduction of Commitments	~~64~~69
Section 2.07.	Repayment of Loans	~~65~~69
Section 2.08.	Interest	~~65~~70
Section 2.09.	Fees.	~~66~~71
Section 2.10.	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate; Conforming Changes	~~67~~72
Section 2.11.	Evidence of Debt.	~~68~~73
Section 2.12.	Payments Generally; Administrative Agent’s Clawback.	~~68~~73
Section 2.13.	Sharing of Payments by Lenders	~~70~~75
Section 2.14.	~~Cash Collateral~~[Reserved].	~~71~~76
Section 2.15.	Defaulting Lenders.	~~73~~78
Section 2.16.	~~Increase in Commitments~~ [Reserved]	~~75~~80
Section 2.17.	~~Extension of Maturity Date~~[Reserved].	~~77~~82

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		~~79~~84

Section 3.01.	Taxes.	~~79~~84
Section 3.02.	Illegality	~~84~~88
Section 3.03.	Inability to Determine Rates.	~~84~~89
Section 3.04.	Increased Costs; Reserves on ~~SOFR~~ Loans.	~~86~~91
Section 3.05.	Compensation for Losses	~~88~~93

-i-

(continued)

Section 3.06.	Mitigation Obligations; Replacement of Lenders.	~~88~~93
Section 3.07.	Survival	~~89~~94

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~89~~94

Section 4.01.	Conditions of Initial Credit Extension	~~89~~94
Section 4.02.	~~Conditions to all Credit Extensions~~[Reserved].	~~95~~100

ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~95~~100

Section 5.01.	Existence, Qualification and Power	~~95~~100
Section 5.02.	Authorization; No Contravention	~~96~~101
Section 5.03.	Governmental Authorization; Other Consents	~~96~~101
Section 5.04.	Binding Effect	~~96~~101
Section 5.05.	Financial Statements; No Material Adverse Effect	~~96~~101
Section 5.06.	Litigation	~~97~~102
Section 5.07.	No Default	~~97~~102
Section 5.08.	Title; Etc.	~~98~~102
Section 5.09.	Environmental Compliance; Permits.	~~99~~104
Section 5.10.	Insurance	~~100~~105
Section 5.11.	Taxes	~~100~~105
Section 5.12.	ERISA Compliance.	~~101~~105
Section 5.13.	Subsidiaries; Equity Interests; Loan Parties	~~101~~106
Section 5.14.	Margin Regulations; Investment Company Act.	~~102~~106
Section 5.15.	Disclosure	~~102~~106
Section 5.16.	Compliance with Laws	~~102~~107
Section 5.17.	Intellectual Property; Licenses, Etc.	~~102~~107
Section 5.18.	Sanctions; Anti-Terrorism/Anti-Money Laundering; Anti-Corruption	~~103~~107
Section 5.19.	~~Solvency~~[Reserved].	~~103~~108
Section 5.20.	Labor Matters	~~103~~108
Section 5.21.	Collateral Documents	~~104~~108
Section 5.22.	State and Federal Regulation	~~104~~109
Section 5.23.	Title to Crude Oil and Refined Products	~~104~~109
Section 5.24.	Representations as to Canadian Borrower and other Foreign Obligors.	~~104~~109
Section 5.25.	Material Contracts	~~106~~110
Section 5.26.	Use of Proceeds	~~106~~110
Section 5.27.	Affected Financial Institution	~~106~~110

-ii-

(continued)

Section 5.28.	Incentive Plans	111

ARTICLE VI. AFFIRMATIVE COVENANTS		~~106~~111

Section 6.01.	Financial Statements	~~106~~111
Section 6.02.	Certificates; Other Information	~~107~~112
Section 6.03.	Notices	~~109~~115
Section 6.04.	Payment of Obligations	~~110~~115
Section 6.05.	Preservation of Existence, Etc.	~~110~~116
Section 6.06.	Maintenance of Properties.	~~110~~116
Section 6.07.	Maintenance of Insurance	~~111~~117
Section 6.08.	Compliance with Laws	~~111~~117
Section 6.09.	Books and Records	~~111~~117
Section 6.10.	Inspection Rights	~~112~~117
Section 6.11.	Covenant to Guarantee Obligations and Give Security.	~~112~~118
Section 6.12.	Compliance with Environmental Laws.	~~116~~122
Section 6.13.	Further Assurances.	~~116~~122
Section 6.14.	Material Contracts	~~117~~123
Section 6.15.	Designation and Conversion of Restricted and Unrestricted Subsidiaries.	~~117~~123
Section 6.16.	Account Control Agreements	~~118~~124
Section 6.17.	~~Post-Closing Covenant~~ CRO	~~118~~124
Section 6.18.	Milestones.	124

ARTICLE VII. NEGATIVE COVENANTS		~~119~~126

Section 7.01.	Liens	~~119~~126
Section 7.02.	Indebtedness	~~122~~128
Section 7.03.	Investments	~~123~~130
Section 7.04.	Fundamental Changes	~~126~~133
Section 7.05.	Dispositions	~~126~~134
Section 7.06.	Restricted Payments	~~128~~136
Section 7.07.	Change in Nature of Business	~~128~~137
Section 7.08.	Transactions with Affiliates	~~128~~137
Section 7.09.	Burdensome Agreements	~~129~~138
Section 7.10.	Use of Proceeds	~~130~~138
Section 7.11.	~~Financial Covenants~~ Liquidity	~~130~~138
Section 7.12.	Amendments of Organization Documents	~~131~~139
Section 7.13.	Accounting Changes	~~131~~140
Section 7.14.	~~Prepayments, Etc. of Indebtedness~~[Reserved].	~~131~~140
Section 7.15.	Limitation on Speculative Hedging	~~131~~140

-iii-

(continued)

Section 7.16.	Sanctions; Anti-Terrorism/Anti-Money Laundering; Anti-Corruption	~~131~~140
Section 7.17.	Administrative G&A Expenses	140
Section 7.18.	Corporate G&A Expenses	141
Section 7.19.	Incentive Plans	141
Section 7.20.	Public Company Costs	142
Section 7.21.	Omnibus Agreement	142
Section 7.22.	Prepayments to Board	142

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		~~132~~142

Section 8.01.	Events of Default	~~132~~142
Section 8.02.	Remedies upon Event of Default	~~134~~145
Section 8.03.	Application of Funds	~~135~~146

ARTICLE IX. MULTIPLE BORROWERS		~~136~~147

Section 9.01.	Obligations Joint and Several and Unconditional	~~136~~147
Section 9.02.	Reinstatement	~~137~~148
Section 9.03.	Subrogation	~~137~~148
Section 9.04.	Remedies	~~137~~148
Section 9.05.	Limitation on Obligations	~~137~~149

ARTICLE X. ADMINISTRATIVE AGENT		~~138~~149

Section 10.01.	Appointment and Authority	~~138~~149
Section 10.02.	Rights as a Lender	~~138~~150
Section 10.03.	Exculpatory Provisions	~~139~~150
Section 10.04.	Reliance by Administrative Agent	~~140~~151
Section 10.05.	Delegation of Duties	~~140~~151
Section 10.06.	Resignation of Administrative Agent	~~140~~152
Section 10.07.	Non-Reliance on Administrative Agent and Other Lenders	~~142~~153
Section 10.08.	No Other Duties, Etc.	~~142~~153
Section 10.09.	Administrative Agent May File Proofs of Claim; Credit Bidding	~~142~~153
Section 10.10.	Collateral and Guaranty Matters	~~144~~155
Section 10.11.	~~Secured Cash Management Agreements and Secured Hedge Agreements~~[Reserved]	~~145~~156
Section 10.12.	Recovery of Erroneous Payments	~~145~~156

ARTICLE XI. MISCELLANEOUS		~~145~~157

Section 11.01.	Amendments, Etc.	~~146~~157
Section 11.02.	Notices; Effectiveness; Electronic Communications	~~147~~159
Section 11.03.	No Waiver; Cumulative Remedies; Enforcement	~~149~~161
Section 11.04.	Expenses; Indemnity; Damage Waiver	~~150~~161
Section 11.05.	Payments Set Aside	~~153~~164

-iv-

(continued)

Section 11.06.	Successors and Assigns	~~153~~164
Section 11.07.	Treatment of Certain Information; Confidentiality	~~158~~169
Section 11.08.	Right of Setoff	~~159~~170
Section 11.09.	Interest Rate Limitation	~~159~~171
Section 11.10.	Counterparts; Integration; Effectiveness	~~160~~171
Section 11.11.	Survival of Representations and Warranties	~~160~~171
Section 11.12.	Severability	~~160~~172
Section 11.13.	Replacement of Lenders	~~160~~172
Section 11.14.	Keepwell	~~161~~173
Section 11.15.	Governing Law; Jurisdiction; Etc.	~~162~~173
Section 11.16.	Waiver of Jury Trial	~~163~~174
Section 11.17.	No Advisory or Fiduciary Responsibility	~~163~~175
Section 11.18.	Electronic Execution	~~164~~175
Section 11.19.	USA PATRIOT Act	~~165~~176
Section 11.20.	Judgment Currency	~~165~~177
Section 11.21.	Lender Representations; Certain ERISA Matters	~~166~~177
Section 11.22.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~167~~178
Section 11.23.	Amendment and Restatement; No Novation; Reallocations	~~168~~179
Section 11.24.	ENTIRE AGREEMENT	~~169~~180
Section 11.25.	No General Partner’s Liability	~~169~~180
Section 11.26.	Acknowledgment Regarding Any Supported QFCs	~~169~~180
Section 11.27.	CRO	181
Section 11.28.	Reservation of Rights	182

-v-

(continued)

SCHEDULES

2.01	Commitments and Applicable Percentages
5.08	Material Real Property
5.09	Environmental Matters
5.13	Subsidiaries; Other Equity Investments; Equity Interests in the Borrowers
5.25	Material Contracts
6.11	Guarantors
6.18	Accounts
7.01	Existing Liens
7.02	Existing Indebtedness
~~7.03~~	~~Investments~~
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	~~Swing Line Loan Notice~~[Reserved]
C	Note
D-1	Financial Statement Compliance Certificate
D-2	Weekly Compliance Certificate
D-3	Monthly Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Amended and Restated Guaranty
G	Amended and Restated Security Agreement
H	U.S. Tax Compliance Certificates
I-1	Canadian Debenture
I-2	Canadian Debenture Pledge Agreement

-vi-

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of November 2, 2018, among USD PARTNERS LP, a Delaware limited partnership (the “US Borrower”), and USD TERMINALS CANADA ULC, an unlimited liability company subsisting under the laws of the Province of British Columbia, Canada (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF MONTREAL, as Administrative Agent~~, Swing Line Lender and an L/C Issuer, U.S. BANK NATIONAL ASSOCIATION, as an L/C Issuer, and CITIBANK, N.A., as an L/C Issuer~~.

PRELIMINARY STATEMENTS:

The Borrowers, the lenders party thereto (the “Existing Lenders”), and Citibank, N.A., as administrative agent, entered into that certain Credit Agreement dated as of October 15, 2014, as amended by that certain Amendment No. 1 to Credit Agreement dated as of November 13, 2015 (as so amended and as otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders have made available to the Borrowers a revolving credit facility, including a letter of credit subfacility, pursuant to the terms and conditions set forth in the Existing Credit Agreement.

The Borrowers have requested that the Existing Credit Agreement be amended and restated in order to, among other things, extend the maturity date and make certain other amendments and modifications to the Existing Credit Agreement.

Citibank, N.A., the L/C Issuers, the Lenders, and the Borrowers are willing to amend and restate the Existing Credit Agreement, and the Lenders and the L/C Issuers agree to make revolving credit and letter of credit facilities available to the Borrowers, on the terms and conditions of this Agreement.

Pursuant to Amendment No. 1, Citibank, N.A. is resigning as administrative agent under this Agreement, and as of the Amendment No. 1 Effective Date the Required Lenders have appointed Bank of Montreal as successor Administrative Agent and the Borrowers have appointed Bank of Montreal as successor Swing Line Lender for all purposes hereunder, and in each case, Bank of Montreal accepts such appointment.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account Control Agreement” means an account control agreement (or equivalent in any other applicable jurisdiction and with respect to an account located in Luxembourg, a Luxembourg Account Pledge Agreement, in each case acknowledged by the institutions at which such account is held in Luxembourg) with respect to a deposit account, securities account, or commodity account of a Loan Party, in form and substance reasonably satisfactory to the Administrative Agent, as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Acquisition” means the acquisition, directly or indirectly, by any Person of (a) the Equity Interests of another Person, (b) the material properties or assets of another Person, (c) a line of business or division of another Person, in each case (i) whether or not involving a merger, amalgamation or a consolidation with such other Person and (ii) whether in one transaction or a series of related transactions, but in any case excluding any ordinary course capital expenditures of the Loan Parties or ordinary course replacements of existing equipment, property or assets of the Loan Parties.

~~“Acquisition Consideration” means, in connection with any Acquisition, the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to, and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrowers and the Restricted Subsidiaries for such Acquisition; provided, that any contingent future payment shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by a Borrower or any Restricted Subsidiary.~~

~~“Additional Lender” has the meaning specified in Section 2.17(d).~~

“Adjusted Term SOFR” ~~mean~~means, with respect to any tenor, the per annum rate equal to the sum of (a) Term SOFR plus (b) 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration and 0.26161% (26.161 basis points) for an Interest Period of three-months’ duration; provided that, if Adjusted Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor for purposes of such determination.

“Administrative Agent” means Bank of Montreal in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Agent’s Professionals” means Mayer Brown LLP, PA Consulting Group, Inc., and Blake, Cassels & Graydon LLP.

“Administrative G&A Expenses” means collectively those certain expenses as part of the Administrative Fee (as defined in the Omnibus Agreement) that are fixed (and set forth in Section 3.2(b) of the Omnibus Agreement), in consideration for the services of certain employees of USDG and its Affiliates, which shall be no more than $122,000 per month for the period from November 1, 2023 to the Maturity Date.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the aggregate amount of the Commitments of all of the Lenders set forth as their “Commitment” on Schedule 2.01 or in any Assignment and Assumption ~~or joinder (pursuant to Section 2.16(c))~~ pursuant to which any Lender became a party to this Agreement, as adjusted from time to time in accordance with this Agreement.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Amendment No. 1” means that certain Master Assignment, Assignment of Liens, and Amendment No. 1 to Amended and Restated Credit Agreement dated as of the Amendment No. 1 Effective Date, among the Borrowers, the Guarantors party thereto, Citibank, N.A., as resigning administrative agent, Bank of Montreal, as successor administrative agent, and the financial institutions party thereto.

“Amendment No. 4” means that certain Amendment No. 4 to Amended and Restated Credit Agreement dated as of the Amendment No. 4 Effective Date, among the Borrowers, the Guarantors party thereto, Bank of Montreal, as administrative agent, and the financial institutions party thereto.

“Amendment No. 5” means that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of the Amendment No. 5 Effective Date, among the Borrowers, the Guarantors party thereto, Bank of Montreal, as administrative agent, and the financial institutions party thereto.

“Amendment No. 1 Effective Date” means October 29, 2021.

“Amendment No. 2 Effective Date” means April 6, 2022.

“Amendment No. 3 Effective Date” means January 31, 2023.

“Amendment No. 4 Effective Date” means August 8, 2023.

“Amendment No. 5 Effective Date” means November 21, 2023.

“Anti-Corruption Laws” means all applicable Laws of any jurisdiction from time to time concerning or relating to bribery or corruption, including the UK Bribery Act, the FCPA, and the Corruption of Foreign Public Officials Act (Canada).

“Anti-Money Laundering/Anti-Terrorism Laws” means any applicable Law relating to money laundering or terrorist financing, including the Bank Secrecy Act, 31 U.S.C. Sections 5301 et seq.; The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959); the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended); the USA PATRIOT Act; Laundering of Monetary Instruments, 18 U.S.C. Section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. Section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001) issued by the President of the U.S. (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); the Criminal Code (Canada); the United Nations Act (Canada), and, with respect to a Loan Party, equivalent legislation in the jurisdiction of organization of such Loan Party and any similar Law currently in force or hereafter enacted.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage set forth on Schedule 2.01 or in any Assignment and Assumption ~~or joinder (pursuant to Section 2.16(c))~~ pursuant to which any Lender became a party to this Agreement, subject to adjustment as provided in ~~Sections 2.03,~~Section 2.15~~, 2.16, and 2.17~~.

“Applicable Rate” means the applicable percentage per annum ~~set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02~~equal to the sum of (a) Adjusted Term SOFR for the Interest Period plus (b)~~:~~ 6.75% .

~~Pricing Level~~	~~Consolidated Net Leverage Ratio~~	~~Commitment Fee~~	~~Loans that are SOFR Loans & Letters of Credit~~	~~Loans that are Base Rate~~
~~1~~	~~<2.75:1~~	~~0.375%~~	~~2.25%~~	~~1.25%~~
~~2~~	~~≥2.75:1 but <3.25:1~~	~~0.375%~~	~~2.50%~~	~~1.50%~~
~~3~~	~~≥3.25:1 but <3.75:1~~	~~0.50%~~	~~2.75%~~	~~1.75%~~
~~4~~	~~≥3.75:1 but <4.25:1~~	~~0.50%~~	~~3.00%~~	~~2.00%~~
~~5~~	~~≥4.25:1 but <4.75:1~~	~~0.50%~~	~~3.25%~~	~~2.25%~~
~~6~~	~~≥4.75:1~~	~~0.50%~~	~~3.75%~~	~~2.75%~~

~~Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.~~

~~Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).~~

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved G&A Expenses” means all non-employee related general and administrative expenses (excluding Administrative G&A Expenses, Corporate G&A Expenses, Public Company Costs, and Facilities Operations Expenses) incurred or reimbursable by USDG on behalf of the Loan Parties and reimbursable to USDG pursuant to the Omnibus Agreement (including, but not limited to, under Sections 3.2 and 3.3 therein), the payment of which is to be approved by the CRO. For the avoidance of doubt, Approved G&A Expenses will not include any employee-related expenses including but not limited to salaries, benefits and bonuses.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person~~; provided that notwithstanding anything to the contrary herein, the SPE Transactions shall not give rise to Attributable Indebtedness~~.

“Audited Financial Statements” means the audited consolidated balance sheet of the US Borrower for the fiscal year ended December 31, ~~2017~~2022, and the related consolidated statements of income or operations, partners’ capital, retained earnings and cash flows for such fiscal year of the US Borrower, including the notes thereto.

~~“Available Cash” has the meaning set forth in the US Borrower Partnership Agreement.~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

~~“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of Montreal as its “prime rate,” and (c) Adjusted Term SOFR for an Interest Period of one month plus 1.00%; provided that, if such rate is less than the Floor plus 1.00% for any determination, such rate shall be deemed to be the Floor plus 1.00% for purposes of such determination. The “prime rate” is a rate set by Bank of Montreal based upon various factors including Bank of Montreal’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of Montreal shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternative rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.~~

~~“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.~~

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of Daily Simple SOFR plus 0.11448% (11.448 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the US Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of such determination.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the US Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided~~,~~ that, such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the board of directors of the General Partner.

“Borrower” and “Borrowers” have the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans ~~of the same Type and, in the case of SOFR Loans~~, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01~~, or a Swing Line Borrowing, as the context may require~~.

“Business” means the ownership, operation, development and acquisition of midstream and logistics assets and any business or activities reasonably related, complementary, or incidental thereto.

“Business Day ” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations is located.

“Canadian Borrower” has the meaning specified in the introductory paragraph hereto.

“Canadian Debentures” means, collectively, the fixed and floating charge debentures in substantially the form of the attached Exhibit I-1 or such other form as may be requested by the Administrative Agent (acting reasonably), executed by each Canadian Loan Party, each as amended, restated, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Canadian Debenture Pledge Agreement” means, collectively, the debenture pledge agreements in substantially the form of the attached Exhibit I-2 or such other form as may be requested by the Administrative Agent (acting reasonably), executed by each Canadian Loan Party, each as amended, restated, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Canadian Dollar” and “CAD” mean lawful money of Canada.

“Canadian Loan Party” means the Canadian Borrower, each Loan Party incorporated or subsisting under the laws of Canada or any province thereof and each other Loan Party which has Collateral that is real property or fixtures located in Canada.

“Canadian Security Confirmation” means a confirmation of security in form and substance satisfactory to the Administrative Agent made by a Canadian Loan Party in favor of the Administrative Agent.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

~~“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances in Dollars or, if the Administrative Agent, the applicable L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.~~

“Cash Equivalents” means any of the following types of Investments:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America, Canada, or in each case, any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that, the full faith and credit of the United States of America or Canada is pledged in support thereof;

(b) (i) Dollar or Canadian Dollar denominated time deposits with, or Dollar or Canadian Dollar insured certificates of deposit or Dollar or Canadian Dollar denominated bankers’ acceptances of, any commercial bank that (i) (A) is a Lender, or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of (x) the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System or (y) Canada; (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition; and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state or province of the United States of America or Canada and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, or at least “R-1” (or the then equivalent grade) by Dominion Bond Rating Service Limited in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of the US Borrower or any Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

~~“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.~~

~~“Cash Management Bank” means any Lender or Affiliate of a Lender and any Person that, at the time it enters into a Cash Management Agreement, is or was a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.~~

“Casper Terminal” means the ~~terminaling~~rail terminal facilities owned and operated by Casper Crude to Rail, LLC located in Natrona County, Wyoming.

“Cause” means a finding by the Board of (a) any act of fraud, embezzlement, theft or misappropriation by the CRO relating to the General Partner or the Loan Parties or any of their Affiliates; (b) the CRO’s commission of a felony or a crime involving moral turpitude; or (c) intentional misconduct on the part of the CRO in the conduct of the CRO’s duties and responsibilities with the General Partner or any Affiliate(s) of the General Partner or which adversely affects the image, reputation or business of the General Partner, the Borrowers or their Affiliates.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “ Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any of the following events or conditions: (a) the General Partner shall cease to be the sole general partner of the US Borrower; (b) the Sponsors shall cease, directly or indirectly, to own and control legally and beneficially more than 50% of the Equity Interests in the General Partner; (c) the Sponsors shall cease, directly or indirectly, to have the power to vote or direct the voting of Equity Interests in the General Partner having a majority of the ordinary voting power for the election of the ~~board of directors~~Board (or similar governing body) ~~of the General Partner~~; (d) the Sponsors shall cease to be able, directly or indirectly, to appoint a majority of the members of the ~~board of directors~~ Board (or similar governing body) ~~of the General Partner;~~; (e) the US Borrower shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests of the Canadian Borrower; or (f) any Person or group (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), other than any combination of the Sponsors and their Affiliates, but excluding any portfolio company of a Sponsor that is otherwise unrelated to the Borrowers, (or a single Sponsor and its Affiliates, but excluding any portfolio company that is otherwise unrelated to the Borrowers) shall own or control legally or beneficially, directly or indirectly, in the aggregate, Equity Interests representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner, provided that, any determination of whether a Person is an Affiliate of a Sponsor under this clause (f) shall be made without giving effect to the relevant change of control transaction being considered under this definition~~; or (g) a “change in control” (or equivalent definition), as defined in any document governing Indebtedness incurred pursuant to Section 7.02(h) in an amount in excess of the Threshold Amount shall have occurred~~.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, each Mortgaged Property, all of the “Collateral”, the “Charged Premises”, and the “Debenture” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Canadian Debentures, the Canadian Debenture Pledge Agreements, the Luxembourg Security Documents, intellectual property security agreements (if any), the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements (if any), security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.11, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

~~“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operational.~~

“Commitment” means, as to each Lender, ~~its obligation to (a) make Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed~~ the lesser of (a) the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption ~~or joinder (pursuant to Section 2.16(c))~~ pursuant to which such Lender becomes a party hereto, as applicable, and (b) such Lender’s Applicable Percentage of the Aggregate Commitments, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Units” means the common units representing limited partner interests in the US Borrower.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure, or authorization related to any Loan Document.

~~“Compliance Certificate” means a certificate substantially in the form of Exhibit D.~~

“Conflicts Committee” means that certain conflicts committee of the Board as defined in, and constituted consistent with, the Partnership Agreement, consisting of the CRO and three independent members of the Board, to be reduced to the CRO and one independent member pursuant to Section 6.18(f).

“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “~~Base Rate,” the definition of “~~Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” means, at the date of any determination thereof, the total assets of the US Borrower and its Restricted Subsidiaries as set forth, or on a pro forma basis, after giving effect to the acquisition and disposition of assets since the last day of the most recently completed fiscal quarter, would be set forth, on a consolidated balance sheet of the US Borrower and its Restricted Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.

~~“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the US Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for state, local, foreign income or withholding Taxes payable, (iii) depreciation and amortization expense, (iv) any charges or expenses (other than depreciation or amortization expense) directly incurred in connection with any proposed or consummated issuance of Equity Interests, issuance of Indebtedness, Acquisition or Disposition permitted by this Agreement, in an aggregate amount not to exceed 15% of Consolidated EBITDA (as shown on the consolidated financial statements of the US Borrower and the Restricted Subsidiaries most recently delivered to the Administrative Agent in accordance with Section 6.01 but without giving effect to this clause (iv) in such calculation) for any Measurement Period, (v) goodwill or other impairment and other non-cash charges, (vi) non-cash losses resulting from Swap Contracts and foreign currency translations, (vii) one-time transaction expenses related to the execution and delivery of this Agreement and (viii) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period (in each case of or by the US Borrower and the Restricted Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) state, local and foreign income Tax credits, (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the US Borrower and the Restricted Subsidiaries for such Measurement Period), (iii) non-cash gains resulting from Swap Contracts and foreign currency translations. Notwithstanding anything to the contrary herein, any cash amount received by the US Borrower or any Restricted Subsidiary in connection with any take or pay contract or similar arrangement may be included in the calculation of Consolidated EBITDA as of the date such cash amount is actually received, whether or not such cash amount is recognized as revenue of the US Borrower or any Restricted Subsidiary in accordance with GAAP as of such date, but to the extent such cash amount is included in the calculation of Consolidated EBITDA as of the date actually received, it shall not be included in the Consolidated EBITDA of the US Borrower or such Restricted Subsidiary as of any later date such cash is recognized as revenue of the US Borrower or any of its Restricted Subsidiaries in accordance with GAAP.~~

~~For purposes of calculating the Consolidated Leverage Ratio, Consolidated Senior Secured Leverage Ratio and the Consolidated Interest Coverage Ratio for purposes of Section 7.11:~~

~~(a) Consolidated EBITDA shall be calculated for each Measurement Period, on a pro forma basis, after giving effect to, without duplication, any Material Acquisition, Material Disposition or designation of an Unrestricted Subsidiary as a Restricted Subsidiary or of a Restricted Subsidiary as an Unrestricted Subsidiary occurring during each period commencing on the first day of such period to and including the date of such transaction (the “Reference Period”), as if such Material Acquisition, Material Disposition or designation and any related incurrence or repayment of Indebtedness occurred on the first day of the Reference Period. In making the calculation contemplated by the preceding sentence, Consolidated EBITDA generated or to be generated by such acquired or divested Person shall be determined in good faith by the US Borrower based on reasonable assumptions; provided, however, that such pro forma calculations shall be reasonably acceptable to the Administrative Agent supported by such information as is reasonably requested by the Administrative Agent; and~~

~~(b) for any Measurement Period, Consolidated EBITDA shall be increased by the amount of any applicable Material Project EBITDA Adjustments applicable to such Measurement Period.~~

~~“Consolidated Funded Indebtedness” means, as of any date of determination, all Indebtedness of the US Borrower and the Restricted Subsidiaries on a consolidated basis as of such date, excluding (i) Indebtedness described in clause (c) of the definition thereof, (ii) Indebtedness under undrawn letters of credit, and (iii) Guarantees of Indebtedness described in clause (i) or (ii) above; provided that for the avoidance of doubt, the outstanding Indebtedness attributable to any non-wholly owned Restricted Subsidiary shall be included in Consolidated Funded Indebtedness in proportion to the percentage of Equity Interests in such non-wholly owned Restricted Subsidiary owned by the US Borrower and the wholly-owned Restricted Subsidiaries.~~

~~“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all cash interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the US Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.~~

~~“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges.~~

~~“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA.~~

~~“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the US Borrower and the Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary, unusual and nonrecurring gains and extraordinary, unusual and nonrecurring losses for such Measurement Period, (b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the US Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the US Borrower as described in clause (b) of this proviso) and the US Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary, except that the US Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the US Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the US Borrower as described in clause (b) of this proviso); provided further that the net income (or loss) attributable to any non-wholly owned Restricted Subsidiary shall be included in Consolidated Net Income in proportion to the percentage of Equity Interests in such non-wholly owned Restricted Subsidiary owned by the US Borrower and the wholly-owned Restricted Subsidiaries.~~

~~“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness as of such date minus (ii) Unrestricted Cash as of such date, to (b) Consolidated EBITDA.~~

~~“Consolidated Net Tangible Assets” means, at the date of any determination, Consolidated Tangible Assets after deducting therefrom all current liabilities, excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and (ii) current maturities of long-term debt, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the US Borrower and its Restricted Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.~~

~~“Consolidated Senior Secured Indebtedness” means all Consolidated Funded Indebtedness that is secured by a Lien on any property or assets of US Borrower or any Restricted Subsidiary.~~

~~“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA.~~

~~“Consolidated Tangible Assets” means, at the date of any determination thereof, Consolidated Assets after deducting therefrom the value, net of any applicable reserves and accumulated amortization, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the US Borrower and its Restricted Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.~~

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contributed Assets” means the assets contributed or otherwise transferred by the applicable Contributing Affiliate to any Loan Party, whether prior to or on October 15, 2014, including without limitation the assets contributed by certain Contributing Affiliates to the Loan Parties on or prior to October 15, 2014, as described in the Registration Statement.

“Contributing Affiliates” means ~~US Development Group~~USDG, Parent, and the General Partner and any other Affiliate of ~~US Development Group~~USDG, Parent, and the General Partner that contributes or otherwise transfers assets to any Loan Party, whether prior to or on October 15, 2014.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliates” means, with respect to any Person, any other Person (including, without limitation, any fund or investment vehicle) that (i) directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified or, with respect to ~~US Development Group~~USDG, is otherwise a holding company owner of such Person and (ii) is organized primarily for the purpose of making investments in one or more companies; provided that, any determination of whether a Person is a Controlled Investment Affiliate shall be made without giving effect to the relevant change of control transaction being considered at such time. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of an Equity Interest, by contract or otherwise.

“Corporate G&A Expenses” means all employee-related general and administrative expenses (excluding Administrative G&A Expenses, Approved G&A Expenses, Public Company Costs, and Facilities Operations Expenses), including, but not limited to, salaries, benefits and related expenses, incurred or reimbursable by USDG on behalf of the Loan Parties and reimbursable to USDG pursuant to the Omnibus Agreement (including, but not limited to, under Sections 3.2 and 3.3 therein), the payment of which is to be approved by the CRO.

“ Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.

~~“Covenant Relief Period” means the period commencing on the Amendment No. 3 Effective Date and ending on the Maturity Date; provided that, if the US Borrower shall have delivered to the Administrative Agent a written notice of its desire to terminate the Covenant Relief Period as of an earlier date, together with a certificate of a Financial Officer of the US Borrower certifying, in form and detail satisfactory to the Administrative Agent, that:~~

~~(a) the Consolidated Interest Coverage Ratio for the fiscal quarter ended on or immediately prior to such earlier date was not less than 2.50 to 1.00;~~

~~(b) the Consolidated Leverage Ratio for the fiscal quarter ended on or immediately prior to such earlier date was not greater than (i) if Qualified Notes are not outstanding, (A) during a Specified Acquisition Period, 5.00 to 1.00, and (B) at all other times, 4.50 to 1.00, and (ii) if Qualified Notes are outstanding, (A) during a Specified Acquisition Period, 5.50 to 1.00, and (B) at all other times, 5.00 to 1.00; and~~

~~(c) only if a Qualified Notes Offering has been consummated, the Consolidated Senior Secured Leverage Ratio for the fiscal quarter ended on or immediately prior to such earlier date was not greater than (i) during a Specified Acquisition Period, 4.00 to 1.00, and (ii) at all other times, 3.50 to 1.00,~~

~~then the Covenant Relief Period shall terminate on such earlier date.~~

“Credit Extension” means ~~each of the following: (a)~~ a Borrowing ~~and (b) an L/C Credit Extension~~.

“CRO” means, Carl Wimberly, or any successor thereto selected by the General Partner in its reasonable discretion from a pre-approved CRO List provided by the Administrative Agent as set forth in Section 8.01(n).

“Crude Oil” means the unrefined mixture of liquid hydrocarbons, of any grade or specific gravity, commonly known as petroleum or oil.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar or analogous debtor relief Laws of the United States, Canada, Luxembourg or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means ~~(a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a SOFR Loan, the Default Rate shall be~~ an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum~~, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum~~.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and each Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent~~, any L/C Issuer, the Swing Line Lender~~ or any other Lender any other amount required to be paid by it hereunder ~~(including in respect of its participation in Letters of Credit or Swing Line Loans)~~ within two Business Days of the date when due, (b) has notified either Borrower, or the Administrative Agent~~, any L/C Issuer or the Swing Line Lender~~ in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and each Borrower that it will comply with its prospective funding obligations hereunder ~~(~~; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers~~)~~, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding, case or other action under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial or federal regulatory authority acting in such a capacity, or (e) becomes, or whose parent company becomes, the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to each Borrower~~, each L/C Issuer, the Swing Line Lender~~ and each ~~other~~ Lender promptly following such determination.

~~“Development Rights Agreement” means the Development Rights and Cooperation Agreement, dated October 16, 2014, between the Canadian Borrower and USD Terminals Canada II ULC, a British Columbia unlimited liability company.~~

~~“Development Transactions” means the transactions and matters described in the Development Rights Agreement and the Offer to Purchase, each as in effect on October 16, 2014, as amended or modified (including by the waiver of any provision thereof) in a manner not materially adverse to the Lenders or as otherwise amended in a manner as approved by the Administrative Agent.~~

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, and any casualty or condemnation event.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part (other than in Equity Interests that are otherwise not Disqualified Capital Stock), on or prior to the ninety-first (91st) day after the latest Maturity Date (determined at the time of issuance), (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above (other than in Equity Interests that are otherwise not Disqualified Capital Stock), in each case at any time on or prior to the ninety-first (91st) day after the latest Maturity Date (determined at the time of issuance), or (c) contains any repurchase obligation for cash purchase which may come into effect prior to payment in full of all obligations; provided, however, that, any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the ninety-first (91) day after the latest Maturity Date (determined at the time of issuance) shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than unasserted contingent obligations).

“Dollar” and “$” mean lawful money of the United States.

~~“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States that is not an Excluded Subsidiary.~~

~~“Early Termination Date” has the meaning specified in Section 7.11(a).~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC § 7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Energy Capital Partners” means Energy Capital Partners GP III, LP, a Delaware limited partnership.

“Environmental Laws” means any and all federal, provincial, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threatened Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Borrower, any other Loan Party, any of the Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan, as applicable, is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; or (i) a failure by a Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by a Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excess Cash” means, at any Measurement Date, the aggregate Unrestricted Cash is in excess of $6,000,000.

“Excluded Account” means the account identified in the Schedules to the Security Agreement as the “Excluded Account”~~.~~, which shall in any event include that certain deposit account with account number separately identified to the Administrative Agent prior to the date hereof of which the deposits pursuant to the Gibson Agreement are maintained therein.

~~“Excluded Subsidiary” means (a) each Foreign Subsidiary that is a CFC formed or acquired by the US Borrower and its Restricted Subsidiaries after the Amendment No. 3 Effective Date, (b) each Subsidiary of the US Borrower all or substantially all of the assets of which are Equity Interests in a CFC, and (c) a Subsidiary of a CFC, in each case of clauses (a), (b), and (c), with respect to which the US Borrower determines in good faith and in consultation with the Administrative Agent that providing a guarantee of the Facility would result in adverse U.S. federal income Tax consequences; provided that (i) in no event shall a Loan Party as of the Amendment No. 3 Effective Date be or be deemed to be an Excluded Subsidiary and (ii) as of any date, the Excluded Subsidiaries shall not have (x) assets having an aggregate book value, as of the end of the fiscal year most recently ended exceeding 10% of the aggregate book value of the US Borrower and the Restricted Subsidiaries on a consolidated basis or (y) Consolidated EBITDA exceeding 10% of the Consolidated EBITDA of the US Borrower and the Restricted Subsidiaries on a consolidated basis.~~

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation, if, and to the extent that, all or a portion of the Guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.14 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA, and any Taxes or penalties arising from a Lender’s failure to properly comply with its obligations imposed under Part XVIII of the Income Tax Act (Canada) and the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or the similar provisions of legislation of any other jurisdiction that has entered into an agreement with the United States of America to provide for the implementation of FATCA-based reporting in that jurisdiction, and (e) any Taxes in respect of the RELIBI Law.

“Exclusionary Flood Language” means exclusionary flood language in form and substance satisfactory to the Administrative Agent in its reasonable discretion (after consultation with the US Borrower), including, but not limited to, language stating that notwithstanding any provision in the applicable Mortgage to the contrary, unless otherwise agreed to by the Borrowers, the Administrative Agent, and the Required Lenders, in no event is any Building (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Laws) located in a “special flood hazard area” included in the definition of “Collateral” and no such Building or Manufactured (Mobile) Home shall be encumbered by such applicable Mortgage.

“Existing Commitments” means the “Commitments” as defined in the Existing Credit Agreement and in effect immediately prior to the effectiveness of this Agreement.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements hereto.

~~“Existing L/C Advances” means the “L/C Advances” as defined in the Existing Credit Agreement.~~

“Existing Lenders” has the meaning specified in the Preliminary Statements hereto.

“Existing Loans” means the “Loans” as defined in the Existing Credit Agreement.

“Exiting Lender” means any lender that is a party to the Existing Credit Agreement as of the Closing Date that is not a Lender under this Agreement.

“Extended Short-Term Waiver” means, that certain Agreement to Extend Temporary Waiver Period and Waiver of Event of Default for Missed Payment on Maturity Date dated as of November 1, 2023, among the Borrowers, the Guarantors, and the financial institutions parties thereto, and the Administrative Agent.

~~“Extending Lender” has the meaning specified in Section 2.17(b).~~

~~“Extension Effective Date” has the meaning specified in Section 2.17(b).~~

~~“Extension Request” has the meaning specified in Section 2.17(a).~~

“Facility” means the facility comprised of the Aggregate Commitments.

“Facilities Connection Agreement” shall have the meaning ascribed to such term in Section 7.03(a) of this Agreement.

“Facilities Operations Expenses” means the salaries, benefits and related expenses of the terminal managers and assistant terminal managers of the Terminals incurred by USDG and reimbursable to USDG pursuant to the Omnibus Agreement (including, but not limited to, under Sections 3.2 and 3.3 therein), the payment of which are to be approved by the CRO.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the NYFRB on the Business Day next succeeding such day; provided that; (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of Montreal on such day on such transactions as determined by the Administrative Agent, and (c) if such rate is less than zero for any determination, such rate shall be deemed to be zero for purposes of such determination.

“Fee Letters” means, collectively, (i) the Administrative Agent Fee Letter, as amended by the Fee Letter Amendment (each as defined in Amendment No. 1), (ii) the JLA Fee Letter (as defined in Amendment No. 1), (iii) that certain fee letter dated as of the Amendment No. 3 Effective Date, between the Administrative Agent and the Borrowers, ~~and~~ (iv) that certain Fee Letter dated as of the Amendment No. 5 Effective Date, between the Administrative Agent and the Borrowers, and (v) any letter between the Administrative Agent and/or the Joint Lead Arrangers and the Borrowers relating to certain fees payable in connection with this Agreement.

~~“Finance Co” shall mean any direct, wholly-owned Subsidiary of the US Borrower incorporated to become or otherwise serving as a co-issuer or co-borrower of Indebtedness permitted by this Agreement, which Subsidiary meets the following conditions at all times: (a) the provisions of Section 6.11 have been complied with in respect of such Subsidiary, and such Subsidiary is a Restricted Subsidiary and a Loan Party, (b) such Subsidiary shall be a Domestic Subsidiary that is a corporation, and (d) such Subsidiary has not (i) incurred, directly or indirectly any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness that it was formed to co-issue or co-borrow (including, for the avoidance of doubt, any additional series, tranche or issuance of such type of Indebtedness) and for which it serves as co-issuer or co-borrower, (ii) engaged in any business, activity or transaction, or owned any property, assets or Equity Interests other than (A) performing its obligations and activities incidental to the coissuance or co-borrowing of the Indebtedness that it was formed to co-issue or co-borrower and (B) other activities incidental to the maintenance of its existence, including legal, tax and accounting administration, (iii) consolidated with or merged with or into any Person, or (iv) failed to hold itself out to the public as a legal entity separate and distinct from all other Persons.~~

“Financial Officer” means the chief executive officer, chief financial officer, treasurer, chief accounting officer or controller (or equivalent officer with similar responsibilities) of a Loan Party or of the general partner acting on behalf of a Loan Party.

“Financial Statement Compliance Certificate” means a certificate substantially in the form of Exhibit D-1.

“Flood Insurance Laws” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC §4001, et. seq.), as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, (e) the Biggert-Waters Flood Insurance Act of 2012 as now or hereafter in effect or any successor statute thereto, and (e) any regulations promulgated under any of the foregoing statutes.

“Floor” means the rate per annum of interest equal to 0%.

“Foreign Lender” means, with respect to either Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

~~“Fronting Exposure” means, at any time there is a Defaulting Lender or in connection with the expiration of a Terminating Lender’s Commitment, (a) with respect to an L/C Issuer, such Defaulting Lender’s or such Terminating Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s or such Terminating Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s or such Terminating Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s or such Terminating Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.~~

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means USD Partners GP LLC, a Delaware limited liability company, or any substitute or replacement entity thereto that serves as a general partner of the US Borrower and is a direct or indirect Subsidiary of ~~US Development Group~~USDG.

“Gibson Agreement” means the Facilities Connection Agreement dated as of June 4, 2013, as amended, restated, supplemented, or otherwise modified from time to time, by and between the Canadian Borrower and Gibson Energy Infrastructure Partnership (formerly Gibson Energy).

“Governmental Authority” means the government of the United States, the government of Canada, or any other nation, or of any political subdivision thereof, whether state, provincial, local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means the Borrowers and the Restricted Subsidiaries listed on Schedule 6.11 and each other Restricted Subsidiary that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.11~~; provided, that notwithstanding anything to the contrary in this Agreement, Excluded Subsidiaries shall not be required to be Guarantors hereunder~~.

“Guaranty” means the Amended and Restated Guaranty Agreement made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties in substantially the form attached hereto as Exhibit F, or such other form as may be requested by the Administrative Agent (acting reasonably), together with each other guaranty and guaranty supplement delivered pursuant to Section 6.11, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Hardisty Terminal” means the ~~terminaling~~rail terminal facilities owned and operated by the Canadian Borrower located in Hardisty, Alberta, Canada.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

~~“Hedge Bank” means any Lender or Affiliate of a Lender and any Person that is or, at the time it entered into a Swap Contract permitted under Article VII was, a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.~~

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than 90 days, and (ii) earn-outs);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person or any warrant, right or option to acquire such Disqualified Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The outstanding Indebtedness attributable to any non-wholly owned Restricted Subsidiary shall be included in proportion to the percentage of Equity Interests in such non-wholly owned Restricted Subsidiary owned by the US Borrower and the ~~wholly-owned~~wholly owned Restricted Subsidiaries. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Compliance Certificate” means the Compliance Certificate delivered pursuant to Section 6.02 for the fiscal quarter ended September 30, 2018.

“Interest Payment Date” means~~, (a)~~ as to any ~~SOFR~~ Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date for such Loan~~; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date for such Loan~~.

“Interest Period” means as to each SOFR Loan, the period commencing on the date such SOFR Loan is ~~disbursed or converted to or~~ continued as a SOFR Loan and ending on the date one or three months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date applicable to such Loan; and

(d) no tenor that has been removed from this definition pursuant to Section 3.03(b) shall be available for a Borrowing or conversion or continuation of any Borrowing.

“Investment” means, as to any Person, any direct or indirect Acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, less any returns in the form of cash distributions from such Investment.

“IP Security Agreement Supplements” means any Patent Security Agreement Supplement, Trademark Security Agreement Supplement and Copyright Security Agreement Supplement (as such terms are defined in the Security Agreement) executed by any Loan Party.

“IRS” means the United States Internal Revenue Service.

~~“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).~~

~~“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the applicable Borrower (or any Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.~~

“Joint Lead Arrangers” means BMO Capital Markets~~, Citibank, N.A.,~~ and U.S. Bank, each in its capacity as Joint Lead Arranger.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any ~~L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.~~letter of credit under this Agreement prior to the Amendment No. 5 Effective Date.

~~“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.~~

~~“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.~~

“L/C Issuer” means each of Bank of Montreal, U.S. Bank, and Citibank, N.A., each in its capacity as issuer of ~~Letters of Credit hereunder, and any other Lenders selected by the Borrowers that agree to become an L/C Issuer hereunder, or any successor issuer or issuers of Letters of Credit hereunder.~~letters of credit under this Agreement prior to the Amendment No. 5 Effective Date.

~~“L/C Issuer Sublimit” means, with respect to each L/C Issuer, the limit set opposite such L/C Issuer under the heading “Sublimit” in the table below (or with respect to a Person who becomes an L/C Issuer after the date hereof, the amount agreed in writing between such L/C Issuer and the Borrowers and notified to the Administrative Agent), subject to the modifications to such limits arising under Section 11.01:~~

~~L/C Issuer~~	~~Sublimit~~
~~Bank of Montreal~~	~~$~~	~~6,666,666.68~~
~~Citibank, N.A.~~	~~$~~	~~6,666,666.66~~
~~U.S. Bank~~ 	~~$~~	~~6,666,666.66~~

~~“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.~~

“Lender” has the meaning specified in the introductory paragraph hereto ~~and, unless the context requires otherwise, includes the Swing Line Lender~~.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify each Borrower and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

~~“Letter of Credit” means any standby letter of credit issued hereunder.~~

~~“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.~~

~~“Letter of Credit Expiration Date” means the day that is five Business Days prior to the latest Maturity Date or, if such day is not a Business Day, the next preceding Business Day.~~

~~“Letter of Credit Fee” has the meaning specified in Section 2.03(h).~~

~~“Letter of Credit Sublimit” means an amount equal to $20,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.~~

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, at any time, an amount equal to ~~(a)~~ Unrestricted Cash at such time ~~plus (b) an amount equal to the excess, if any, of (i) the Aggregate Commitments in effect at such time minus (ii) the Total Revolving Credit Outstandings at such time; provided that, in the case of clause (b) above, the amount that would otherwise be included under such clause shall only be included to the extent that, had a Borrower requested a Borrowing in an equivalent amount, the conditions precedent set forth in Sections 4.02(a) and 4.02(b) would have been satisfied at such time with respect to such Borrowing.~~(including any cash received by the Loan Parties pursuant to the Gibson Agreement and noticed for disbursement to the Company).

“Liquidity Testing Commencement Date” means the date that is the earlier of (a) the Friday of the week following the date of the consummation of the sale of the West Colton Terminal or (b) December 22, 2023.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a loan and~~, unless the context requires otherwise, includes Swing Line Loans~~.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) each Issuer Document, (f) the Fee Letters and (g) any certificates delivered in connection with the foregoing and any other document from time to time executed in connection with the foregoing and designated as a “Loan Document~~”~~.”

“Loan Notice” means a notice of ~~(a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a~~ continuation of ~~SOFR~~ Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Account Pledge Agreement 1” means the Luxembourg Law governed deposit account pledge agreement dated as of October 15, 2014, entered into by Luxembourg Guarantor 1 as pledgor and the Administrative Agent, over the accounts of the Luxembourg Guarantor 1 held in Luxembourg and in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Account Pledge Agreement 2” means the Luxembourg Law governed deposit account pledge agreement dated of the date as of October 15, 2014, entered into by Luxembourg Guarantor 2 as pledgor and the Administrative Agent, over the accounts of the Luxembourg Guarantor 2 held in Luxembourg and in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Account Pledge Agreements” means the Luxembourg Account Pledge Agreement 1 and the Luxembourg Account Pledge Agreement 2 and any other Luxembourg Law governed account pledge agreement over the accounts of a Loan Party held in Luxembourg, granted by such Loan Party as pledgor, in favor of the Administrative Agent for the benefit of the Secured Parties, each as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (R.C.S Luxembourg).

“Luxembourg Guarantor 1” means USD Terminals International S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, with its registered office at 6, rue Guillaume Schneider, L-2522 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B181650.

“Luxembourg Guarantor 2” means USD Rail International S.à r.l., a private limited liability company (société à responsabilité limitée) organized and established under the laws of Luxembourg, with its registered office at 6, rue Guillaume Schneider, L-2522 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B181698.

“Luxembourg Loan Parties” means any Loan Party incorporated or having its registered office or place of central administration located in Luxembourg.

“Luxembourg Receivables Pledge Agreement 1” means the Luxembourg Law governed receivables pledge agreement entered into by Luxembourg Guarantor 1 as pledgor and the Administrative Agent dated as of October 15, 2014, in favor of the Administrative Agent for the benefit of the Secured Parties, over the receivables held by Luxembourg Guarantor 1, as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Receivables Pledge Agreement 2” means the Luxembourg Law governed receivables pledge agreement entered into by Luxembourg Guarantor 2 as pledgor and the Administrative Agent dated as of October 15, 2014, in favor of the Administrative Agent for the benefit of the Secured Parties, over the receivables held by Luxembourg Guarantor 2, as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Receivables Pledge Agreements” means the Luxembourg Receivables Pledge Agreement 1 and the Luxembourg Receivables Pledge Agreement 2.

“Luxembourg Security Assignment and Confirmation” means a master security assignment and confirmation agreement governed by Luxembourg law dated as of the Amendment No. 1 Effective Date that confirms the security interests created by the Luxembourg Security Documents, duly executed by USD Rail LP, USD Logistics Operations LP, and each Luxembourg Loan Party, as amended, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Security Confirmation” means a master security confirmation agreement governed by Luxembourg law dated as of November 2, 2018, that confirms the security interests created by the Luxembourg Security Documents, duly executed by USD Rail LP, USD Logistics Operations LP, and each Luxembourg Loan Party, as amended, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Security Documents” means the Luxembourg Share Pledge Agreements, the Luxembourg Account Pledge Agreements, the Luxembourg Receivables Pledge Agreements, the Luxembourg Security Confirmation, and the Luxembourg Security Assignment and Confirmation.

“Luxembourg Share Pledge Agreement 1” means the Luxembourg Law governed share pledge agreement dated as of October 15, 2014, entered into by USD Logistics Operations LP as pledgor, the Administrative Agent and in the presence of Luxembourg Guarantor 1, over the shares of the Luxembourg Guarantor 1 and in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Share Pledge Agreement 2” means the Luxembourg Law governed share pledge agreement dated as of October 15, 2014, entered into by USD Rail LP as pledgor, the Administrative Agent and in the presence of Luxembourg Guarantor 2, over the shares of the Luxembourg Guarantor 2 and in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, confirmed, amended and restated, supplemented, or otherwise modified from time to time.

“Luxembourg Share Pledge Agreements” means the Luxembourg Share Pledge Agreement 1 and the Luxembourg Share Pledge Agreement 2.

~~“Material Acquisition” means any Acquisition made by the Borrowers or the Restricted Subsidiaries in which the Acquisition Consideration therefor exceeds $10,000,000.~~

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, financial condition or operations of the US Borrower and its Restricted Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or of the ability of the Loan Parties, taken as a whole, to perform their material obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or the Loan Parties, taken as a whole, of the Loan Documents, taken as a whole.

“Material Asset” means any asset owned by any Loan Party that is material to the operation of the business of the Borrowers and their Restricted Subsidiaries, taken as a whole.

“Material Contract” means (a) the Contractual Obligations listed on Schedule 5.25, (b) any other Contractual Obligation entered into on or after the date of this Agreement to which any Loan Party is a party and which otherwise constitutes a material agreement or material instrument relating to the acquisition of, or establishment of, material assets (which assets would constitute ~~10~~5% or more of the Consolidated Assets of the Loan Parties after giving effect to such acquisition or establishment) or material operations (which operations would constitute ~~10~~5% or more of the anticipated revenues of the Loan Parties after giving effect to such acquisition or establishment) by any Loan Party, ~~and~~ (c) any other Contractual Obligation, the breach, termination, cancellation or cessation of which would result in the Loan Parties incurring an increase in operating expenses of at least 5% on a consolidated basis (with the denominator of such calculation to exclude Public Company Costs, Administrative G&A Expenses and Corporate G&A Expenses), and (d) any other Contractual Obligation which, if terminated or cancelled, could reasonably be expected to have a Material Adverse Effect.

~~“Material Disposition” means any Disposition made by the Borrowers or the Restricted Subsidiaries in which the consideration therefor exceeds $10,000,000.~~

~~“Material Project” means the construction or expansion of any capital project of the US Borrower or any Restricted Subsidiary or any entity with respect to which it holds an equity method investment, the aggregate capital cost of which exceeds $2,500,000.~~

~~“Material Project EBITDA Adjustments” shall mean, with respect to each Material Project:~~

~~(a) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project (or in the case of a Material Project that already generates actual Consolidated EBITDA, the projected increase to Consolidated EBITDA attributable to such Material Project) for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on (i) fee-based Consolidated EBITDA related to such Material Project and approved by the Administrative Agent in its sole discretion, less expenses related thereto, and (ii) other factors reasonably deemed appropriate by Administrative Agent), which may, at the US Borrower’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and~~

~~(b) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA (or, as applicable, the projected increase in Consolidated EBITDA) attributable to such Material Project (determined in the same manner as set forth in clause (a) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the US Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters.~~

~~Notwithstanding the foregoing:~~

~~(a) No such additions shall be allowed with respect to any Material Project unless:~~

~~(i) not later than 30 days (or such shorter time as the Administrative Agent may agree in its sole discretion) prior to the delivery of a Compliance Certificate pursuant to Section 6.02(b) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with the covenants set forth in Section 7.11, the US Borrower shall have delivered to the Administrative Agent a written request for Material Project EBITDA Adjustments setting forth (A) the scheduled Commercial Operation Date for such Material Project, (B) pro forma projections of Consolidated EBITDA attributable to such Material Project, (C) information, as applicable, regarding (1) customer contracts relating to such Material Project (or negotiated settlements in connection with such Material Project), (2) the creditworthiness of the other parties to such contracts or settlements, as the case may be, (3) projected revenues from such contracts or settlements, as the case may be, (4) projected capital costs and expenses, and (5) the other assumptions used to project revenues of the US Borrower and its Restricted Subsidiaries, and (D) such other information previously requested by the Administrative Agent which it reasonably deemed necessary to approve such Material Project EBITDA Adjustments, and~~

~~(ii) prior to the date such certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent; and~~

~~(b) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA of the US Borrower and the Restricted Subsidiaries for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).~~

“Material Real Property” means, as of any applicable date of determination, (a) the Hardisty Terminal; (b) the ~~Casper Terminal; (c) the~~ Stroud Terminal~~;~~, (d) the West Colton Terminal, (e) any other contiguous parcels of real property owned or leased by the US Borrower or any Restricted Subsidiary, or in which the US Borrower or any Restricted Subsidiary has an easement or other real property interest in, that collectively have a fair market value of $~~15,000,000~~1,000,000 or more, or that is necessary for the operation of any Material Real Property; and (~~e~~f) if the aggregate fair market value of the real property Collateral at any time is less than 80% of the aggregate fair market value of all of the real property owned or leased by the

US Borrower and the Restricted Subsidiaries, then such other real property owned or leased by the US Borrower or any of the Restricted Subsidiaries as would, after giving effect to a Mortgage thereon and such real property’s becoming Collateral, cause the aggregate fair market value of the real property Collateral to be at least 80% of the aggregate fair market value of all of the real property owned or leased by the US Borrower and the Restricted Subsidiaries~~.~~; As used herein, “real property” includes, without limitation, all rights of way, servitudes, easements and other real property interests of the US Borrower or any Restricted Subsidiary.

“Maturity Date” means, for any Lender, November 2, ~~2023, as the same may be extended for such Lender pursuant to, and subject to the terms and conditions of, Section 2.17~~2024; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Measurement Date” shall have the meaning ascribed to such term in Section 2.05(b)(iii) of this Agreement.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the US Borrower or, if fewer than four consecutive fiscal quarters of the US Borrower have been completed since the Closing Date, the fiscal quarters of the US Borrower that have been completed since the Closing Date.

~~“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of each L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all LC Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.~~

“Minimum Stroud Sale Lender Payment” means the amount payable in cash to the Lenders from the gross proceeds of the sale of the Stroud Terminal assets at the closing of such sale, which is computed as the gross proceeds of such sale, less (a) the Stroud Transaction Professional Fees, and (b) the Stroud Permitted Escrow; provided that, upon seller’s receipt of any excess monies from the Stroud Permitted Escrow following any permitted and agreed deductions in favor of the purchaser under the applicable transaction documents, all such excess monies shall promptly be paid by seller (or the recipient on its behalf) to the Administrative Agent for the benefit of the Lenders.

“Minimum West Colton Sale Lender Payment” means the amount payable in cash to the Lenders from the gross proceeds of the sale of the West Colton Terminal assets at the closing of such sale, which is computed as the gross proceeds of such sale, less (a) the WC Transaction Professional Fees, (b) the WC Retained Proceeds, and (c) the WC Permitted Escrow; provided that such Minimum West Colton Sale Lender Payment shall not be less than $[***] cash paid on the closing date of such sale. In the event the Loan Parties wish to retain amounts in excess of the WC Retained Proceeds, the Minimum West Colton Sale Lender Payment shall not be less than $[***] in cash (paid on the closing date of such sale), and then the Loan Parties may retain [***]% (up to a maximum of up to $[***]) of any WC Excess Cash Proceeds; provided however, for the avoidance of doubt, the remaining [***]% of the WC Excess Cash Proceeds (or [***]% if the $[***] cap has been reached) shall be payable in cash to the Lenders.

“Monthly Compliance Certificate” means a certificate substantially in the form of Exhibit D-3.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage” means any deed of trust, trust deeds, deed to secure debt, mortgage, assignment of leases and rents, leasehold mortgage, debenture, or other similar security agreement executed by a Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties granting a Lien on any Material Real Property to secure all or any portion of the Obligations. Each Mortgage shall be in a form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Properties” means all of the real property referred to in the Mortgages and all of the other property that is or is intended under the terms of the Mortgages to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including a Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, as applicable, with respect to any Disposition by a Person, cash and Cash Equivalent proceeds received by or for such Person’s account, net of (a) reasonable, customary, and direct out-of-pocket costs relating to such Disposition and (b) sale, use, or other transactional Taxes paid or payable by such Person as a direct result of such Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

~~“Non-Extending Lender” has the meaning specified in Section 2.17(b).~~

“Non-Recourse Debt” means Indebtedness: (a) as to which neither Borrower nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise, in each case, other than a pledge of the Equity Interests of an Unrestricted Subsidiary that is an obligor on such Indebtedness; and (b) as to which the lenders will not have any recourse to the stock or assets of either Borrower or any Restricted Subsidiary except as contemplated Section  7.01(~~m~~j). For purposes of determining compliance with Section 7.02 hereof, in the event that any Non-Recourse Debt of any Unrestricted Subsidiary ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

“Note” means a promissory note (as amended, restated, amended and restated, or otherwise modified from time to time) made by the Borrowers in favor of a Lender evidencing Loans ~~or Swing Line Loans, as the case may be~~, made by such ~~Lender or the Swing Line~~ Lender, as the case may be, substantially in the form of Exhibit C.

“NPL” means the National Priorities List under CERCLA.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, ~~Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement,~~ in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding, case or other action under any Debtor Relief Laws naming such Person as the debtor in such proceeding, case or other action regardless of whether such interest and fees are allowed claims in such proceeding, case or other action; provided that, the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer to Purchase” means the Offer to Purchase and Agreement of Purchase and Sale, dated as of October 15, 2014, by USD Terminals Canada II ULC in favor of the Canadian Borrower.

“Omnibus Agreement” means, that certain Amended and Restated Omnibus Agreement dated as of June 28, 2021, by and among the US Borrower, the General Partner, the Parent, USDG, and USD Logistics Operations LP, a Delaware limited partnership, as amended, restated, amended and restated, supplemented or otherwise modified from time to time pursuant to terms reasonably acceptable to the Administrative Agent.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation or articles of association and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means ~~(a)~~ with respect to ~~Loans and Swing Line~~ Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loans ~~and Swing Line Loans, as the case may be~~, occurring on such date~~; and (b) with respect to any L/C Obligations on any date, the amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.~~.

“Overnight Rate” means, for any day, the greater of (~~i~~a) the Federal Funds Rate and (~~ii~~b ) an overnight rate determined by the Administrative Agent, ~~the applicable L/C Issuer, or the Swing Line Lender, as the case may be,~~ in accordance with banking industry rules on interbank compensation.

“Parent” means USD Group LLC, a Delaware limited liability Company.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(f).

“Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of USD Partners LP, dated as of April 6, 2022.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) that is sponsored, maintained, or contributed to by a Loan Party or any ERISA Affiliate, or with respect to which a Loan Party or any ERISA Affiliate may have liability; and that is either covered by Title IV of ERISA or subject to the minimum funding standards under Sections 412 and 430 of the Code or Section 302 of ERISA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the US Borrower or any ERISA Affiliate or any such Plan to which the US Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Personal Property Security Act” means the Personal Property Security Act (Alberta) and all other applicable personal property security acts or legislation now or hereafter enacted in any other applicable jurisdiction in Canada or in any province thereof in which the Collateral may be located.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” has the meaning specified in Section 1.3 of the Security Agreement.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means the costs and expenses directly related to US Borrower’s status as a company with common equity registered under Section 12 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, or related to US Borrower’s status as a company with common equity trading in an over-the-counter market, which shall be limited to costs, fees and expenses directly associated with annual, quarterly and current reporting as required by the SEC, Schedule K-1 preparation and distribution to its unitholders, distributions in connection with Canadian tax returns and transfer pricing, compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, compliance with applicable rules and standards of a national stock exchange on which its common equity is traded, independent auditor fees, legal fees, investor relations expenses, registrar and transfer agent fees, independent director fees, and director and officer insurance expenses, the payment of which is to be approved by the CRO. For the avoidance of doubt, fees and expenses related to the CRO’s new or continuing service on the Board, including costs associated with the CRO’s service on the Conflicts Committee or any impact on insurance or other costs (collectively, the “CRO Expenses”), will not be considered a Public Company Cost hereunder.

“Public Lender” has the meaning specified in Section 6.02.

~~“Qualified Notes” means, at any time of measurement, unsecured Indebtedness of the US Borrower (i) that satisfies the requirements of Section 7.02(h) and (ii) in an aggregate principal amount then outstanding of at least $150,000,000.~~

~~“Qualified Notes Offering” means the issuance of any Qualified Notes.~~

“Recipient” means the Administrative Agent~~,~~ and any Lender, ~~and L/C Issuer,~~ as applicable.

“Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, ethanol and ethanol products, asphalt and asphalt products, and other refined petroleum products.

“Register” has the meaning specified in Section 11.06 (c).

“Registration Statement” means that certain Form S-1 Registration Statement dated August 29, 2014, filed with the United States Securities and Exchange Commission with respect to the Common Units, as amended from time to time prior to October 15, 2014.

“Registration Tax Exception” means any fixed or ad valorem registration tax deduction required in case the Credit Agreement is voluntarily registered and/or physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment, or into, from or through any building, structure, or facility.

“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB, or any successor thereto.

“RELIBI Law” means any Tax deduction required under the Luxembourg Law of 23 December 2005, as amended from time to time, introducing in Luxembourg a 20% withholding tax applicable to certain interest payments to Luxembourg resident individual or certain types of unincorporated entities (or any amendments thereof).

~~“Remaining Lender” has the meaning specified in Section 2.17(e).~~

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the Total Credit Outstandings.

~~“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.~~

~~“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.~~

“Rescindable Amount” has the meaning specified in Section 2.12(a)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” ~~means~~ the chief executive officer, president, chief financial officer, treasurer, chief accounting officer, chief operating officer, chief strategy officer, senior vice president, vice president, general counsel, assistant treasurer, controller, Class A Manager or Class B Manager (or a similar officer to any of the foregoing) of a Loan Party or the general partner acting on behalf of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(a), the secretary, any assistant secretary or any authorized signatory of a Loan Party or of the general partner acting on behalf of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or of the general partner acting on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or of the general partner acting on behalf of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Restricted Subsidiary” means any Subsidiary of the US Borrower that has not been designated as an Unrestricted Subsidiary in accordance with the definition thereof; provided that, the US Borrower shall not at any time be entitled to designate the Canadian Borrower as an Unrestricted Subsidiary, and such Subsidiary shall at all times be a Restricted Subsidiary.

“Restructuring Transaction” means any plan, dissolution, winding up, liquidation, sale or disposition of all or substantially all of the assets, or merger of any of the Loan Parties, or any transaction or agreement that changes the treatment, payment, or priority of the Loans or any other Indebtedness, unless otherwise permitted under this Agreement.

~~“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.~~

~~“Revolving Credit Increase Effective Date” has the meaning specified in Section 2.16(d)~~.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any sanction imposed, administered, or enforced by the Canadian government (including the Department of Foreign Affairs and International Trade Canada and the Department of Public Safety Canada), the United States government (including OFAC and the U.S. Department of State), the United Nations, the European Union, His Majesty’s Treasury, or other relevant sanctions authority.

“Sanctioned Country” means any country or territory to the extent that such country or territory, or its government, is the subject of any country- or territory-wide Sanction.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or any other relevant Sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

~~“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.~~

~~“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.~~

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, ~~the Swing Line Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks,~~and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the Amended and Restated Security Agreement between the Guarantors and the Administrative Agent in substantially the form of the attached Exhibit G or such other form as may be requested by the Administrative Agent (acting reasonably), together with each other security agreement and Security Agreement Supplement delivered pursuant to Section 6.11, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Security Agreement Supplement” has the meaning specified in Section 1.3 of the Security Agreement.

“Short-Term Waiver” means, that certain Agreement to Extend Temporary Waiver Period and Waiver of Event of Default for Missed Interest Payment dated as of October 6, 2023, among the Borrowers, the Guarantors, and the financial institutions parties thereto, and the Administrative Agent.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB or a successor administrator of the secured overnight financing rate.

“SOFR Loan” means a Loan denominated in Dollars that bears interest at a rate based on Adjusted Term SOFR~~, other than pursuant to clause (c) of the definition of “Base Rate.”~~.

~~“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.~~

~~“SPE Transaction” means any transaction existing on the Closing Date and future transactions consistent with, and not materially less advantageous to the Loan Parties or the Lenders than, those existing on the Closing Date pursuant to purchase, assignment and assumption and other related agreements whereby USD Rail LLC or USD Rail Canada ULC agrees to both (i) sell and assign its rights, title and interest in and to customer contract payments under certain fleet service agreements for certain railcars, and (ii) assign its respective payment obligations under the related leases for such railcars, in each case, to affiliated or other purchasers.~~

~~“Specified Acquisition” means any Acquisition (other than any Acquisition of an Unrestricted Subsidiary) made by the US Borrower or any of the Restricted Subsidiaries in which the Acquisition Consideration therefor exceeds $25,000,000.~~

~~“Specified Acquisition Period” means, upon the US Borrower’s election pursuant to Section 6.02(j), (a) the fiscal quarter during which the US Borrower or any of the Restricted Subsidiaries consummates a Specified Acquisition and (b) the two fiscal quarters immediately following the fiscal quarter described in clause (a); provided, however, that (i) no more than one Specified Acquisition Period may be in effect at any one time, (ii) no Specified Acquisition Period may become effective if the US Borrower fails to timely elect such Specified Acquisition Period pursuant to the terms of Section 6.02(j) and (iii) no more than one Specified Acquisition Period may be elected with respect to any particular Specified Acquisition.~~

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.14).

“Sponsors” means collectively or individually (a) ~~US Development Group~~USDG and its Controlled Investment Affiliates and (b) Energy Capital Partners and its Controlled Investment Affiliates.

“Stroud Terminal” means the ~~terminaling~~rail terminal facilities owned and operated by Stroud Crude Terminal LLC located in Lincoln County, Oklahoma.

“Stroud Transaction Professional Fees” means the actual, and reasonable and documented professional fees (including but not limited to, legal counsel and financial advisors fees) incurred by the Loan Parties directly related to concluding a sale, disposition, option agreement or other similar transaction of the Stroud Terminal, together with any and all actual, and reasonable and documented Conflicts Committee fees in approving such transaction, incurred by the Loan Parties and as may be consented to by the Administrative Agent, to the extent an Affiliate or Related Party of USDG is the purchaser of the Stroud Terminal. In no event shall the amount of the portion of the Stroud Transaction Professional Fees payable to Lazard exceed the professional fees that Lazard is be entitled to pursuant to that certain fee letter dated as of August 10, 2023.

“Stroud Permitted Escrow” means (i) an escrow amount not to exceed [***]% of the gross proceeds from the sale of the Stroud Terminal to the extent the purchaser is not an Affiliate of any Loan Party or an Affiliate of USDG, or (ii) an escrow amount not to exceed [***]% of such gross proceeds if the purchaser is an Affiliate of any Loan Party or an Affiliate of USDG; provided that, the purchaser has represented that the purchaser and its officers and directors know of no material defects with any of the Stroud Terminal assets, or (iii) [***]% of such gross proceeds for procuring representation and warranties insurance that extends coverage to the representations and warranties of the seller of the Stroud Terminal.

“Subject Defaults” shall mean only the following:

(a)

The identified “Specified Events of Default” expressly set forth in Amendment No. 4: (i) failure of the Borrowers to timely deliver the notices required under Section 6.03 (a) of the Credit Agreement setting forth the occurrence of a Default, that resulted in an Event of Default under Section 8.01(b), (ii) failure of the Borrowers to timely deliver the notices required under Section 6.03 (b) of the Credit Agreement setting forth the occurrence of a Material Adverse Effect that resulted in an Event of Default under Section 8.01(b), and (iii) Borrowers’ admission in writing of their inability or failure to be able to pay their debts as they become due that resulted in an Event of Default under Section 8.01(g) of the Credit Agreement.

(b)

The identified “Interest Payment Default” as expressly set forth in the Short-Term Waiver: failure by the Borrowers to make the interest payment due under the Credit Agreement on October 10, 2023, that resulted in an Event of Default under Section 8.01(a)(ii) of the Credit Agreement.

(c)

The identified “Maturity Date Payment Default” as expressly set forth in the Extended Short Term Waiver: failure by the Borrowers to pay the outstanding Obligations on the Maturity Date, that resulted in an Event of Default under Section 8.01(a)(i) and 8.01(a)(ii) of the Credit Agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.

“Supermajority Lenders” means, at any time, Lenders holding more than 66 2/3% of the sum of the Total Credit Outstanding.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

~~“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04~~.

~~“Swing Line Lender”~~ means Bank of Montreal in its capacity as provider of Swing Line Loans~~, or any successor swing line lender hereunder~~ prior to the Amendment No. 5 Effective Date.

~~“Swing Line Loan” has the meaning specified in Section 2.04(a)~~.

~~“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.~~

~~“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.~~

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to ~~(a) in the case of SOFR Loans,~~ the first day of such applicable Interest Period~~, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case~~ as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminal Deeds” has the meaning specified in Section 5.08(b).

“Terminals” means, collectively (a) the Hardisty Terminal; (b) the Stroud Terminal; (c) ~~the Casper~~West Colton Terminal~~;~~, and (d) any other terminals, storage facilities, wharfage, tankage and loading racks owned or leased by any Loan Party that are used in the Business.

~~“Terminating Lender” has the meaning specified in Section 2.17(e)~~.

“Threshold Amount” means $~~10,000,000~~1,000,000 .

“Total Credit Exposure” means, at any time, the aggregate ~~unused Commitments and the aggregate Revolving~~ Credit Exposure at such time.

“Total ~~Revolving~~ Credit Outstandings” means the aggregate Outstanding Amount of all Loans~~, Swing Line Loans and L/C Obligations~~.

~~“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.~~

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Quarterly Financial Statements” means the unaudited consolidated balance sheet of the US Borrower and the Restricted Subsidiaries for the fiscal quarter ended ~~June~~September  30,  ~~2018~~2023, and the related consolidated statements of income or operations, partners’ capital, retained earnings and cash flows for the fiscal quarter ended on that date.

“United States” and “U.S.” mean the United States of America.

~~“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).~~

“Unrestricted Cash” means unrestricted cash and Cash Equivalents of the Loan Parties that is subject to a perfected Lien in favor of the Administrative Agent securing the Obligations, which cash and Cash Equivalents are subject to no Liens other than such Liens in favor of the Administrative Agent and ordinary course Liens in favor of a depositary or securities intermediary where such cash or Cash Equivalents are held.

“Unrestricted Subsidiary” means any Subsidiary of the US Borrower that is designated by the US Borrower as an Unrestricted Subsidiary, but only to the extent that: (a) such Subsidiary has no Indebtedness other than (i) Non-Recourse Debt and (ii) Indebtedness guaranteed by a Loan Party in accordance with Section 7.02 which would not cause violation of the ~~financial covenants~~liquidity covenant set forth in Section 7.11; (b) except as permitted by Section 7.08, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the US Borrower or any Restricted Subsidiary; (c) such Subsidiary is a Person with respect to which neither the US Borrower nor any of the Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; (d) such Subsidiary is not a Guarantor and has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the US Borrower or any of the Restricted Subsidiaries; (e) such designation complies with Section 6.15 and (f) such Subsidiary has not been redesignated as a Restricted Subsidiary under Section 6.15. Any designation of a Subsidiary of the US Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by a certificate from a Responsible Officer of the US Borrower certifying that such designation complied with the preceding conditions. As of the ~~Closing~~Amendment No. 5 Effective Date, there are no Unrestricted Subsidiaries and, notwithstanding anything to the contrary in this Agreement, the Borrowers shall not be permitted to designate any Subsidiary as an Unrestricted Subsidiary from and after the Amendment No. 5 Effective Date.

“U.S. Bank” means U.S. Bank, National Association.

“US Borrower” has the meaning specified in the introductory paragraph hereto.

“US Borrower Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of the US Borrower (as amended, restated, or otherwise modified from time to time) dated as of October 15, 2014, by and among the General Partner, the Parent, and the other limited partners party thereto.

“USDCF” means USD Clean Fuels LLC, a Delaware limited liability company.

“USDCF Majority Investor” means, at any time, any Person who directly or indirectly owns and controls legally and beneficially any Equity Interests in USDCF.

“~~US Development Group~~USDG” means US Development Group LLC, a Delaware limited liability company.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii).

“Weekly Compliance Certificate” means a certificate substantially in the form of Exhibit D-2.

“West Colton Terminal” means the rail terminal facilities owned and operated by West Colton Rail Terminal LLC located in San Bernadino County, California.

“WC Excess Cash Proceeds” means, gross proceeds from the sale of the West Colton Terminal, less WC Transaction Professional Fees, less the WC Retained Proceeds, and less the WC Permitted Escrow.

“WC Transaction Professional Fees” means the actual and reasonable professional fees (including, but not limited to, legal counsel and financial advisor fees) incurred by the Loan Parties, directly related to concluding a sale of the West Colton Terminal, together with any and all actual, and reasonable and documented professional fees incurred by the Conflicts Committee, in approving such sale, to the extent an Affiliate or Related Party of USDG (for purposes of this computation, USDCF and any USDCF Majority Investor, and their successors and assigns, shall be deemed Affiliates of USDG) is the purchaser of the West Colton Terminal. In no event shall the amount of the WC Transaction Professional Fees incurred by the Loan Parties exceed $[***] save and except any additional fees [***] may be entitled to pursuant to a gross purchase price of the West Colton Terminal assets in excess of $[***] pursuant to that certain fee letter dated as of August 10, 2023. For the avoidance of doubt, the above referenced cap amount of $[***] includes [***] for a gross sale price of the West Colton Terminal assets up to $[***] and additional fees will be approximately [***]% of a sale price in excess of $[***].

“WC Retained Proceeds” means $[***] from the gross proceeds from the sale of the West Colton Terminal provided that, should the sale of the Stroud Terminal close before the sale of the West Colton Terminal, the parties shall renegotiate a lower amount of WC Retained Proceeds.

“WC Permitted Escrow” means (a) an escrow amount not to exceed [***]% of the gross proceeds from the sale of the West Colton Terminal to the extent the purchaser is not an Affiliate of any Loan Party or an Affiliate of USDG, or (b) an escrow amount not to exceed [***]% of such gross proceeds if the purchaser is an Affiliate of any Loan Party or an Affiliate of USDG (for purposes of this computation, USDCF and any USDCF Majority Investor, and their successors and assigns, shall be deemed Affiliates of USDG), provided that, the purchaser has represented that the purchaser and its officers and directors know of no material defects with any of the West Colton Terminal assets, or (c) [***]% of such gross proceeds for procuring representation and warranties insurance that extends coverage to the representations and warranties of the seller of the West Colton Terminal.

“Withholding Agent” means the Loan Parties and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s law): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.03. Accounting Terms~~.~~ .

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of ~~any financial~~the liquidity covenant) contained herein, Indebtedness of the US Borrower and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the US Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and US Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the US Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect on the Closing Date for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the US Borrower, the Administrative Agent and the Required Lenders shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

~~(c) SPE Transactions. For the avoidance of doubt, any financial covenant calculations shall exclude any amounts arising from the SPE Transactions.~~

Section 1.04. Rounding. Any financial ratios required to be maintained by the US Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

Section 1.06. ~~Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.~~Divisions~~Section 1.07. Divisions~~. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section ~~1.08~~1.07. Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to ~~make Loans~~continue its Loans made to the Borrowers in Dollars ~~from time to time on any Business Day during the period from the Closing Date until such Lender’s Maturity Date, in an~~prior to the Amendment No. 5 Effective Date, in the aggregate amount ~~not to exceed at any time outstanding the amount of~~equal to such Lender’s Commitment~~; provided, however, that after giving effect to any Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Commitments and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Loans may be Base Rate Loans or SOFR Loans, as further provided herein.~~ as set forth on Schedule 2.01. No Borrowings of any Loans shall be made on or after the Amendment No. 5 Effective Date. The Loans are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance.

Section 2.02. ~~Borrowings, Conversions and~~ Continuations of Loans~~.~~ .

(a) Each ~~Borrowing, each conversion of Loans from one Type to the other, and each~~ continuation of ~~SOFR~~ Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. ~~(i)~~ three Business Days prior to the requested date of any ~~Borrowing of, conversion to or continuation of SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Base Rate~~continuation of Loans. Each continuation of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is the US Borrower or the Canadian Borrower, (ii) whether the applicable Borrower is requesting a ~~Borrowing, a conversion~~continuation of Loans ~~from one Type to the other, or a continuation of SOFR Loans, as the case may be~~, (~~ii~~iii) the requested date of the ~~Borrowing, conversion or~~ continuation, ~~as the case may be~~ (which shall be a Business Day), (~~iii~~iv ) the principal amount of Loans to be ~~borrowed, converted or~~ continued~~, (iv) the Type of Loans to be borrowed or to which Loans are to be converted~~, and (v) if applicable, the duration of the Interest Period with respect thereto. If ~~an Event of Default has occurred or is continuing, a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the Loans so requested shall be made as (in the case of a failure to specify a Type of Loan in a Loan Notice), or converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If~~ a Borrower requests a ~~Borrowing of, conversion to, or~~ continuation of ~~SOFR~~ Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. ~~Notwithstanding anything to the contrary contained herein, a Swing Line Loan may not be converted to a SOFR Loan.~~

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Facility of the Loans~~, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in~~

~~like funds as received by the Administrative Agent either, at the applicable Borrower’s election, by (i) crediting the account of such Borrower on the books of BMO with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing is given by the applicable Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.~~.

(c) Except as otherwise provided herein, a SOFR Loan may be continued ~~or converted~~ only on the last day of an Interest Period for such SOFR Loan. During the existence of a Default, (i) no Loans may be ~~requested as, converted to or~~ continued as ~~SOFR~~ Loans without the consent of the Required Lenders and (ii) the Required Lenders may demand that any or all of the then outstanding ~~SOFR~~ Loans under the Facility be prepaid on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~SOFR~~ Loans upon determination of such interest rate. ~~At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify each Borrower and the Lenders of any change in BMO’s prime rate or reference rate, as the case may be, used in determining the Base Rate promptly following the public announcement of such change; provided, that any failure to provide such notice shall not affect the validity of such change.~~

(e) After giving effect to all ~~Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type~~, there shall not be more than five Interest Periods in effect in respect of the Aggregate Commitments.

Section 2.03. ~~Letters of Credit.~~ [Reserved].

~~(a) The Letter of Credit Commitment.~~

~~(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer severally agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of a Borrower or any Restricted Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or any Restricted Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance, increase, extension, or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested~~

~~complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.~~

~~(ii) No L/C Issuer shall issue, increase, or extend any Letter of Credit if:~~

~~(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer and the Required Lenders have approved such expiry date; or~~

~~(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders and the applicable L/C Issuer have approved such expiry date.~~

~~(iii) No L/C Issuer shall be under any obligation to issue, increase, or extend any Letter of Credit if:~~

~~(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing, increasing, or extending the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance, increase, or extension of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;~~

~~(B) the issuance, increase, or extension of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;~~

~~(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;~~

~~(D) the Letter of Credit is to be denominated in a currency other than Dollars;~~

~~(E) any Lender is at that time a Defaulting Lender or a Terminating Lender, as applicable, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Defaulting Lender or Terminating Lender, as applicable, to eliminate such L/C Issuer’s actual or potential Fronting Exposure~~

~~(after giving effect to Section 2.15(a)(iv) and, in respect of a Terminating Lender, any reallocation pursuant to Section 2.17 in respect thereof) with respect to the Defaulting Lender or a Terminating Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;~~

~~(F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;~~

~~(G) the issuance, increase, or extension of the Letter of Credit would cause the Outstanding Amount of all L/C Obligations relating to Letters of Credit issued by such L/C Issuer to exceed such L/C Issuer’s L/C Issuer Sublimit; or~~

~~(H) the expiry date of the requested Letter of Credit would occur after such L/C Issuer’s Maturity Date, unless the L/C Issuer thereof has approved of such expiration date and the L/C Obligations in respect of such requested Letter of Credit have been Cash Collateralized or back-stopped in an amount and pursuant to arrangements reasonably satisfactory to such L/C Issuer (for the avoidance of doubt, such Letter of Credit shall cease to be a Letter of Credit under this Agreement upon such L/C Issuer’s Maturity Date).~~

~~(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.~~

~~(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.~~

~~(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.~~

~~(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.~~

~~(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any~~

~~other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.~~

~~(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.~~

~~(iii) If a Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic annual extension provisions for one-year periods (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.~~

~~Unless otherwise directed by the applicable L/C Issuer, the applicable Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the annual extension of such Letter of Credit by a period of one year at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or a Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.~~

~~(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.~~

~~(c) Drawings and Reimbursements; Funding of Participations.~~

~~(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day after the date of any payment by an L/C Issuer under a Letter of Credit (or 11:00 a.m. on the next succeeding Business Day if notice of such drawing is received after 10:00 a.m. on the date of payment) (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to timely reimburse the applicable L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.~~

~~(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.~~

~~(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.~~

~~(iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.~~

~~(v) Each Lender’s obligation to make Loans or L/C Advances to reimburse the respective L/C Issuers for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, a Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit issued by it, together with interest as provided herein.~~

~~(vi) If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest~~

~~and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.~~

~~(d) Repayment of Participations.~~

~~(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.~~

~~(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.~~

~~(e) Obligations Absolute. The obligation of each Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:~~

~~(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;~~

~~(ii) the existence of any claim, counterclaim, setoff, defense or other right that either Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;~~

~~(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;~~

~~(iv) any waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of either Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice either Borrower;~~

~~(v) any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;~~

~~(vi) any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;~~

~~(vii) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding, case or other action under any Debtor Relief Law;~~

~~(viii) [reserved]; or~~

~~(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any of its Subsidiaries.~~

~~Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the applicable L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.~~

~~(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of all the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not~~

~~intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, each Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the applicable L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.~~

~~(g) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to either Borrower for, and no L/C Issuer’s rights and remedies against either Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.~~

~~(h) Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account of each Lender, subject to Section 2.15, in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit requested by it equal to the Applicable Rate times the the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiration date of such Letter of Credit, and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.~~

~~(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. On the date of issuance or extension, or increase in the amount, of each Letter of Credit, the applicable Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to such Letter of Credit issued, extended, or increased by such L/C Issuer in an amount equal to 0.250% of the face amount of (or of the increase in the face amount of) such Letter of Credit. For purposes of computing the face amount of any Letter of Credit, the face amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the applicable Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other reasonable standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.~~

~~(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.~~

~~(k) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the applicable Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.~~

Section 2.04. ~~Swing Line Loans.~~ [Reserved].

~~(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to the US Borrower from time to time on any Business Day during the period from the Closing Date until the Swing Line Lender’s Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided~~, ~~however~~, ~~that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Commitments and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the US Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrower may borrow under this Section 2.04, prepay under Section 2.05~~, ~~and reborrow under this Section 2.04~~. ~~Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.~~

~~(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the US Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (i) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (ii) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the US Borrower.~~

~~(c) Refinancing of Swing Line Loans.~~

~~(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Swing Line Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the US Borrower with a copy of the applicable Swing Line Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Swing Line Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Swing Line Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the US Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.~~

~~(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.~~

~~(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.~~

~~(iv) Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the US Borrower to repay Swing Line Loans, together with interest as provided herein.~~

~~(d) Repayment of Participations.~~

~~(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.~~

~~(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.~~

~~(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the US Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.~~

~~(f) Payments Directly to Swing Line Lender. The US Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.~~

Section 2.05. Prepayments~~. (a) Optional. ..~~

(~~i~~a) Optional. Each Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that, (~~A~~i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. ~~(1)~~ three Business Days prior to any date of prepayment of ~~SOFR~~ Loans~~, and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding~~.. Each such notice shall specify the date and amount of such prepayment and ~~the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid,~~ the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Facility). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

~~(ii) Either Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.~~

(b) Mandatory.

~~(i) If for any reason the Total Revolving Credit Outstandings exceed the Aggregate Commitments at such time, the Borrowers shall immediately prepay Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.~~

(i) (A) Upon closing of the sale of the West Colton Terminal, the Borrowers shall cause the Minimum West Colton Sale Lender Payment immediately wired directly from the purchaser of such assets to the Administrative Agent to prepay the Loans in an aggregate amount equal to [***]% of the Minimum West Colton Sale Lender Payment, and (B) upon closing of the sale of the Stroud Terminal, the Borrowers shall cause the Minimum Stroud Sale Lender Payment immediately wired directly from the purchaser of such assets to the Administrative Agent to prepay the Loans in an aggregate amount equal to [***]% of the Minimum Stroud Sale Lender Payment.

(ii) Unless otherwise agreed in writing by the Administrative Agent~~,~~ and Required Lenders, (A) if any Borrower or any Restricted Subsidiary shall, at any time, Dispose of any Property otherwise permitted by Section 7.05 of the Credit Agreement, the Borrowers shall ~~have~~cause such funds to be immediately wired directly from the Purchaser of such assets ~~(or the Hedge Bank in the event of an unwinding of any Swap Contract)~~ to the Administrative Agent ~~immediately upon receipt by any Borrower or Restricted Subsidiary of the Net Cash Proceeds thereof (but in no event later than 1 day following receipt of such Net Cash Proceeds)~~ to prepay the Loans ~~and L/C Borrowings~~ in an aggregate amount equal to 100% of the Net Cash Proceeds from such Disposition or in such other amount as the Administrative Agent and Required Lenders may decide~~.~~, and (B) all amounts in any sale escrow accounts (including any amounts being held in escrow for the sale of the Casper Terminal, such escrow amounts remain as collateral of the Lenders), shall be wired immediately upon release to the Administrative Agent and shall prepay the Loans in an amount equal to such escrow amount.

(iii) If any Loan Party has any Excess Cash on the last Business Day of each month (each such date, a “Measurement Date”), such Loan Party shall prepay the Loans in an amount equal to such Excess Cash on such Measurement Date, by not later than five (5) Business Days after such Measurement Date.

(c) Application of Prepayments; Interest. The proceeds of each prepayment made pursuant to this Section 2.05 shall be applied first~~, to the principal amount of outstanding Swing Line Loans; second, to L/C Borrowings; and third,~~ to the principal amount of outstanding Loans. Any prepayment made pursuant to this Section 2.05 shall be accompanied by ~~all accrued interest on the principal amount prepaid, together with~~ any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.05 shall be applied ratably to the Facility, and subject to Section 2.15, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility. Any prepayment made pursuant to this Section 2.05, shall permanently reduce the Aggregate Commitments, and the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

Section 2.06. Termination or Reduction of Commitments~~.~~ .

(a) Optional. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, ~~the Letter of Credit Sublimit or the Swing Line Sublimit~~, or from time to time permanently reduce the Aggregate Commitments~~, the Letter of Credit Sublimit or the Swing Line Sublimit~~; provided that: (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce ~~(A)~~ the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total ~~Revolving~~ Credit Outstandings would exceed the Aggregate Commitments~~, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.~~.

(b) Mandatory. ~~If after giving effect to any reduction or termination of~~Upon each prepayment made pursuant to Section 2.05 (including the prepayment of any Excess Cash under Section 2.05(b)(iii)) the Aggregate Commitments ~~under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Aggregate Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be,~~ shall be automatically and permanently reduced in such prepayment amount, and the Commitment of each Lender shall be reduced by ~~the amount of such excess~~such Lender’s Applicable Percentage of such reduction amount.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the ~~Letter of Credit Sublimit, Swing Line Sublimit or the~~ Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans~~.~~ .

(a) Loans. The Borrowers shall repay to the Lenders on the applicable Maturity Date the aggregate principal amount of all Loans outstanding on such date.

~~(b) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date applicable to the Swing Line Lender.~~

(~~c~~b) Currencies. Each Loan shall be repaid by the applicable Borrower in the currency in which such Loan was borrowed.

~~(d) Non-Extending Lenders. The Borrowers shall make all payments required under Section 2.17 to each Non-Extending Lender.~~

Section 2.08. Interest. .

(a) Subject to the provisions of Section 2.08(b), ~~(i)~~ each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~Adjusted Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus~~ the Applicable Rate.

(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) While any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(v) If any amount of principal of any Loan is prepaid in accordance with Section 2.05, such interest accruing on such portion of prepaid Loans shall cease to accrue on such date of prepayment and shall be paid in kind as set forth in Section 2.08(b).

(b) ~~Interest on each Loan shall be due and payable in arrears on each~~Commencing as of the Amendment No. 5 Effective Date, interest owing on each Loan after such date, shall be paid in kind by ratably increasing the amount of principal of the applicable Loan by the amount of such interest due, on a quarterly basis, on each applicable Interest Payment Date ~~applicable thereto and at such other times as may be specified herein~~. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, case, or other action under any Debtor Relief Law. Notwithstanding anything to the contrary herein, the interest on the Loans due and owing on October 10, 2023, shall be paid in kind by ratably increasing the amount of the Loans by the amount of such interest due, and such adjusted principal shall incur interest from such original Interest Payment Date.

(c) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever a rate of interest or fee rate hereunder or under any of the Loan Documents is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(d) The principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder.

(e) The rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.09. Fees~~. In addition to certain fees described in Sections 2.03(h) and (i):~~

~~(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate for commitment fees times the actual daily amount by which the Aggregate Commitments exceeds the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the period commencing on the Closing Date until the applicable Maturity Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date and on each Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.~~

(i) Consent Fee. On the Amendment No. 5 Effective Date, the Administrative Agent shall earn, for the ratable account of each Lender (other than a Defaulting Lender), a consent fee in Dollars equal to such Lender’s Applicable Percentage of the amount that is [***]% of the Aggregate Commitments on such date, which consent fee shall be paid in kind on such date by ratably increasing principal amount of the applicable Loans..

(ii) Exit Fee. On the Amendment No. 5 Effective Date, the Administrative Agent shall earn, for the ratable account of each Lender (other than a Defaulting Lender), an exit fee in Dollars equal to such Lender’s Applicable Percentage of the amount that is [***]% of the Aggregate Commitments on such date, which exit fee shall be payable in cash on the earlier of the date the Obligations are paid in full in cash or the Maturity Date.

(b) Other Fees.

(i) The Borrowers shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10. Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate; Conforming Changes~~.~~ .

(a) ~~All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Adjusted Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.~~ All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided ~~that~~, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

~~(b) If, as a result of any restatement of or other adjustment to the financial statements of the US Borrower or for any other reason, the US Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the US Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Sections 2.03(c)(iii), 2.03(h) or 2.08 (b) or under Article VIII. Each Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.~~

(~~c~~b) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.11. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, ~~Type (if applicable),~~ amount, currency and maturity of its Loans and payments with respect thereto.

~~(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.~~

Section 2.12. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition, deduction or withholdings for any counterclaim, defense, recoupment, or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. All payments due under this Agreement shall be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

~~(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.~~

(i) [reserved].

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders ~~or an L/C Issuer hereunder~~ that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may (but shall not be required to), in reliance upon such assumption, distribute to the Lenders ~~or the applicable L/C Issuer~~, as the case may be, the amount due. With respect to any payment that Administrative Agent makes to any Lender~~, L/C Issuer~~ or other Secured Party as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from a Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or either Borrower with respect to any amount owing under this subsection (a) shall be conclusive, absent manifest error.

(b) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, ~~to fund participations in Letters of Credit and Swing Line Loans~~ and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(d) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, ~~L/C Borrowings,~~ interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, and (ii) second, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties~~, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties~~.

Section 2.13. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans ~~and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders~~, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be~~,~~; provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) ~~the application of Cash Collateral provided for in Section 2.14, or (z)~~ any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans ~~or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant~~, other than an assignment to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Section 2.14. ~~Cash Collateral~~[Reserved].

~~(a) Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or any L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent~~

~~determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that are free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.~~

~~(b) Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at BMO. Each Borrower shall pay on demand therefor from time to time all customary and reasonable account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.~~

~~(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.~~

~~(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.~~

Section 2.15. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in Section 11.01 and in the definition of “Required Lenders”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, ~~to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth,~~ as the Borrowers may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; ~~fifth~~third , if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to ~~(x)~~ satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement ~~and (y) Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth~~; fourth, to the payment of any amounts owing to the Lenders~~, the L/C Issuers or Swing Line Lender~~ as a result of any judgment of a court of competent jurisdiction obtained by any ~~Lender, any L/C Issuer or the Swing Line~~ Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; ~~seventh~~fifth , so long as no Default exists, to the payment of any amounts owing to either Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and ~~eighth~~sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans ~~or L/C Borrowings~~ in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made ~~or the related Letters of Credit were issued~~ at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, ~~and L/C Obligations owed to,~~ all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, ~~or L/C Obligations owed to,~~ such Defaulting Lender until such time as all ~~Loans and funded and unfunded participations in L/C Obligations and Swing Line~~ Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender ~~or to post Cash Collateral~~ pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) ~~Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section  2.14.~~[reserved].

(C) ~~With respect to any fee payable under Section 2.09(a), any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, each Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.~~[reserved].

(iv) ~~Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be automatically reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless either Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.~~[reserved].

(v) ~~Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.~~[reserved].

(b) Defaulting Lender Cure. If each Borrower~~,~~ and the Administrative Agent~~, Swing Line Lender and the L/C Issuers~~ agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein ~~(which may include arrangements with respect to any Cash Collateral)~~, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the ~~Loans and funded and unfunded participations in Letters of Credit and Swing Line~~ Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.16. ~~Increase in Commitments~~[Reserved].

~~(a) Request for Increase. Prior to the latest Maturity Date (determined at the time of request), provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders identified by the Borrowers), the Borrowers may from time to time, request increases in the aggregate Commitments; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) no such increase shall be permitted if after giving effect thereto the Aggregate Commitments would exceed $390,000,000. At the time of sending such notice to the Administrative Agent, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the applicable Lenders).~~

~~(b) Lender Elections to Increase. Each applicable Lender shall notify the Administrative Agent within such time period determined as set forth in clause (a) above whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any applicable Lender not responding within such time period shall be deemed to have declined to increase its Commitment.~~

~~(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers of the Lenders’ responses to each request made hereunder. Subject to the approval of the Administrative Agent and each L/C Issuer (which approvals shall not be unreasonably withheld) to the same extent their approval would be needed for an assignment to such new lender, the Borrowers may also invite additional Eligible Assignees (including prior to, and in lieu of, inviting Lenders) to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel (so long as the Commitment of each such Eligible Assignee equals or exceeds $5,000,000 on the Revolving Credit Increase Effective Date).~~

~~(d) Effective Date and Allocations. If the aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.~~

~~(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching thereto the resolutions adopted by the board of directors or other equivalent governing body of such Loan Party approving and consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.16(e), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, and (B) no Default exists or will result from such increase. The Borrowers shall prepay (or make other arrangements reasonably acceptable to the Administrative Agent with respect to) any Loans outstanding on the Revolving Credit Increase Effective Date (and pay (or otherwise make arrangements reasonably acceptable to each relevant Lender with respect to) any additional amounts required pursuant to Section 3.05) to the extent necessary (as determined by the Administrative Agent in consultation with the US Borrower) to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.~~

~~(f) General. If any Lender’s Commitment is increased in accordance with this Section 2.16, (i) immediately upon each Revolving Credit Increase Effective Date, Schedule 2.01 hereof shall be amended and restated to set forth all Lenders and their respective Commitments after giving effect to such increases, (ii) all calculations and payments of interest on the Loans shall take into account the actual Commitments of each Lender and the principal amount outstanding of each Loan made by such Lender during the relevant period of time, and (iii) immediately upon each Revolving Credit Increase Effective Date, each Lender’s participation in the L/C Obligations and Swing Line Loans on such Revolving Credit Increase Effective Date shall automatically be deemed to equal such Lender’s Applicable Percentage of the L/C Obligations and Swing Line Loans (after giving effect to the Commitment increases on such Revolving Credit Increase Effective Date).~~

~~(g) Conflicting Provisions. This Section 2.16 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.~~

Section 2.17. ~~Extension of Maturity Date~~[Reserved].

~~(a) Request of Extension. No later than thirty (30) days prior to the latest Maturity Date (determined at the time of request), upon written notice to the Administrative Agent (which shall promptly notify the Lenders and L/C Issuers of such notice), the Borrower shall have the option to request (such request, an “Extension Request”) an extension of the latest Maturity Date (determined at the time of request) then in effect for an additional one-year period with respect to the existing Commitments; provided that no more than one (1) one-year extension shall be permitted hereunder as of the Amendment No. 1 Effective Date. Any election by a Lender and L/C Issuer to extend its Commitment will be at such Lender’s and L/C Issuer’s sole discretion and such Lender’s failure to provide written consent to an Extension Request within fifteen (15) Business Days from the date of delivery of such Extension Request shall be deemed to be a refusal by such Lender to so extend its Maturity Date.~~

~~(b) Extension; Conditions Precedent. Subject to the Administrative Agent’s receipt of written consents to such Extension Request from the Required Lenders (each such consenting Lender, an “Extending Lender”) and so long as no Default then exists or would be caused thereby, the Maturity Date shall be extended for an additional one-year period for each Extending Lender (the date on which all applicable conditions are satisfied and such extension occurs, the “Extension Effective Date”); provided that (i) each non-extending Lender (together with its successors and assigns, each a “Non-Extending Lender”) shall be required only to complete its Commitment up to the previously effective Maturity Date (without giving effect to such Extension Request), (ii)(A) the Commitment of each Extending Lender (including the Commitment of each Additional Lender (as defined below)) shall be on the same terms and conditions as the Commitment of each other Extending Lender and Additional Lender and (B) the Commitment of each Extending Lender shall be on the same terms and conditions as the Commitment of each Non-Extending Lender, except that: (1) the Maturity Date of the Extending Lenders may be delayed to a later date than the Maturity Date of the Non-Extending Lenders; (2) fees (whether in the form of arrangement, structuring, upfront, or other fees or discounts, but excluding commitment fees, Letter of Credit Fees, and, except for any fees under Section 2.09(b), any other fees expressly provided for in this Agreement) with respect to the Extending Lenders may be different from fees with respect to the Non-Extending Lenders and (3) any other covenants and terms (including, without limitation, pricing) that apply solely to any period after the latest Maturity Date (determined at the time of extension) in effect immediately prior to the Extension Effective Date may be different from covenants and terms that apply to any period prior to such date, and (iii) the Borrowers shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the applicable Extension Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each Loan Party (A) certifying and attaching thereto the resolutions adopted by the board of directors or other equivalent governing body of each of the Loan Parties approving and consenting to such extension and (B) in the case of the Borrowers, certifying that, as of and immediately after giving effect to the applicable Extension Effective Date, (y) the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, are true and correct in all material respects (except for such representations and warranties that have a materiality or Material~~

~~Adverse Effect qualification, which shall be true and correct in all respects) on and as of the applicable Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and, except that for purposes of this Section 2.17(b), the representations and warranties contained in Sections 5.05(a) and (b) are deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively and (z) no Default exists or will result from such extension; provided, further, that with respect to any previously Non-Extending Lender who is an Extending Lender with respect to a current Extension Request, by giving its consent, such Extending Lender shall also be deemed to have approved each prior extension of its Maturity Date as to which it was a Non-Extending Lender.~~

~~(c) Payments to Non-Extending Lenders; Reduction of Commitment. The unpaid principal amount of all Loans owing to each Non-Extending Lender, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement and all other amounts due to such Non-Extending Lender under this Agreement, including any breakage fees or costs that are payable pursuant to this Agreement, shall become due and payable by the Borrowers on such Non-Extending Lender’s effective Maturity Date (for the avoidance of doubt, without giving effect to such Extension Request) or the earlier replacement of such Non-Extending Lender pursuant to Section 2.17(d) below. The Aggregate Commitments shall be reduced by the total Commitments of all Non-Extending Lenders expiring on each such Non-Extending Lender’s effective Maturity Date (for the avoidance of doubt, without giving effect to such Extension Request), unless and until one or more lenders (including other Lenders) shall have agreed to assume a, or increase its, Commitment hereunder (in which case such portion of the Aggregate Commitment shall be reinstated for such new Lender pursuant to this Section). Each Non-Extending Lender shall be required to maintain its original Commitment until its Maturity Date (for the avoidance of doubt, without giving effect to such Extension Request) that such Non-Extending Lender had previously agreed upon.~~

~~(d) Replacement of Lender. The Borrower shall have the right at any time to replace each Non-Extending Lender (i) with one or more financial institutions (each, an “Additional Lender”) (A) that are existing Lenders (and, if any such Additional Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date) or (B) that are not existing Lenders; provided that any financial institution that is not an existing Lender (x) must be an Eligible Assignee and (y) must become a Lender for all purposes under this Agreement pursuant to an Assignment and Assumption and (ii) on a non-pro rata basis with any such financial institution that is willing to grant the Extension Request, including at a higher or lower Commitment than such Non-Extending Lenders’ respective Commitments; provided further that that any replacement of one or more Non-Extending Lenders that results in a higher Aggregate Commitment than the Aggregate Commitment in effect prior the applicable Extension Effective Date shall, to the extent of such excess, be effected pursuant to the requirements of Section 2.16.~~

~~(e) General. If any Maturity Date is extended in accordance with this Section 2.17, (i) upon such Extension Effective Date, Schedule 2.01 hereof shall be amended and restated to set forth all Lenders (including any Additional Lenders) and their respective Commitments and Maturity Dates after giving effect to such extensions, (ii) all calculations and payments of interest on the Loans shall take into account the actual Commitments of each Lender and the principal amount outstanding of each Loan made by such Lender during the relevant period of time, and (iii) immediately prior to the occurrence of (A) the original Maturity Date and (B) any extended Maturity Date (other than the latest Maturity Date that is not then being extended), the participation interest in L/C Obligations and Swing Line Loans of each Lender whose Commitment terminates on such Maturity Date (a “Terminating Lender”) shall be automatically reallocated (effective on such Maturity Date) among the Lenders whose Commitments do not terminate on such Maturity Date (each a “Remaining Lender”) in accordance with their Applicable Percentages (calculated without regard to such Terminating Lenders’ Commitment) but only to the extent that (x) the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied at the time of such reallocation (and, unless the Borrowers have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Remaining Lender to exceed such Remaining Lender’s Commitment. If the reallocation described in this Section 2.17(e) cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to the Administrative Agent, the Lenders, or any L/C Issuer hereunder or under Law, (x) first, prepay Swing Line Loans in an amount equal to the portion of the Swing Line Lender’s Fronting Exposure that was attributable to Terminating Lenders but was not so reallocated and (y) second, Cash Collateralize each L/C Issuer’s Fronting Exposure in an amount equal to the portion of such L/C Issuer’s Fronting Exposure (plus all related fees and expenses with respect to such Letters of Credit then outstanding over their remaining terms) that was attributable to Terminating Lenders but was not so reallocated.~~

~~(f) Conflicting Provisions. This Section 2.17 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.~~

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any Obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrowers. The Borrowers, as applicable, shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Loan Parties. Each Loan Party shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Law, other than the Code, or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding Tax in that jurisdiction, to the extent the Lender is legally entitled to deliver such documentation) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to each Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to each Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of either Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8 BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8 BEN-E (as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8 BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(iv) The Administrative Agent (and any assignee or successor) will deliver, to the Borrowers, on or prior to the execution and delivery of this Agreement (or, assignment or succession, if applicable), either (i) (A) two (2) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (B) two (2) duly completed copies of IRS Form W-8IMY (certifying that it is either a “qualified intermediary” or a “U.S. branch”) for the amounts the Administrative Agent receives for the account of others, or (ii) two (2) executed copies of IRS Form W-9, whichever is applicable, and in each case of (i) and (ii), with the effect that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any taxes imposed by the United States.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender ~~or L/C Issuer~~, the termination of the Commitments and the repayment, satisfaction, or discharge of all other Obligations.

Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans, or to determine or charge interest rates based upon SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank or money market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue the relevant Loans in the affected currency or currencies shall be suspended~~; provided that if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans, the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist~~. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~SOFR~~ Loans of such Lender to ~~Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary~~any evolving or then prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar denominated syndicated credit facilities at such time to avoid such illegality~~, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate)~~, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~SOFR~~ Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~SOFR~~ Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension, compute~~, in~~ the ~~case of SOFR Loans, the Base Rate applicable to such Lender without reference to the Adjusted Term SOFR component~~rate using any evolving or then prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar denominated syndicated credit facilities at such time thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03. Inability to Determine Rates.

(a) If in connection with any request for a continuation of SOFR Loan ~~or a conversion to or continuation thereof~~, (i) subject to Section 3.03(b), the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (A) “Term SOFR” cannot be determined pursuant to the definition thereof or (B) adequate and reasonable means do not exist for determining Adjusted Term SOFR or any component thereof for any requested Interest Period with respect to a proposed SOFR Loan ~~or in connection with an existing or proposed Base Rate Loan~~ (in each case with respect to clause (i) above, “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such SOFR Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain ~~SOFR~~ Loans shall be suspended, (to the extent of the affected ~~SOFR~~ Loans or Interest Periods)~~, in the event of a determination described in the preceding sentence with respect to the Adjusted Term SOFR component of the Base Rate, the utilization of the Adjusted Term SOFR component in determining the Base Rate shall be suspended, in each case~~, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a ~~Borrowing of, conversion to or~~ continuation of ~~SOFR~~ Loans (to the extent of the affected ~~SOFR~~ Loans or Interest Periods) or, failing that, will be deemed to have converted such request into, ~~in the case of a requested SOFR Loan,~~ a request for a Borrowing of ~~Base Rate Loans~~ Loans at a rate determined by the Administrative Agent using any evolving or then prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar denominated syndicated credit facilities at such time, in the amount specified therein.

(b) Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(b) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision, or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).

(iv) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, a Borrower may revoke any pending request for a ~~Borrowing of, conversion to, or~~ continuation of ~~SOFR~~ Loans to be ~~made, converted, or~~ continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ~~Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for~~ a rate determined by the Administrative Agent using any evolving or then prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark ~~is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.~~for Dollar denominated syndicated credit facilities at such time.

Section 3.04. Increased Costs; Reserves on ~~SOFR~~ Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~or any L/C Issuer~~;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender ~~or any L/C Issuer~~ or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender ~~or any Letter of Credit or participation therein~~;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender ~~or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit)~~, or to reduce the amount of any sum received or receivable by such Lender ~~or such L/C Issuer hereunder~~ (whether of principal, interest or any other amount) then, upon request of such Lender ~~or such L/C Issuer~~, the Borrowers will pay to such Lender ~~or such L/C Issuer~~, as the case may be, such additional amount or amounts as will compensate such Lender ~~or such L/C Issuer~~, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender ~~or any L/C Issuer~~ determines that any Change in Law affecting such Lender or ~~such L/C Issuer or~~ any Lending Office of such Lender or such Lender’s ~~or such L/C Issuer’s~~ holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s ~~or such L/C Issuer’s~~ capital or on the capital of such Lender’s ~~or such L/C Issuer’s~~ holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, ~~or participations in Letters of Credit or Swing Line Loans held by,~~ such Lender, ~~or the Letters of Credit issued by such L/C Issuer,~~ to a level below that which such Lender or such ~~L/C Issuer or such~~ Lender’s ~~or such L/C Issuer’s~~ holding company could have achieved but for such Change in Law (taking into consideration such Lender’s ~~or such L/C Issuer’s~~ policies and the policies of such Lender’s ~~or such L/C Issuer’s~~ holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will pay to such Lender or ~~such L/C Issuer~~, as the case may be, such additional amount or amounts as will compensate such Lender or such ~~L/C Issuer or such~~ Lender’s ~~or such L/C Issuer’s~~ holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender ~~or an L/C Issuer~~ setting forth the amount or amounts necessary to compensate such Lender ~~or such L/C Issuer~~ or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender ~~or such L/C Issuer~~, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender ~~or any L/C Issuer~~ to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s ~~or such L/C Issuer’s~~ right to demand such compensation~~,~~; provided that, neither Borrower shall be required to compensate a Lender ~~or an L/C Issuer~~ pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender ~~or such L/C Issuer~~, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s ~~or such L/C Issuer’s~~ intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, ~~conversion,~~ payment or prepayment of any ~~Loan other than a Base Rate~~ Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by either Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan ~~other than a Base Rate Loan~~ on the date or in the amount notified by the Borrowers; or

~~(c) [reserved]; or~~

(~~d~~c) any assignment of a SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. If any Lender makes such a claim for compensation, it shall provide to Borrowers, with a copy to Administrative Agent, a certificate setting forth the amount of such loss, cost, or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost, or expense) and the amounts shown on such certificate shall be conclusive and binding on Borrowers absent manifest error.

Section 3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to either Borrower through any Lending Office~~,~~; provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires either Borrower to pay any Indemnified Taxes or additional amounts to any Lender, ~~any L/C Issuer,~~ or any Governmental Authority for the account of any Lender ~~or any L/C Issuer~~ pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender ~~or such L/C Issuer~~ shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender ~~or such L/C Issuer,~~ such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender ~~or such L/C Issuer~~, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or ~~such L/C Issuer~~, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender ~~or any L/C Issuer~~ in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if either Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13. ~~If any Lender is a Non-Extending Lender, and the Required Lenders have approved the related Extension Request, then the Borrowers may replace such Non-Extending Lender in accordance with Section 2.17(d) and Section 11.13.~~

Section 3.07. Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) Notes executed by the Borrowers in favor of each Lender requesting a Note;

(iii) [Reserved.]

(iv) amendments to and reaffirmations of Mortgages, duly executed by the applicable Loan Party and the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent, amending such terms and provisions of the Mortgages to reflect the effectiveness of this Agreement;

(v) mortgage tax affidavits or amendments to mortgage tax affidavits, as applicable, duly executed by the applicable Loan Party and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

(vi) the Security Agreement, duly executed by each Borrower and each Guarantor, together with:

(A) to the extent required thereby and not previously delivered to the Administrative Agent, certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank or registered in the name of such nominee or nominees as the Administrative Agent shall specify and instruments, if any, evidencing any Indebtedness pledged by the Loan Parties pursuant to the Security Agreement indorsed in blank,

(B) proper financing statements, Personal Property Security Act financing statements or other filings in form appropriate for filing under the Uniform Commercial Code or the Personal Property Security Act, as applicable, of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, the Canadian Debentures and the Canadian Debenture Pledge Agreements covering the Collateral described in the Security Agreement, the Canadian Debentures and the Canadian Debenture Pledge Agreements,

(C) copies of each Luxembourg Loan Party’s shareholder register and UCC, Personal Property Security Act, federal and state tax and bankruptcy lien searches, in each case, dated as of a recent date with respect to the Borrower and each other Loan Party as of the Closing Date,

(D) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary or reasonably desirable in order to perfect the Liens created thereby, and

(E) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and Personal Property Security Act discharge verification statements);

(vii) a Canadian Security Confirmation duly executed by each Canadian Loan Party;

(viii) the Luxembourg Security Confirmation duly executed by each Luxembourg Loan Party;

(ix) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(x) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(xi) with respect to any Luxembourg Loan Party, a certificate of an authorized signatory of each such entity dated as of the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the Organization Documents (including, without limitation, a copy of the up-to-date articles of incorporation or articles of association, as applicable, including all amendments thereto, of each such entity) of each such entity as in effect on the date of that certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers (or equivalent governing body) of each such entity, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which such Luxembourg Loan Party is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of each such entity, (D) that attached thereto is a copy of a certificate of non-registration of judgments (certificat de non inscription d’une décision judiciaire), issued by the Luxembourg Companies Register with regard to each such entity dated not earlier than one Business Day before the date of this Agreement, (E) that attached thereto is a certified, true, complete and up-to-date copy of an extract from the Luxembourg Companies Register pertaining to each such entity dated not earlier than one Business Day before the date of this Agreement, (F) that attached thereto is a domiciliation certificate issued by the domiciliation agent of each Luxembourg Loan Party dated as of the Closing Date, and (G) that such Luxembourg Loan Party is not subject to nor, as applicable, does not meet or, to the best of its knowledge, threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally, is not in a state of cessation of payments (cessation de payments) and has not lost its commercial creditworthiness (ébranlement de credit) and to the best of its knowledge, no application has been made, as far as it is aware, by any other person entitled for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings;

(xii) with respect to each Loan Party (other than a Luxembourg Loan Party, which is addressed in clause (xi) above), a certificate of an authorized signatory of each such entity dated as of the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the Organization Documents of each such entity as in effect on the date of that certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers of each such entity, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of each such entity, and (D) that attached thereto is a copy of a certificate of good standing or equivalent certificate of such Loan Party issued by the applicable Governmental Authority in the jurisdiction of formation or incorporation of such Loan Party and a similar certificate from each other jurisdiction where such Loan Party’s ownership, lease, or operation of properties or the conduct of its business requires such qualification, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(xiii) a favorable opinion of Latham & Watkins, LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(xiv) a favorable opinion of (i) local counsel to the Loan Parties in Canada addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request and (ii) local counsel to the Loan Parties in British Columbia, Canada as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xv) a favorable opinion of local counsel to the Loan Parties in Luxembourg addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xvi) a favorable opinion of local counsel to the Loan Parties in Oklahoma addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xvii) a favorable opinion of local counsel to the Loan Parties in Wyoming addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(xviii) a certificate of a Responsible Officer of each Loan Party either attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and certifying that such consents, licenses and approvals are in full force and effect, or stating that no such consents, licenses or approvals are so required;

(xix) a certificate signed by a Responsible Officer of the US Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xx) a certificate of a Financial Officer of the US Borrower attesting to the Solvency of the US Borrower and the Restricted Subsidiaries, on a consolidated basis, before and after giving effect to the execution and delivery of the Loan Documents and all Credit Extensions to be made on the Closing Date;

(xxi) the Audited Financial Statements and the Unaudited Quarterly Financial Statements;

(xxii) to the extent not previously provided or made available to the Administrative Agent (including pursuant to the Existing Credit Agreement), the Administrative Agent shall have received all existing Phase I environmental assessments and other audits, assessments, or reports relating to environmental conditions or compliance with Environmental Laws which have been previously conducted or other reports, in each case to the extent in the possession of the Borrowers, as the Administrative Agent may reasonably require and the Administrative Agent shall be satisfied in its reasonable discretion with the condition of the properties of the Borrowers and their Subsidiaries with respect to the Borrowers’ and their Subsidiaries’ (or their respective predecessors’) compliance with Environmental Laws; and

(xxiii) evidence that all insurance required to be maintained pursuant to the Loan Documents (including title insurance) has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or lender loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;

(xxiv) [Reserved];

(xxv) evidence that the Canadian Borrower has complied with Section 11.15(d);

(xxvi) endorsements to existing title insurance policies with respect to the Mortgages in form and substance satisfactory to the Administrative Agent;

(xxvii) a Loan Notice for a Borrowing; and

(xxviii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b) Each Lender shall have received, at least five (5) days prior to the Closing Date, (i) all information requested by it pursuant to Section 11.19 and for purposes of compliance with other applicable “know your customer” and anti-money laundering rules and regulations, to the extent requested at least five (5) Business Days prior to the Closing Date, and (ii) to the extent requested by such Lender, a Beneficial Ownership Certification in relation to each Borrower;

(c) (i) All fees required to be paid to the Administrative Agent and the Joint Lead Arrangers on or before the Closing Date shall have been paid, (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid, and (iii) all mortgage tax and related fees required to be paid with respect to the Mortgages (or any amendments or supplements thereto) shall have been paid;

(d) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) consistent with Section 11.04(a) to the extent invoiced at least one (1) Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent);

(e) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date;

(f) There has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(g) (i) The Existing Loans and Existing L/C Advances (if any) shall have been paid in full (or will be paid in full substantially concurrently with the closing of this Agreement as of the date hereof) (which payment may, for the avoidance of doubt, be made with the proceeds of a Borrowing made under this Agreement on the Closing Date) and (ii) each Existing Lender (including each Exiting Lender) shall have been paid (or will be paid substantially concurrently with the closing of this Agreement on the date hereof) all accrued interest, accrued fees, and other amounts payable (other than the outstanding principal amount of Existing Loans and Existing L/C Advances) to such Existing Lender under the Existing Credit Agreement; and

(h) The Loan Parties shall have provided true, correct, and complete copies of all Material Contracts to the Administrative Agent and the Lenders to the extent not previously provided (and the Administrative Agent and the Lenders agree that any Material Contract filed with the SEC shall be deemed delivered).

Without limiting the generality of the provisions of Section 10.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the proposed Closing Date specifying its objection thereto.

Section 4.02. ~~Conditions to all Credit Extensions. The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) is subject to the following conditions precedent:~~[Reserved].

~~(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.~~

~~(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.~~

~~(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received such applicable Request for Credit Extension in accordance with the requirements hereof.~~

~~Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.~~

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01. Existence, Qualification and Power. Each Loan Party and each of the Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals (i) to own or lease its assets and carry on its business, (ii) [reserved] and (iii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate any of such Person’s Organization Documents; (b) result in the creation of any Lien not permitted by the Loan Documents or violate (i) any material Contractual Obligation to which such Person is a party or by which it or any of its properties is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable Law in any material respect.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Liens permitted under Section 7.01) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except in each case, (i) for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) to the extent that the failure of any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person to have been duly obtained, taken, given, or made or to be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid, and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

Section 5.05. Financial Statements; No Material Adverse Effect~~.~~ . (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition ~~of the predecessor~~ of the US Borrower and the Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the ~~predecessor of the~~ US Borrower and the Restricted Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness that would be required to be disclosed in consolidated financial statements of the US Borrower or the footnotes thereto prepared in accordance with GAAP.

(b) The Unaudited Quarterly Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the US Borrower and the Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheet, statements of income and cash flows of the US Borrower and the Restricted Subsidiaries delivered pursuant to Section 4.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in light of the conditions existing at the time of delivery of such forecasts, and presents fairly in all material respects on a pro forma basis, the estimated consolidated financial position of the US Borrower and its Restricted Subsidiaries as of such date (it being understood that such forecasts are estimates and are subject to significant uncertainties and contingencies (many of which are beyond the control of the Loan Parties), no assurance can be given that any particular projections will be realized and actual results may differ and that such differences may be material).

Section 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of either Borrower, threatened, at law, in equity, or in arbitration or before any Governmental Authority, by or against either Borrower or any Restricted Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, (b) [reserved], (c) [reserved] or (d) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07. No Default. Neither any Loan Party nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08. Title; Etc.

(a) Each Borrower and each of the Restricted Subsidiaries has good and marketable title to, or valid leasehold or easement interests in, all of their respective property and assets, including, without limitation, the real property described in each of the Mortgages, as is necessary to operate the Business except for defects that, individually or in the aggregate, do not have a Material Adverse Effect. None of such property is subject to any Lien, except for Liens permitted by Section 7.01.

(b) The Terminals are owned in fee simple or are covered by real property leases, or other instruments (collectively “Terminal Deeds”) in favor of a Borrower or a Restricted Subsidiary. Such ownership or Terminal Deeds permit a Borrower or a Restricted Subsidiary to construct, operate, and maintain the Terminals in, over, under, and across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as the Borrowers or the Restricted Subsidiaries have inspected, operated, repaired, and maintained the Terminals as reflected in the Audited Financial Statements, subject to Liens permitted under Section 7.01.

(c) There has been no and there is not presently any occurrence of any (i) breach or event of default on the part of either Borrower or any Restricted Subsidiary with respect to any Terminal Deed, (ii) to the knowledge of either Borrower or any Restricted Subsidiary, breach or event of default on the part of any other party to any Terminal Deed, and (iii) event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of either Borrower or any Restricted Subsidiary with respect to any Terminal Deed or, to the knowledge of either Borrower or any Restricted Subsidiary, on the part of any other party thereto, in each case, to the extent any such breach or default, individually or in the aggregate, (A) materially interferes with the ordinary conduct of Business or (B) has a Material Adverse Effect. The Terminal Deeds (to the extent applicable) are in full force and effect in all material respects and are valid and enforceable against the parties thereto in accordance with their terms (subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity and the exceptions as to indefeasibility of title in accordance with applicable Law) and all rental and other payments due thereunder by either Borrower or any Restricted Subsidiary, and their predecessors in interest have been duly paid in accordance with the terms of the Terminal Deeds, except to the extent that a failure to do so, individually or in the aggregate, (x) does not materially interfere with the ordinary conduct of Business and (y) does not have a Material Adverse Effect.

(d) The Terminals are located within the boundaries of the property affected by the Terminal Deeds or certificate of title, as applicable, and do not encroach upon any adjoining property, except where the failure of the Terminals to be so located, individually or in the aggregate, (i) does not materially interfere with the ordinary conduct of Business and (ii) does not have a Material Adverse Effect. The buildings and improvements owned or leased by either Borrower or any Restricted Subsidiary, and the operation and maintenance thereof, do not (i) contravene any applicable zoning or building Law or ordinance or other administrative regulation or (ii) violate any applicable restrictive covenant or any applicable Law, in each case, the contravention or violation of which would materially and adversely affect the use of such buildings and improvements.

(e) Neither Borrower nor any Restricted Subsidiary has received any written notice that any eminent domain or expropriation proceeding or taking has been commenced with respect to all or any portion of the Terminals, and, to the knowledge of the Borrowers and the Restricted Subsidiaries, no such proceeding or taking is threatened except, in each case, for that which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) To the extent any Terminal or any other Material Real Property is required to be subject to a Mortgage, (i) no portion of any such Terminal or other Material Real Property is located in an area designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), except to the extent (A) the applicable Loan Party has obtained flood insurance in such total amount reasonably satisfactory to the Administrative Agent and as required by Regulation H of the FRB, as from time to time in effect and all official rulings and interpretations thereunder or thereof or (B) the Mortgage encumbering such Terminals or other Material Real Property contains Exclusionary Flood Language, as elected by the Administrative Agent (after consultation with the US Borrower) pursuant to Section 6.11(a)(vi)(A)(1), and (ii) such Terminals and other Material Real Property and the applicable Mortgages are otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, and such other Flood Insurance Laws.

(g) As of the Amendment No.  ~~1~~5 Effective Date, all Material Real Property is described on Schedule 5.08.

Section 5.09. Environmental Compliance; Permits.

(a) The Loan Parties and the Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing and proposed Environmental Laws and known or suspected Environmental Liabilities on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Liabilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and the Restricted Subsidiaries are and have been in compliance with all applicable Environmental Laws and are not subject to any pending or, to their knowledge, threatened claim or proceeding relating to Environmental Laws or Hazardous Materials.

(c) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, none of the properties currently owned or operated by any Loan Party or any of the Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial or local list.

(d) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) neither any Loan Party nor any of the Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual, threatened, or suspected release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in any Environmental Liability to any Loan Party or any of the Restricted Subsidiaries; and (ii) prior to contributing the applicable Contributed Assets, and with respect to the Contributed Assets only, neither any Contributing Affiliate nor any of its Subsidiaries had undertaken, and had not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual, threatened, or suspected release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated at or prior to the time of the contribution of the applicable Contributed Assets by any Contributing Affiliate or any of its Subsidiaries were disposed of in a manner not reasonably expected to result in any Environmental Liability to any Contributing Affiliate or any of its Subsidiaries.

(e) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) each Borrower and each of the Restricted Subsidiaries (A) have obtained all Environmental Permits necessary for the ownership and operation of its real properties and the conduct of its Business, which are in full force and effect; (B) have been and are in compliance with all terms and conditions of such Environmental Permits; and (C) have not received written notice of any violation or alleged violation of any Environmental Permit.

(f) Notwithstanding any provision of this Agreement to the contrary, the representations and warranties in this Section 5.09 are the sole and exclusive representations relating to Environmental Liabilities, including compliance with any Environmental Law or Environmental Permit or the use, generation, treatment, storage, disposal, release, or handling of Hazardous Materials.

Section 5.10. Insurance. The properties of each Borrower and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of either Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Restricted Subsidiary operates.

Section 5.11. Taxes. The Borrowers and the Restricted Subsidiaries have filed all federal, material state, material provincial and other Tax returns and reports required to be filed, and have paid all federal, material state, material provincial and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against either Borrower or any Restricted Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any Tax sharing agreement. As of the ~~Closing~~Amendment No. 5 Effective Date, no Subsidiary of the US Borrower is treated as a CFC for U.S. federal income Tax purposes.

Section 5.12. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state Laws.

(b) There are no pending or, to the best knowledge of either Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in material liability to a Loan Party or its Subsidiaries, (i) no ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

Section 5.13. Subsidiaries; Equity Interests; Loan Parties. As of the Amendment No. ~~3~~5 Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Amendment No.  ~~3~~5 Effective Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

Section 5.14. Margin Regulations; Investment Company Act. (a) Neither Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Relevant Governmental Body)~~,~~ or extending credit for the purpose of purchasing or carrying margin stock.

(b) No Borrower, any Person Controlling either Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.15. Disclosure. Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Restricted Subsidiaries is subject, and all other matters known to it, that could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this

Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, estimates, budgets and forward looking information and other information of a general economic or industry specific nature, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers’ control, and that no assurance can be given that the projections will be realized). The information included in each Beneficial Ownership Certification is true and correct in all respects.

Section 5.16. Compliance with Laws. Each Loan Party and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17. Intellectual Property; Licenses, Etc. The Borrowers and the Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except, in each case, where the failure of the same, either individually or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by either Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person, which infringements, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.18. Sanctions; Anti-Terrorism/Anti-Money Laundering; Anti-Corruption~~.~~ .

(a) ~~Neither any Letter of Credit nor any~~No part of the proceeds of ~~the Loans~~any Loan has been or will be used, directly or indirectly, to fund or finance any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in any other manner that would violate any applicable Sanctions, Anti-Corruption Laws, or Anti-Money Laundering/Anti-Terrorism Laws. ~~Neither any Letter of Credit nor any~~No part of the proceeds of ~~the Loans~~any Loan has been or will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law or any Anti-Money Laundering/Anti-Terrorism Laws.

(b) Neither the Borrowers nor any of their Subsidiaries, nor, to the knowledge of the Borrowers and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is, (i) currently the subject or target of any Sanctions, (ii) a Sanctioned Person, or (iii) engages in any dealings or transactions with a Sanctioned Person or in a Sanctioned County in violation of applicable Sanctions.

(c) Each of the Borrowers and each of their Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, is and has conducted its business in compliance with~~,~~ and has instituted and maintained policies and procedures reasonably designed to ensure compliance with~~,~~ all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering/Anti-Terrorism Laws.

(d) Neither the Borrowers nor any of their Subsidiaries have received formal notice of an investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offense or alleged offense under any Anti-Corruption Laws, Anti-Money Laundering/Anti-Terrorism Laws, or Sanctions, and no such formal investigation, inquiry or proceeding is pending or, to the knowledge of the Borrowers or any of their Subsidiaries, has been threatened.

Section 5.19. ~~Solvency. The US Borrower and the Restricted Subsidiaries, on a consolidated basis, are Solvent~~[Reserved]. Section 5.20. Labor Matters. There are no strikes, slowdowns, work stoppages, or controversies pending or, to the knowledge of either Borrower, threatened against such Borrower or any of the Restricted Subsidiaries which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.21. Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein, and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, (ii) when Account Control Agreements with respect to Collateral constituting deposit accounts, securities accounts, and commodity accounts maintained by the Loan Parties are executed and delivered by the parties thereto, the security interest created under the Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in such Collateral, prior and superior in right to any other Person, and (iii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC or Personal Property Security Act financing statements, as applicable, prior and superior to the rights of any other Person, subject, in the case of clauses (i), (ii) and (iii) above, to Liens permitted by Section 7.01. Except for filings completed prior to the Closing Date and the registration of Mortgages following the Closing Date and/or as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect such Liens. With respect to (i) any Luxembourg Law governed share pledge agreement, the registration in the shareholder’s register of the relevant Luxembourg Loan Party whose shares are pledged, and (ii) any Luxembourg Law governed account pledge agreement, the executed acknowledgement and waiver of rights to be received by the account bank in Luxembourg where the pledged accounts are held, each Luxembourg Security Document constitutes a legal, valid and enforceable Lien on all right title and interest of the respective Loan Parties in the Collateral described therein prior and superior to the rights of any other Person, subject to Liens permitted by Section 7.01.

Section 5.22. State and Federal Regulation. Neither Borrower nor any Restricted Subsidiary has received notice (formal or informal, public or non-public) by the U.S. Department of Transportation, Transport Canada, the Transportation Safety Board of Canada, the Alberta Ministry of Transportation or any other Governmental Authority of any pending, threatened or anticipated complaints, investigations, proceedings, enforcement actions or penalty assessments with respect to the alleged failure to comply with any applicable Law, except as to which the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.23. Title to Crude Oil and Refined Products. Neither Borrower nor any Restricted Subsidiary has title to any material portion of the Crude Oil, Refined Products or other petroleum products that are stored or handled by the business.

Section 5.24. Representations as to Canadian Borrower and other Foreign Obligors.

(a) Each Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority, or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or Tax as has been timely paid.

(c) Subject to the application of the RELIBI Law and the Registration Tax Exception, there is no Tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date ~~(~~; provided that, any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable~~)~~.

(e) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) all employer and employee contributions required by applicable Law or by the terms of any Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Plan (based on those assumptions used to fund such Foreign Plan) with respect to all current and former participants do not exceed the assets of such Foreign Plan; (iii) each Foreign Plan that is required to be registered has been registered and has been maintained in good standing with applicable Governmental Authority; and (iv) each such Foreign Plan is in compliance (A) with all material provisions of applicable Law and all material applicable regulations and published interpretations thereunder with respect to such Foreign Plan and (B) with the terms of such plan.

Section 5.25. Material Contracts. Set forth on Schedule 5.25 hereto is a complete and correct list, as of the Amendment No. ~~1~~5 Effective Date, of all Material Contracts. The US Borrower has heretofore (including pursuant to the Existing Credit Agreement) delivered (or made available) to the Administrative Agent and the Lenders a complete and correct copy of all documentation evidencing all such Material Contracts, including any modifications or supplements thereto, as in effect on the Closing Date. As of the Closing Date, there exists no material default or event of default, or circumstance which with the giving of notice or lapse of time or both would give rise to a default, under any Material Contract by any Borrower or Restricted Subsidiary, or to any Borrower’s knowledge, by any of the other parties thereto.

Section 5.26. Use of Proceeds. The proceeds of any Credit Extension shall be used for (a) working capital, (b) general corporate and partnership purposes, and (c) to refinance and continue Indebtedness outstanding under the Existing Credit Agreement, in each case, not in contravention of any Law or any Loan Document.

Section 5.27. Affected Financial Institution. Neither of the Borrowers nor any Subsidiary of either Borrower is an Affected Financial Institution.

Section  5.28. Incentive Plans. No Loan Party has converted to cash any Equity Interests of any director, officer or other employee of such Loan Party held pursuant to such Loan Party’s incentive plan in the immediate sixty (60) days prior to the Amendment No. 5 Effective Date or made any cash payments under such Loan Party’s incentive plans to any director, officer or employee of such Loan Party in the immediate sixty (60) days prior to the Amendment No. 5 Effective Date, and as of the Amendment No. 5 Effective Date, no Loan Party is maintaining any management incentive plan, key employee incentive plan, or key employee retention plan, and there is no cash component to any long term incentive plan (other than pursuant to the terms and conditions of Section 7.19 of this Agreement).

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, ~~or any Letter of Credit shall remain outstanding,~~ each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:

Section 6.01. Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) by the date required to be delivered to the SEC (or such date as may be extended by the SEC), but in any event within 90 days after the end of each fiscal year of the US Borrower, a consolidated balance sheet of the US Borrower and the Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form, and to the extent available, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards ~~and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than an exception or explanatory paragraph with respect to the maturity of the Facility for an opinion delivered in the fiscal year in which such Indebtedness matures);~~;

(b) beginning with the fiscal quarter ended September 30, 2018, by the date required to be delivered to the SEC (or such date as may be extended by the SEC), but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the US Borrower, a consolidated balance sheet of the US Borrower and the Restricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal quarter and for the portion of the US Borrower’s fiscal year then ended, setting forth in each case in comparative form, and to the extent available, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Financial Officer of the US Borrower as fairly presenting the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the US Borrower and the Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes~~.~~;

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent and the Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the ~~financial covenants~~liquidity covenant set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Financial Statement Compliance Certificate signed by a Financial Officer of the US Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders, partners or members (or the equivalent of any thereof) of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which either Borrower or any of its Subsidiaries may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) as soon as available, but in any event within 30 days after each annual renewal of the applicable insurance policies, a certificate summarizing the insurance coverage (specifying type, amount, and carrier) in effect for each Borrower and the Restricted Subsidiaries and such additional information regarding such insurance coverage as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary;

(h) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of the Restricted Subsidiaries with any Environmental Law or Environmental Permit or any action, investigation or proceeding relating to Hazardous Materials that could reasonably be expected to have a Material Adverse Effect;

(i) promptly and in any event within five Business Days after receipt thereof by either Borrower or any Restricted Subsidiary, a copy of any notice, summons, citation, proceeding, or order received from any Governmental Authority concerning the regulation of any portion of the Business that could reasonably be expected to have a Material Adverse Effect;

~~(j) if the US Borrower elects to have a Specified Acquisition Period apply with respect to a Specified Acquisition, written notice of such election (or of the applicable Specified Acquisition) at least 10 days (or such lesser time as the Administrative Agent may agree) prior to the date of delivery of the first Compliance Certificate that evidences the existence of such Specified Acquisition Period; and~~

(j) by the close of business on each Wednesday, commencing the week after the Amendment No.5 Effective Date, a Weekly Compliance Certificate, in form and detail reasonably satisfactory to the Administrative Agent (i) and for all delivered Weekly Compliance Certificates after the first delivered Certificate, confirmation that (A) since delivery of the immediately prior Weekly Compliance Certificate (B) no intercompany loans, general & administrative expenses or other balances owing pursuant to the Omnibus Agreement were paid in cash during the prior week in excess of the Corporate G&A Expenses, Public Company Costs, Facilities Operations Expenses and Approved G&A Expenses expressly permitted under this Agreement, (C) the maximum Administrative G&A Expenses expressly permitted under this Agreement were not exceeded and no Administrative G&A Expenses were paid in cash, (D) commencing as of the Liquidity Testing Commencement Date, Liquidity as of the close of business on the Friday of the immediately preceding week was not less than $2,000,000, (E) until consummation of the sale of the West Colton Terminal, a written summary of the Borrowers’ ongoing processes of sales of the West Colton Terminal and its related assets, including but not limited to, parties contacted, Confidential Information Memorandum requests, Non-Disclosure Agreements requests, Non-Disclosure Agreements executed, and parties who have indicated that they are not interested in the Loan Parties’ assets, all other distributed offering memoranda and other marketing materials to prospective purchasers, and (ii) signed by the CRO confirming that the Loan Parties have promptly, upon the CRO’s request, provided all access, information and support necessary for the CRO to be able to exercise his or her authority contemplated by this Agreement; provided however, that notwithstanding the foregoing, such Weekly Compliance Certificate shall be delivered by the Chief Executive Officer or Chief Financial Officer of the US Borrower.

(k) (i) (a) Within five (5) Business Days after the last day of each month, a Monthly Compliance Certificate of a Responsible Officer including: (A) any Excess Cash amount for the prior month pursuant to Section 2.05(b)(iii) and (B) a detailed report of intercompany balances with USDG and its Controlled Investment Affiliates, in form and detail reasonably satisfactory to the Administrative Agent, (b) within ten (10) Business Days after the last day of each month, a Monthly Compliance Certificate of a Responsible Officer including: (A) a five-year monthly cash flow forecast on a consolidated basis for the Borrowers and the other Loan Parties in form and detail reasonably satisfactory to the Administrative Agent, (B) and for each certificate delivered under this subclause (b) after the first monthly certificate, a variance report comparing the actual results from the prior month to the forecasted results for such month as set forth in the immediately preceding cash flow forecast; provided that, if no CRO has been retained as required by the terms of this Agreement or if the CRO has been terminated, the US Borrower shall deliver to the Administrative Agent by the close of business on each Friday for the period ending the last Business Day of the week prior to the delivery of such deliverables for so long as there is no CRO, a thirteen-week cash flow forecast and a variance report comparing actual results from the weeks prior to the forecasted results for each week as set forth in the immediately preceding thirteen-week cash flow, and (ii) within two (2) Business Days of the delivery of such report in clause (b) above, (A) management will discuss with the CRO the reports described in sub-clause (i), and (B) the CRO and the Administrative Agent, each in their sole discretion shall have the right to discuss such reports with the other, with or without management present for such discussions, and the Administrative Agent can request the information in this sub-clause (ii) more frequently at its sole discretion; and

(~~k~~l) promptly (i) such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request and (ii) information and documentation requested pursuant to Section 11.19 and for purposes of compliance with other applicable “know your customer” and anti-money laundering rules and regulations, including the Beneficial Ownership Regulation, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the US Borrower posts such documents, or provides a link thereto on the US Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the US Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrowers to deliver such paper copies. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers may, but shall not be obligated to, make available to the Lenders ~~and the L/C Issuers~~ materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak, ClearPar, or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to either Borrower or its respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, ~~the L/C Issuers~~ and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to either Borrower or its respective securities for purposes of United States Federal and state securities laws; (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 6.03. Notices~~. Promptly notify the Administrative Agent:~~. Within one (1) Business Day of a Responsible Officer having knowledge of such event, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event that would reasonably be expected to result in material liability to any Loan Party or its Subsidiaries; and

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof~~, including any determination by the US Borrower referred to in Section 2.10(b)~~.

Each notice pursuant to this Section 6.03 shall be in writing and accompanied by a written statement of a Responsible Officer of the US Borrower setting forth details of the occurrence(s) referred to therein and stating what action such Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except in each case of clause (b) and (c) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc.

(a) Preserve, renew, and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; and

(b) Take all reasonable action to maintain all rights, privileges, permits, licenses (including intellectual property licenses) and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.06. Maintenance of Properties.

(a) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in accordance with the standard of care typical in the industry; and (ii) make, or cause to be made, all necessary repairs thereto and renewals and replacements thereof in accordance with the standard of care typical in the industry.

(b) Without limiting Section 6.06(a), (i) maintain or cause the maintenance of the interests and rights which are necessary to maintain the Terminals, which individually or in the aggregate, could, if not maintained, reasonably be expected to have a Material Adverse Effect; (ii) subject to Liens permitted under Section 7.01, maintain the Terminals within the boundaries of the Terminal Deeds and without encroachment upon any adjoining property, except where the failure of the Terminals to be so maintained, individually or in the aggregate, (A) does not materially interfere with the ordinary conduct of Business, (B) does not materially detract from the use of the Terminals, taken as a whole and (C) could not reasonably be expected to have a Material Adverse Effect; (iii) maintain such rights of ingress and egress necessary to permit the Borrowers and the Restricted Subsidiaries to inspect, operate, repair, and maintain the Terminals to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that, either Borrower or any of the Restricted Subsidiaries may hire third parties to perform these functions; and (iv) maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in clauses (i), (ii), and (iii) of this Section 6.06(b) in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to maintain or pay or any such default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.

Section 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of either Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than ~~30~~thirty days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance. If at any time the area in which any real property constituting, or that is required to become, Mortgaged Property is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) as indicated in any applicable flood certificate, the US Borrower (unless such applicable Mortgage includes Exclusionary Flood Language as elected by the Administrative Agent (after consultation with the US Borrower) pursuant to Section 6.11(a)(vi)(A)(1)) shall, and shall cause each of its Restricted Subsidiaries to, obtain flood insurance in such total amount as required by Regulation H of the FRB, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, and such other applicable Flood Insurance Laws; provided that, to the extent such applicable Loan Party fails to obtain or maintain satisfactory flood insurance required pursuant to this Section 6.07 with respect to any Mortgaged Property, the Administrative Agent shall be permitted, in its reasonable discretion, to obtain forced placed insurance at the Borrowers’ expense to ensure compliance with any applicable Flood Insurance Laws.

Section 6.08. Compliance with Laws. Comply in all material respects with the requirements of all applicable Laws (including, without limitation, Anti-Corruption Laws and Anti-Money Laundering/Anti-Terrorism Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which full, true, and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Borrower or such Subsidiary, as the case may be.

Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties ~~once~~up to two times per calendar year, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants ~~(~~; provided that; the Borrowers will be afforded a reasonable opportunity to be present during such discussions~~)~~, all at the expense of the Borrowers and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice and as many times during any calendar year as such Administrative Agent or Lender shall so request. The Administrative Agent and each Lender shall conduct any such inspection or examination (i) in reasonable accordance with the applicable Borrower’s or the applicable Restricted Subsidiary’s safety policies and procedures and (ii) so as not to unreasonably materially interfere with the Borrowers’ or the Restricted Subsidiaries’ operations.

Section 6.11. Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary, including any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, ~~but excluding any Excluded Subsidiary (except with respect to Section 6.11(a)(iii)),~~ then the Borrowers shall, at the Borrowers’ expense:

(i) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Restricted Subsidiary, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Restricted Subsidiary to duly execute and deliver to the Administrative Agent Security Agreement Supplements, IP Security Agreement Supplements, Account Control Agreements, and other security and pledge agreements (including a Canadian Debenture and Canadian Debenture Pledge Agreement if such Restricted Subsidiary is a Canadian Loan Party and in the case of any other Foreign Obligor or any Subsidiary that holds shares in any Foreign Obligor, foreign charges, pledges and security agreements), as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Restricted Subsidiary, and other instruments of the type specified in Section 4.01(a)(vi)), securing payment of all the Obligations and constituting Liens on all such personal properties and any Material Real Property located in Canada pursuant to a Canadian Debenture,

(iii) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) cause each direct or indirect parent of such Restricted Subsidiary to duly execute and deliver to the Administrative Agent any Security Agreement Supplements and pledge agreements or supplements to evidence the pledge of such parent’s Equity Interests as required by the Security Agreement in such Restricted Subsidiary (including the delivery of the Pledged Equity required by the Security Agreement and other instruments of the type specified in Section 4.01(a)(vi) and if such Restricted Subsidiary is organized under the laws of Canada, Section 4.01(a)(vii)),

(iv) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Restricted Subsidiary to take whatever action (including the filing of Uniform Commercial Code and Personal Property Security Act financing statements) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to Security Agreement Supplements, IP Security Agreement Supplements, Account Control Agreements, and security and pledge agreements delivered pursuant to this Section 6.11, enforceable against all third parties in accordance with their terms,

(v) within ~~60~~sixty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole but reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

(vi) within ~~60~~sixty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition of a Subsidiary that owns or leases Material Real Property, deliver to the Administrative Agent with respect to any Material Real Property owned or leased by such Restricted Subsidiary:

(A) Mortgages (or to the extent such Material Real Property is located in a non-U.S. jurisdiction other than Canada, such other applicable documents and instruments as set forth in Section 6.11(a)(ii)), duly executed by the appropriate Loan Party, together with:

(1) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing, recording or registration in all filing, recording or registration offices that the Administrative Agent may deem necessary or reasonably desirable in order to create a valid first and subsisting Lien on the property (subject to Liens permitted under the Loan Documents) described therein in favor of the Administrative Agent for the benefit of the Secured Parties (provided that the Administrative Agent may, in its reasonable discretion (after consultation with the US Borrower), elect to include Exclusionary Flood Language in such Mortgage if the Administrative Agent determines, in its reasonable discretion, that the cost of obtaining and perfecting a security interest in Buildings (as defined in the applicable Flood Insurance Laws) or Manufactured (Mobile) Homes (as defined in the applicable Flood Insurance Laws) on such property (including the cost of flood insurance) is excessive in relation to the value of the Lien to be afforded thereby), duly executed and acknowledged by the appropriate Loan Party, together with evidence that all filing, documentary, stamp, intangible and recording and registration taxes and fees have been paid (or arrangements therefor satisfactory to the Administrative Agent have been made),

(2) for any Material Real Property not located in Canada or any province thereof, a fully paid American Land Title Association Lender’s Extended Coverage title insurance policies as may be reasonably required by the Administrative Agent for assets of a type for which title insurance is customarily obtained, with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by one or more title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects and encumbrances, excepting only Liens permitted under Section 7.01 and other Liens permitted under the Loan Documents; provided however that such title insurance policy may include such general mechanics’ lien exceptions as the title insurer(s) may require, so long as such title insurance policy does not include a title exception identifying any specifically recorded mechanics’ lien that does not constitute a Lien permitted under Section 7.01,

(3) evidence of the insurance required by Section 6.07, including, without limitation, applicable flood insurance,

(4) for any Material Real Property other than Material Real Property located in Canada, any province thereof, or any other jurisdiction where such would not be required by applicable Law, a completed “Life-of-Loan” flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether such Material Real Property is located in an area designated as a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Borrower and each other Loan Party relating thereto, to the extent requested by the Administrative Agent), and

(5) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

(6) opinions of local counsel for the Loan Parties in states or provinces in which the Mortgaged Properties are located, with respect to the enforceability and validity of, and perfection or constructive notice by, the Mortgages delivered pursuant to this Section 6.11 and any related fixture filings or notices in form and substance reasonably satisfactory to the Administrative Agent, and

(B) the existing and most current title reports, surveys and engineering, soils and other reports, and environmental assessment reports obtained by either Borrower or any Restricted Subsidiary in connection with the formation or acquisition of that Restricted Subsidiary.

(vii) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Restricted Subsidiary to deliver to the Administrative Agent certificates and resolutions, duly executed by such Restricted Subsidiary, as applicable, of the types described in Section 4.01(a)(ix), (x), (xi), and (xii), or, in each case, with respect to any Foreign Subsidiary, the equivalent thereof (to the extent applicable) in the applicable jurisdiction, and

(viii) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Restricted Subsidiary to deliver to the Administrative Agent insurance certificates and endorsements evidencing compliance by such Restricted Subsidiary with Section 6.07 and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(b) ~~Upon~~ For any existing personal property owned by a Borrower or any Restricted Subsidiary, or upon the acquisition of any personal property (other than Excluded Property, and only to the extent not inconsistent with the terms of the Collateral Documents) or any existing Material Real Property owned by a Borrower or any Restricted Subsidiary, or upon the acquisition of any Material Real Property by a Borrower or any Restricted Subsidiary ~~(other than an Excluded Subsidiary)~~, if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrowers shall, at the Borrowers’ expense:

(i) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Security Agreement Supplements, IP Security Agreement Supplements, Account Control Agreements, and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such personal properties,

(ii) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition, cause the applicable Loan Party to take whatever action (including the filing of applicable Uniform Commercial Code and Personal Property Security Act financing statements) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such personal property, enforceable against all third parties,

(iii) within ~~60~~sixty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent in its sole but reasonable discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i) and (ii) above and as to such other matters as the Administrative Agent may reasonably request, and

(iv) within ~~30~~thirty days (or such longer period as the Administrative Agent may determine in its sole discretion) after such acquisition of Material Real Property, deliver to the Administrative Agent with respect to such Material Real Property (A) documentation of the type set forth in Section 6.11(a)(vi)(A), and (B) the existing and most current title reports, surveys and engineering, soils and other reports, and environmental assessment reports obtained by either Borrower or any Restricted Subsidiary in connection with the acquisition of that Material Real Property.

Section 6.12. Compliance with Environmental Laws.

(a) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits, and obtain and renew all Environmental Permits necessary for its operations and properties.

(b) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, to the extent required by Governmental Authority, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties, in compliance with the requirements of such Governmental Authority; provided, however, that neither Borrower nor any of the Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.13. Further Assurances.

(a) Promptly upon request by the Administrative Agent or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of the Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of the Restricted Subsidiaries is or is to be a party, and cause each of the Restricted Subsidiaries to do so.

(b) Within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after a request by the Administrative Agent or the Required Lenders to cure any title defects or exceptions which are not Liens permitted by Section 7.01 and which, individually or in the aggregate, (i) materially interfere with the ordinary conduct of Business, (ii) materially detract from the value or the use of the Collateral affected thereby, or (iii) could reasonably have a Material Adverse Effect, at the US Borrower’s option, either cure such title defects or exceptions or substitute such Collateral with acceptable property of an equivalent value with no Liens that are not permitted by Section 7.01.

Section 6.14. Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all action to such end as may be from time to time requested by the Administrative Agent and, upon the request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of the Restricted Subsidiaries is entitled to make under such Material Contract, and cause each of the Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

Section 6.15. Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) Unless designated after the Closing Date (but prior to the Amendment No. 5 Effective Date), in writing to the Administrative Agent pursuant to this Section, any Person that becomes a Subsidiary of the US Borrower or any of the Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b) The US Borrower may designate a Subsidiary as an Unrestricted Subsidiary if (i) immediately before and after such designation, no Default or Event of Default exists or would exist, (ii) after giving effect to such designation on a pro forma basis, the US Borrower and the Restricted Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the end of the most recent fiscal quarter; and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if (A) it will be treated as a “restricted subsidiary” for purposes of any Indebtedness of the US Borrower or any Restricted Subsidiary or (B) owns any Material Asset.

(c) The US Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) immediately before and after such designation, no Default or Event of Default exists or would exist and (ii) after giving effect to such designation on a pro forma basis, the US Borrower and its Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the end of the most recent fiscal quarter.

(d) All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. The US Borrower will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, any Restricted Subsidiary.

(e) The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in such Unrestricted Subsidiary at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(f) Notwithstanding anything herein to the contrary, in no event shall (i) any Loan Party contribute, or otherwise invest, any Material Asset in, or Dispose of any Material Asset to, any Subsidiary that is not a Loan Party nor (ii) any Restricted Subsidiary contribute, or otherwise invest, any Material Asset in or Dispose of any Material Asset to, any Unrestricted Subsidiary.

Section 6.16. Account Control Agreements. On and after the Closing Date (and to the extent not previously delivered (including pursuant to the Existing Credit Agreement) with respect to deposit accounts, securities accounts, and commodity accounts existing as of the Closing Date), the Borrowers shall cause each deposit account, securities account, and commodity account (other than the Excluded Account) of any Borrower or any other Loan Party to be subject to an Account Control Agreement that creates and perfects a first perfected Lien in favor of the Administrative Agent in such account~~; provided that this Section 6.16 shall not apply to (i) any deposit account exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (ii) any trust, fiduciary or escrow accounts exclusively containing funds owned or held in trust for another party that is held in the name of a Loan Party, and (iii) any deposit account, securities account, or commodity account holding funds not exceeding $2,000,000 (excluding any funds in the Excluded Account) in the aggregate in all such accounts not subject to Account Control Agreements.~~.

Section 6.17. ~~Post-Closing Covenant.~~ CRO~~(a) The US Borrower shall deliver to the Administrative Agent within 2 Business Days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), with respect to the Luxembourg Security Confirmation, a copy of the shareholders’ register of each Luxembourg Loan Party evidencing the registration of the Luxembourg Security Confirmation.~~

. Upon the effectiveness of the Amendment No. 5 Effective Date, the CRO shall have been selected by the General Partner in its reasonable discretion, added to the Board and the Conflicts Committee, and have all necessary power and authority to act on behalf of each Loan Party in accordance with the terms set forth in this Agreement.

Section  6.18. Milestones.

(a) Public Company Costs. By not later than March 31, 2024, the US Borrower as reasonably determined by the CRO shall have provided satisfactory evidence to the Administrative Agent that the annual Public Company Costs for the next twelve consecutive months have been (i) reduced to an amount not greater than $3,000,000 (unless the CRO reasonably determines a lesser amount to be achievable) or (ii) a greater amount than $3,000,000 (as consented to by the Administrative Agent and the Required Lenders).

(b) ~~The US Borrower shall deliver~~Hardisty Terminal. By not later than [***], the Borrowers shall have provided satisfactory evidence to the Administrative Agent ~~within 2 Business Days after the Amendment No. 1 Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), with respect to the Luxembourg Security Assignment and Confirmation, a copy of the shareholders’ register of each Luxembourg Loan Party evidencing the registration of the Luxembourg Security Assignment and Confirmation.~~, that the Loan Parties have entered into contracts which, in the Administrative Agent’s determination in consultation with the CRO, secure [***]. For the avoidance of doubt, unless otherwise consented to by the Administrative Agent, contracted revenue will only include revenue payable to the Loan Parties via a contract with a third party regardless of whether the contract counterparty elects to utilize the terminal (spot revenue will not be included).

(c) ~~The US Borrower shall deliver~~[***]. By not later than [***], the Borrowers shall have provided satisfactory evidence to the Administrative Agent ~~within 1 Business Day after the Amendment No. 1 Effective Date (or such longer time period as the Administrative Agent may agree), confirmation that each Notice of Change of Collateral Agent (as defined in the Luxembourg Security Assignment and Confirmation) has been sent to each “Account Bank” as defined in the Luxembourg Account Pledge Agreements.~~that the Loan Parties have entered into a new contract with [***].

(d) Refinance or Repayment of Obligations. (i) By not later than July 31, 2024, the Borrowers shall have provided satisfactory evidence to the Administrative Agent that the Loan Parties have a structured proposal to refinance, repay the Obligations in full in cash by the Maturity Date, and (ii) by not later than September 30, 2024, the Required Lenders, in their sole discretion, shall have approved such commitment presented by the Borrowers pursuant to clause (i) above; provided that the requirements of this this Section 6.17(d)(ii) will automatically be satisfied upon the Borrowers delivering to the Administrative Agent a binding and unconditional (excepting only closing documentation) commitment that provides for payment of the Obligations in full by the Maturity Date.

(~~d~~e) ~~The US Borrower shall use commercially reasonable efforts to deliver within thirty (30~~Transition of Accounts. Within forty-five (45) days after the Amendment No.  ~~1~~5 Effective Date (or ~~such longer time~~fifteen (15) days after such original forty-five (45) day period as may be approved in the sole discretion of the Administrative Agent ~~may agree) a duly executed estoppel certificate, in form and substance~~), the Borrowers shall or shall have caused the applicable Loan Party to, transition the Accounts listed on Schedule 6.18 (other than, [***]) to Bank of Montreal, in a manner reasonably satisfactory to the Administrative Agent~~, with respect to the leasehold interest encumbered by the Mortgage (as amended, reaffirmed, and assigned) filed in Natrona County, Wyoming under instrument no. 1010227.~~.

~~(e) The US Borrower shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent within thirty (30) days after the Amendment No. 1 Effective Date (or such longer time period as the Administrative Agent may agree) a revised modification endorsement and a revised change of effective date endorsement with respect to the lender’s title insurance policy covering the Mortgage (as amended, reaffirmed, and assigned) filed in Natrona County, Wyoming under instrument no. 1010227, which reflect the removal of any exception related to the estoppel certificate to be delivered pursuant to clause (d) above and are otherwise in form and substance reasonably satisfactory to the Administrative Agent.~~

(f) ~~The US Borrower shall deliver to the Administrative Agent within fourteen (14) days after the Amendment No. 1 Effective Date (or such longer time period as the Administrative Agent may agree) (i) a certificate of insurance with respect to the property insurance policy of the Canadian Borrower, (ii) a lender loss payee endorsement and 30-day notice of cancellation endorsement with respect to the property insurance policy of the Canadian Borrower, and (iii) an Additional Insured endorsement with respect to the general liability insurance policy of the Canadian Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent.~~Conflicts Committee. Within ten (10) Business Days after the consummation of the sale of the West Colton Terminal and related assets, but in no event later than [***], the Conflicts Committee shall have been reduced to 2 members, one of whom will be the CRO and the other of whom will be an independent member of the Board, provided further; that in any event, upon either (i) the closing of the West Colton Terminal and related assets or (ii) failure to close such sale by the deadlines established in this Agreement (including as may be extended by consent of the Administrative Agent), the Conflicts Committee shall be reduced to 2 members (one of whom will be the CRO and the other of whom will be an independent member of the Board). The Conflicts Committee shall be maintained at all times

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, ~~or any Letter of Credit shall remain outstanding~~ neither Borrower shall, nor shall the Borrowers permit, any Restricted Subsidiary to, directly or indirectly:

Section 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

~~(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not expanded (other than improvements and accessions to such property), (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d) and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);~~

(~~c~~b) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(~~d~~c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(~~e~~d) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(~~f~~e) (i) Liens or deposits to secure the performance of bids, trade contracts and leases (other than leases constituting Indebtedness), letters of credit, indemnity obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) Liens resulting from earnest money deposits or indemnification holdbacks made in connection with permitted Acquisitions, Investments or Dispositions;

(~~g~~f) Liens comprised of minor defects, irregularities, and deficiencies in title to, and encroachments, easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, defects and irregularities on, easements, leases, licenses and other rights in real property in favor of a Borrower or any Restricted Subsidiary, in each case, which, individually and in the aggregate, do not materially interfere with the ordinary conduct of the Business and do not materially detract from the use of the property which they affect;

(~~h~~g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

~~(i) Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;~~

~~(j) Liens on any property or asset existing at the time such property or asset is acquired and Liens on property of a Person existing at the time such Person is merged or amalgamated into or consolidated with or acquired by a Borrower or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that, in each case, such Liens were not created in contemplation of such acquisition, merger, amalgamation, consolidation or Investment and do not extend to any assets other than those acquired or those of the Person merged or amalgamated into or consolidated with such Borrower or such Restricted Subsidiary or acquired by such Borrower or such Restricted Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(g);~~

(~~k~~h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, or under general depositary agreements, and burdening only deposit accounts or other funds maintained with a creditor depository institution;

(~~l~~i) any interest or title of a lessee or lessor under any operating lease entered into by a Borrower or any Restricted Subsidiary in the ordinary course of its business covering only the assets so leased;

(~~m~~j) Liens disclosed by any title report or title commitment provided to the Administrative Agent or surveys with respect to the Mortgaged Properties, in each case, to the extent reasonably acceptable to the Administrative Agent, and any replacement, extension or renewal of any such Lien; provided that, such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further, that, the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(~~n~~k) Liens in connection with subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements in connection with the use of real property;

~~(o) Liens on the Equity Interests of (i) Unrestricted Subsidiaries and (ii) Persons that are not Affiliates of the Borrowers or the Restricted Subsidiaries;~~

~~(p) Liens on cash margin collateral, deposits or securities required by any Person with whom the Borrowers or any of the Restricted Subsidiaries enters into a Swap Contract, to the extent such Swap Contracts are entered into in accordance with Section 7.15 and securing obligations in an amount not to exceed $10,000,000 in the aggregate;~~

(~~q~~l) rights of first refusal entered into in the ordinary course of business; and

(~~r~~m) Liens securing Indebtedness contemplated by Section  7.02(~~j~~e ); provided~~,~~ that, such Lien is limited to the applicable insurance contract and proceeds thereof;

~~(s) Liens granted pursuant to (i) the Development Transactions so long as any registration of such Liens against any assets of a Borrower or Restricted Subsidiary is made subsequent in time to the effective registration of the Lien on such assets securing the Obligations or (ii) the SPE Transactions; and~~

~~(t) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $15,000,000,~~

provided that, nothing contained herein is intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, any Lien created by any of the Loan Documents to any Liens permitted hereunder or under such other Loan Documents.

Section 7.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Canadian Borrower to the US Borrower in the aggregate amount not to exceed 30,000,000 Canadian Dollars pursuant to that certain Revolving Promissory Note dated as of August 31, 2016;

(b) Intercompany payables and receivables created in the ordinary course of business of a Loan Party owed to another Loan Party;

~~(a) obligations (contingent or otherwise) existing or arising under any Swap Contract permitted pursuant to Section 7.15;~~

~~(b) Indebtedness of a Borrower owed to a Restricted Subsidiary, or of a Restricted Subsidiary owed to a Borrower or a Restricted Subsidiary, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, be pledged under the Security Agreement, (ii) be on subordination terms reasonably acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;~~

(c) Indebtedness under the Loan Documents;

~~(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except (A) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, and (B) by an amount equal to any existing commitments unutilized thereunder; (ii) no additional or replacement direct or any contingent obligors are added with respect thereto, as a result of or in connection with such refinancing, refunding, renewal or extension; (iii) that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended; and (iv) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;~~

(~~e~~d) Guarantees of the Borrowers or any ~~Restricted Subsidiary~~other Loan Party in respect of the Indebtedness otherwise permitted hereunder of either Borrower or any Guarantor ~~or the Indebtedness incurred by joint ventures or Unrestricted Subsidiaries~~, in each case, constituting Investments otherwise permitted hereunder~~; provided that with respect to Guarantees of Indebtedness of joint ventures, the aggregate amount of Indebtedness guaranteed pursuant to such Guarantees shall not exceed $15,000,000, and with respect to Guarantees of Indebtedness of Unrestricted Subsidiaries, the aggregate amount of Indebtedness guaranteed pursuant to such Guarantees shall not exceed the amount permitted under Section 7.03(n);~~, existing on the date hereof;

~~(f) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000;~~

~~(g) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof in accordance with the terms of Section 7.03(g), which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Restricted Subsidiary);~~

~~(h) unsecured Indebtedness issued by the US Borrower and/or Finance Co; provided that (i) immediately prior to and after giving effect to the issuance of such Indebtedness, there would be no Default under this Agreement, (ii) such Indebtedness’ scheduled maturity is no earlier than six (6) months after the latest Maturity Date, (iii) such Indebtedness does not require any scheduled repayments, defeasance or redemption (or sinking fund therefor) of any principal~~

~~amount thereof prior to maturity, and (iv) the indenture or other agreement governing such Indebtedness shall not contain (A) maintenance financial covenants or (B) other terms and conditions, taken as a whole, that are materially more restrictive on the US Borrower and its Restricted Subsidiaries, taken as a whole, than then available market terms and conditions for comparable issuers and issuances, and any refinancings, refundings, renewals or extensions thereof; provided that the terms of such refinancing, refunding, renewing, or extending Indebtedness satisfy the requirements of Section 7.02(h);~~

~~(i) [reserved];~~

(~~j~~e) Indebtedness in respect of insurance premium financing for insurance being acquired by a Borrower or any Subsidiary incurred in the ordinary course of business and on customary terms and conditions; and

~~(k) Indebtedness existing solely based on the existence of the Liens permitted by Section 7.01(o);~~

(~~l~~f) Indebtedness in respect of performance bonds, letters of credit, bid bonds, appeal bonds, indemnity obligations, surety bonds and completion guarantees and similar obligations for the account of ~~the US Borrower or any Restricted Subsidiary~~any Loan Party, in each case, arising in the ordinary course of business and other than for an obligation for borrowed money~~;~~.

~~(m) Indebtedness pursuant to the SPE Transactions; and~~

~~(n) other Indebtedness not otherwise permitted under this Section 7.02, in an aggregate principal amount not to exceed $15,000,000 at any time outstanding.~~

Section 7.03. Investments. Make or hold any Investments, except:

(a) Investments held by the Borrowers and the Restricted Subsidiaries in the form of Cash Equivalents~~;~~ to the extent held within accounts that have control agreements in place that are in favor of the Administrative Agent; provided that Cash Equivalents may be transferred in the ordinary course of business to that certain deposit account to which the deposits pursuant to that certain Facilities Connection Agreement (the “Facilities Connection Agreement”) dated as of June 4, 2013, by and between USD Terminals Canada ULC (formerly USD Terminals Canada, Inc.), Gibson Energy Infrastructure Partnership (formerly Gibson Energy Partnership) and USD Terminals Canada II ULC, are maintained therein, provided further that any transfer of funds out of such account that are attributable to the Canadian Borrower’s portion of its revenue under such Facilities Connection Agreement shall be deposited in an account that has a control agreement in place in favor of the Administrative Agent;

(b) ~~advances~~Advances to officers, directors and employees of the Borrowers and the Restricted Subsidiaries in an aggregate amount not to exceed $~~1,000,000~~30,000 at any time outstanding~~,~~ or $15,000 in any monthly period (with any excess to be agreed upon by the CRO) and after giving effect thereto the Loan Parties are in compliance with the maximum amounts allowed for Approved G&A Expenses, Corporate G&A Expenses, Administrative G&A Expenses, Facilities Operations Expenses, Public Company Costs (commencing at such time compliance is applicable under Section 7.20), as appropriate, pursuant to this Agreement, to be used for travel, entertainment, ~~relocation, payroll advance and analogous~~meals and out-of-pocket expenses, in each case, in the ordinary course of business ~~purposes~~;

~~(c) (i) Investments by the Borrowers and the Restricted Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the US Borrower and the Restricted Subsidiaries in Loan Parties, and (iii) additional Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties;~~

(c) Payments to or on behalf of the CRO or to Opportune LLP pursuant to that certain engagement letter between the General Partner and Opportune LLP, dated as of the Amendment No. 5 Effective Date;

(d) Payments by the US Borrower to each independent Board member in cash, in an aggregate amount not to exceed $100,000 per any fiscal year period, as compensation for their service to the US Borrower, excluding any CRO Expenses, for the period commencing with the Amendment No. 5 Effective Date and ending on the date the Obligations are paid in full in cash;

(e) Intercompany payables and receivables created in the ordinary course of business of a Loan Party owed to another Loan Party;

(f) To the extent constituting an Investment, Dispositions permitted pursuant to Section 7.05(b);

(g) To the extent constituting Investments, payments by US Borrower to USDG, in an aggregate amount not to exceed $122,000 per month for Administrative G&A Expenses commencing as of November 1, 2023 and ending on the Maturity Date, provided that, such amounts are paid in kind not in cash;

(~~d~~h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, provided that such extensions of credit shall not be extended to USDG or its Controlled Investment Affiliates (that are not Loan Parties) outside of the ordinary course of business;

(~~e~~i) Guarantees existing on the date hereof permitted by Section 7.02; and

(~~f~~j) Investments existing on the date hereof and listed on Schedule 7.03;

~~(g) Acquisitions; provided that:~~

~~(i) if such Acquisition is consummated at any time other than during the Covenant Relief Period, (A) a Borrower or a Guarantor is the acquiring or surviving entity; (B) no Default or Event of Default exists immediately before and after giving effect to such Acquisition; (C) in respect of Material Acquisitions, immediately after giving effect to such Material Acquisition on a pro forma basis, the Borrowers and the Restricted Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the last day of the most recently ended fiscal quarter; (D) the requirements of Sections 6.11 and~~

~~7.07 are satisfied in connection therewith and the target is not hostile; (E) if such Acquisition is of Equity Interests, the issuer of such Equity Interests shall be an entity organized under the laws of the United States or Canada; and (F) in respect of Material Acquisitions, the Administrative Agent shall have received, prior to the date on which any such Material Acquisition is to be consummated, a certificate of a Responsible Officer of the US Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this Section 7.03(g)(i) are satisfied as of the date on which such Material Acquisition is consummated; and~~

~~(ii) if such Acquisition is consummated during the Covenant Relief Period, (A) a Borrower or a Guarantor is the acquiring or surviving entity; (B) no Default or Event of Default exists immediately before and after giving effect to such Acquisition; (C) immediately after giving effect to such Acquisition on a pro forma basis, the Borrowers and the Restricted Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the last day of the most recently ended fiscal quarter; (D) immediately after giving effect to such Acquisition on a pro forma basis, the Consolidated Net Leverage Ratio is not greater than 4.75 to 1.00 as of the last day of the most recently ended fiscal quarter; (E) immediately after giving effect to such Acquisition on a pro forma basis, Liquidity is not less than $20,000,000; (F) the requirements of Sections 6.11 and 7.07 are satisfied in connection therewith and the target is not hostile; (G) if such Acquisition is of Equity Interests, the issuer of such Equity Interests shall be an entity organized under the laws of the United States or Canada; and (H) the Administrative Agent shall have received, prior to the date on which any such Acquisition is to be consummated, a certificate of a Responsible Officer of the US Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this Section 7.03(g)(ii) are satisfied as of the date on which such Acquisition is consummated;~~

~~(h) Investments consisting of debt securities as partial consideration for the Disposition of assets permitted by Section 7.05(f);~~

~~(i) so long as (i) no Default has occurred and is continuing or would result from such Investment and (ii) if such Investment is made during the Covenant Relief Period, (A) immediately after giving effect to such Investment on a pro forma basis, the Consolidated Net Leverage Ratio is not greater than 4.75 to 1.00 as of the last day of the most recently ended fiscal quarter and (B) immediately after giving effect to such Investment on a pro forma basis, Liquidity is not less than $20,000,000, Investments by the US Borrower and its Subsidiaries in joint ventures not exceeding $35,000,000 in the aggregate; provided that the US Borrower shall use commercially reasonable efforts to have any Equity Interests in any such joint venture pledged to the Administrative Agent for the ratable benefit of the Secured Parties under the Security Agreement and use commercially reasonable efforts to ensure that the Administrative Agent shall have received such other items in connection therewith as may be required by Section 6.11(b);~~

~~(j) Investments in connection with cash margin collateral, deposits or securities permitted under Section 7.01(p);~~

~~(k) Investments in Swap Obligations permitted pursuant to Section 7.15;~~

~~(l) Investments made with the proceeds of substantially concurrent issuances of common Equity Interests of the US Borrower or contributions to the US Borrower (other than Disqualified Capital Stock); provided, that (i) no Default or Event of Default exists immediately before and after giving effect to such Investment, and (ii) both before and after giving effect to such Investment on a pro forma basis the US Borrower and the Restricted Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the last day of the most recently ended fiscal quarter;~~

~~(m) Investments held by any Restricted Subsidiary acquired after the Closing Date to the extent such Investments were held by such Restricted Subsidiary on the date of acquisition of such Restricted Subsidiary;~~

~~(n) so long as (i) no Default has occurred and is continuing or would result from such Investment and (ii) if such Investment is made during the Covenant Relief Period, (A) immediately after giving effect to such Investment on a pro forma basis, the Consolidated Net Leverage Ratio is not greater than 4.75 to 1.00 as of the last day of the most recently ended fiscal quarter and (B) immediately after giving effect to such Investment on a pro forma basis, Liquidity is not less than $20,000,000, Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and unsecured Guarantees of Indebtedness otherwise expressly permitted hereunder) on or after the Closing Date by Loan Parties in Unrestricted Subsidiaries in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to the sum of, without duplication, $15,000,000 in the aggregate plus any return of capital actually received by the Borrowers or any Restricted Subsidiary in respect of other investments made by them pursuant to this clause (n); and~~

~~(o) so long as (i) no Default has occurred and is continuing or would result from such Investment and (ii) if such Investment is made during the Covenant Relief Period, (A) immediately after giving effect to such Investment on a pro forma basis, the Consolidated Net Leverage Ratio is not greater than 4.75 to 1.00 as of the last day of the most recently ended fiscal quarter and (B) immediately after giving effect to such Investment on a pro forma basis, Liquidity is not less than $20,000,000, other Investments (other than Investments in Unrestricted Subsidiaries) not exceeding the greater of (x) $15,000,000 in the aggregate in any fiscal year of the US Borrower or (y) 15% of Consolidated Net Tangible Assets of the US Borrower and its Restricted Subsidiaries, in the aggregate in any fiscal year.~~

Section 7.04. Fundamental Changes. ~~Merge~~Unless otherwise agreed to by the CRO, merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person~~, except that, so long as no Default exists or would result therefrom:~~; provided that the Conflicts Committee shall have sole power and authority with respect to the institution or defense of, or consent (whether express or by failure to act) to, any proceeding, case or other action under any Debtor Relief Law or with respect to any exercise of rights under Article 9 of the UCC or under any deed of trust, mortgage, or similar security agreement.

~~(a) the Borrowers or any of the Restricted Subsidiaries may merge or amalgamate with any other Restricted Subsidiaries or any other Person; provided, that (i) if any of such Subsidiaries is a Guarantor, a Guarantor shall be the surviving Person, and if a Borrower is a party thereto, such Borrower shall be the surviving Person, and (ii) the US Borrower and the Canadian Borrower may not merge or amalgamate into each other;~~

~~(b) any Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Guarantor;~~

~~(c) any Subsidiary that is not a Loan Party may Dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Borrower or any Subsidiary that is a Loan Party;~~

~~(d) any Subsidiary (other than the Canadian Borrower) may liquidate, wind up or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders and all of the assets of such Subsidiary are transferred to another Restricted Subsidiary; and~~

~~(e) a Restricted Subsidiary may enter into Dispositions permitted by Section 7.05, and a Restricted Subsidiary whose Equity Interests are sold pursuant to such a Disposition may enter into mergers, consolidations and amalgamations to facilitate such Dispositions.~~

Section 7.05. Dispositions~~. Make any Disposition, except:~~. Make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business in an aggregate amount not to exceed $25,000 without the CRO’s consent;

(b) ~~ordinary-course-of-business Dispositions of~~ Ordinary course of business Dispositions for any of the following categories so long as such Dispositions do not interfere with the ordinary conduct of the business of the Borrowers or the Restricted Subsidiaries and do not detract from the value or the use of the property which they affect, and would not have a material adverse effect in any manner on the Lenders or the Collateral (and for each of clauses (i) – (iii) below, so long as such amounts individually and in the aggregate do not exceed $25,000 at any one time outstanding without the CRO’s consent): (i) inventory; (ii~~) Cash Equivalents; (iii~~) overdue accounts receivable in connection with the compromise or collection thereof (and not in connection with any financing transaction); ~~and~~ (~~iv~~iii ) leases, subleases, rights of way, easements, licenses, and sublicenses ~~that, individually and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrowers or the Restricted Subsidiaries and do not materially detract from the value or the use of the property which they affect;~~, and (iv) Cash Equivalents; provided that, proceeds of any Dispositions of Cash Equivalents shall be deposited in deposit accounts subject to a control agreement in favor of the Administrative Agent;

(c) Dispositions of ~~equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;~~Cash Equivalents between or amongst the Loan Parties, or Dispositions among USD Terminals Canada ULC and USD Terminals Canada II ULC.

(d) Dispositions of property by a ~~Borrower or any Restricted Subsidiary to a Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a~~Loan Party to another Loan Party;

(e) Dispositions in the form of Liens permitted by Section 7.01 and Dispositions in the form of Investments permitted by Sections 7.03;

(f) Dispositions ~~by the Borrowers and the Restricted Subsidiaries not otherwise permitted under this Section 7.05, subject to the following conditions:~~agreed to by the CRO, provided that the proceeds of such Disposition are applied to the Loans pursuant to Section 2.05 and the aggregate Commitments are reduced by such amount pursuant to Section 2.06;

~~(i) if such Disposition occurs at any time other than during the Covenant Relief Period, (A) no Default exists at the time of such Disposition or would result from such Disposition and (B) at the time of such Disposition, after giving effect thereto, the aggregate book value of all property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $35,000,000; and~~

~~(ii) if such Disposition occurs during the Covenant Relief Period, (A) no Default exists at the time of such Disposition or would result from such Disposition, (B) at the time of such Disposition, after giving effect thereto, the aggregate book value of all property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $50,000,000, and (C) the Borrowers shall make any prepayment required in accordance with Section 2.05(b)(ii).~~

(g) Dispositions of property (i) resulting from the condemnation thereof or (ii) that has suffered a casualty (constituting a total loss or constructive total loss of such property), in each case upon or after receipt of the condemnation proceeds or insurance proceeds of such condemnation or casualty, as applicable; and application of such proceeds in accordance with the terms of this Agreement;

(h) ~~Dispositions of Equity Interests of Unrestricted Subsidiaries;~~ Disposition of the West Colton Terminal so long as the Minimum West Colton Sale Lender Payment is equal to or greater than $[***], and so long as the Loan Parties shall be in compliance with the other express terms herein setting forth the manner of such sale process and related assets and payments resulting therefrom; and

(i) Other Dispositions not to exceed $25,000 in the aggregate or such greater amount as approved by the Administrative Agent; provided that neither USDG nor any of its affiliates can be the receiver of such Disposition, or be involved in the Disposition transaction in any way (excluding only to the extent that shared employees are employed formally by USDG);

provided, further, that, notwithstanding anything to the contrary in this Agreement (excluding the Disposition in Section 7.05(h) so long as such Disposition is on the terms and conditions set forth herein), the CRO shall have sole and prior approval rights over any Disposition of assets with an aggregate fair market value equal to or greater than $25,000.

~~(i) Dispositions pursuant to the Development Transactions;~~

~~(j) Dispositions pursuant to SPE Transactions; and~~

~~(k) to the extent constituting a Disposition, (i) the unwinding of any Swap Contract pursuant to its terms and (ii) any transfer of title or release of claims to Crude Oil, Refined Products or other petroleum products that are stored or handled at any Terminal;~~

~~provided, however, that any Disposition pursuant to Section 7.05 (c) and (f) shall be for fair market value.~~

Section 7.06. Restricted Payments. ~~Declare~~Without the CRO’s consent, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that~~:~~ Restricted Payments may be made to a Borrower or to a Guarantor to the extent otherwise expressly permitted under Section 7.03 or Section 7.05 of this Agreement.

~~(a) each Restricted Subsidiary may make Restricted Payments to a Borrower, any Subsidiaries that are Guarantors and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;~~

~~(b) each Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in common or subordinated Equity Interests of such Person and the US Borrower may exchange common Equity Interests for or convert Equity Interests into other Equity Interests;~~

~~(c) each of the Borrowers and each of the Restricted Subsidiaries may purchase, redeem or otherwise acquire its Equity Interests or make other Restricted Payments with the proceeds received from the substantially concurrent issue of new common or subordinated Equity Interests;~~

~~(d) so long as (i) no Default has occurred and is continuing or would result therefrom and (ii) solely during the Covenant Relief Period, (A) immediately after giving effect to such Restricted Payment on a pro forma basis, the Borrowers and the Restricted Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the last day of the most recently ended fiscal quarter, (B) immediately after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Net Leverage Ratio is not greater than 4.50 to 1.00 as of the last day of the most recently ended fiscal quarter and (C) immediately after giving effect to such Restricted Payment on a pro forma basis, Liquidity is not less than $20,000,000, any other Restricted Payments may be made in an amount not to exceed $1,000,000 in the aggregate per fiscal year; and~~

~~(e) so long as (i) no Default has occurred and is continuing or would result therefrom and (ii) solely during the Covenant Relief Period, (A) immediately after giving effect to such Restricted Payment on a pro forma basis, the Borrowers and the Restricted Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the last day of the most recently ended fiscal quarter, (B) immediately after giving effect to such Restricted Payment on a pro forma basis, the Consolidated Net Leverage Ratio is not greater than 4.50 to 1.00 as of the last day of the most recently ended fiscal quarter and (C) immediately after giving effect to such Restricted Payment on a pro forma basis, Liquidity is not less than $20,000,000, the US Borrower may make Restricted Payments with respect to any fiscal quarter in an aggregate amount not to exceed Available Cash with respect to such fiscal quarter.~~

Section 7.07. Change in Nature of Business . Engage in any material line of business different from the Business.

Section 7.08. Transactions with Affiliates . Enter into any transaction of any kind with any Affiliate of either Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the US Borrower and the Restricted Subsidiaries, taken as a whole, as would be obtainable at the time in a comparable arm’s length transaction with a Person other than an Affiliate unless otherwise agreed to by the Conflicts Committee and the CRO (as further specified below in this Section 7.08 and in Section 11.27); provided that the foregoing restriction shall not apply to (a) those transactions ~~between or among the Loan Parties~~required as conditions precedent to the effectiveness of Amendment No. 5, (b) transactions ~~pursuant to the~~ among Loan Parties, (c) [reserved]; (d) payments made pursuant the Administrative G&A Expenses, Approved G&A Expenses, Corporate G&A Expenses, Facilities Operations Expenses and Public Company Costs, but only to the extent expressly permitted by this Agreement; (e) transactions relating to the West Colton Terminal between West Colton and USDCF (including, for the avoidance of doubt, pursuant to that certain Terminal Services Agreement, dated June 28, 2021, by and between West Colton Rail Terminal LLC and USDCF, as amended by that certain First Amendment to Terminal Services Agreement, dated July 8, 2022 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), but only to the extent such transaction is otherwise expressly permitted under this Agreement, (f) transactions pursuant to Material Contracts listed on Schedule 5.25 as in effect on the ~~date of this Agreement~~Amendment No. 5 Effective Date or, if applicable~~,~~ to the extent modified in a manner that is not ~~materially~~ adverse to the Loan Parties or the Lenders~~,~~ and (~~c~~g) transactions required by the US Borrower Partnership Agreement and permitted under this Agreement, ~~(d) transactions that are not on an arm’s length basis or are not on terms as favorable as could have been obtained from a third party, provided that such transaction or transactions occurs within a related series of transactions, which, in the aggregate, are on an arm’s-length basis and are on terms as favorable as could have been obtained from a third party, (e) any corporate sharing agreements with respect to tax sharing and general overhead and administrative matters in the ordinary course of business, (f) the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of, the General Partner and directors, employees and officers of the General Partner, the US Borrower or any Subsidiary, (g) Investments permitted by Section 7.03(l). (h) the conversion of Class A Units (as defined in the US Borrower Partnership Agreement) into common Equity Interests of the US Borrower in accordance with the terms set forth in the US Borrower Partnership Agreement, (i) transactions pursuant to the Development Transactions, (j) transactions approved by the conflicts committee of the General Partner in good faith in accordance with the US Borrower Partnership Agreement and (k) the SPE Transactions.~~.

Section 7.09. Burdensome Agreements. ~~Enter~~Without the consent of the CRO, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to either Borrower or any Guarantor or to otherwise transfer property to or invest in either Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09~~; (B) at the time any Restricted Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary~~, (ii) of any Restricted Subsidiary to Guarantee the Obligations or (iii) of a Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on Collateral of such Person to secure the Obligations~~; provided, however, that clauses (i) through (iii) shall not prohibit (A) any negative pledge or other transfer restriction incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.02(f) or (g) solely to the extent any such negative pledge or transfer restriction relates to the property financed by or the subject of such Indebtedness, (B) customary non-assignment provisions in purchase and sale or exchange agreements or similar operational agreements, or customary provisions in licenses, easements, leases or other agreements, in each case entered into in the ordinary course of business and consistent with past practices, which restrict the transfer, assignment or encumbrance thereof, (C) restrictions imposed by Law, (D) customary provisions in joint venture agreements restricting (i) the ability of the joint venture to grant Liens in its assets, make distributions or provide guarantees of its equity holders’ obligations, or (ii) the ability of the joint venture partners to grant Liens in the equity of such joint venture, any holder of a Lien permitted by Section 7.01 restricting the transfer of the property subject thereto and, customary restrictions and conditions contained in any agreement relating to any purchase, sale, amalgamation or merger permitted hereunder pending the consummation of such purchase, sale, amalgamation or merger or; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.~~.

Section 7.10. Use of Proceeds. Use the proceeds of any ~~Credit Extension~~Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Relevant Governmental Body) or to extend credit to others for the purpose of purchasing or carrying margin stock, in each case in violation of Regulation U.

Section 7.11. ~~Financial Covenants.~~ Liquidity. Commencing as of the Liquidity Testing Commencement Date, allow Liquidity to be less than $2,000,000.

~~(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the US Borrower (beginning with the fiscal quarter ended September 30, 2018) to be less than:~~

~~(i) for each fiscal quarter ending on or before March 31, 2023, 2.50 to 1.00,~~

~~(ii) for the fiscal quarter ending June 30, 2023, 2.25 to 1.00, for the fiscal quarter ending September 30, 2023, 2.00 to 1.00, and~~

~~(iii) for each fiscal quarter ending on or after December 31, 2023, 2.50 to 1.00.~~

~~Notwithstanding the foregoing, if the Covenant Relief Period has terminated prior to its scheduled termination date pursuant to the proviso set forth in the definition of such term (any such early termination date, an “Early Termination Date”), then the US Borrower will not permit the Consolidated Interest Coverage Ratio for each fiscal quarter ending on or after such Early Termination Date, or for which a Compliance Certificate is required to be delivered on or after such Early Termination Date pursuant to this Agreement, to be less than 2.50 to 1.00.~~

~~(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the US Borrower (beginning with the fiscal quarter ended September 30, 2018) to be greater than:~~

~~(i) for each fiscal quarter ending on or before December 31, 2022 (A) if Qualified Notes are not outstanding, (1) during a Specified Acquisition Period, 5.00 to 1.00, and (2) at all other times, 4.50 to 1.00, and (B) if Qualified Notes are outstanding, (1) during a Specified Acquisition Period, 5.50 to 1.00, and (2) at all other times, 5.00 to 1.00,~~

~~(ii) for the fiscal quarters ending March 31, 2023 and June 30, 2023, 5.50 to 1.00,~~

~~(iii) for the fiscal quarter ending September 30, 2023, 5.25 to 1.00, and~~

~~(iv) for each fiscal quarter ending on or after December 31, 2023 (A) if Qualified Notes are not outstanding, (1) during a Specified Acquisition Period, 5.00 to 1.00, and (2) at all other times, 4.50 to 1.00, and (B) if Qualified Notes are outstanding, (1) during a Specified Acquisition Period, 5.50 to 1.00, and (2) at all other times, 5.00 to 1.00.~~

~~Notwithstanding the foregoing, if an Early Termination Date has occurred, then the US Borrower will not permit the Consolidated Leverage Ratio for each fiscal quarter ending on or after such Early Termination Date, or for which a Compliance Certificate is required to be delivered on or after such Early Termination Date pursuant to this Agreement, to be greater than (x) if Qualified Notes are not outstanding, (I) during a Specified Acquisition Period, 5.00 to 1.00, and (II) at all other times, 4.50 to 1.00, and (y) if Qualified Notes are outstanding, (I) during a Specified Acquisition Period, 5.50 to 1.00, and (II) at all other times, 5.00 to 1.00.~~

~~(c) Consolidated Senior Secured Leverage Ratio. Upon and after the consummation of a Qualified Notes Offering, permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of the US Borrower (beginning with the fiscal quarter ended September 30, 2018) to be greater than (A) during a Specified Acquisition Period, 4.00 to 1.00, and (B) at all other times, 3.50 to 1.00.~~

Section 7.12. Amendments of Organization Documents . Amend any of its Organization Documents or the Omnibus Agreement, unless such amendments~~,~~ or other modifications~~, or supplements could not reasonably be expected to be materially adverse to the rights of the Administrative Agent or the Lenders.~~ are required to allow the changes to the Conflicts Committee, or provide authorization for the CRO, as expressly set forth in this Agreement.

Section 7.13. Accounting Changes. Make any change in (a) accounting policies or reporting practices, except to the extent consistent with GAAP, or (b) the fiscal year-end of any Loan Party.

Section 7.14. ~~Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness incurred pursuant to Section 7.02(h), except for (a) refinancings, refundings, extensions or renewals of such Indebtedness to the extent such refinancing, refunding, extension or renewal is permitted by Section 7.02(h), (b) any payment or redemption to the extent made with the net proceeds of a substantially concurrent issuances of common Equity Interests of the US Borrower (other than Disqualified Capital Stock); provided that (i) no Default or Event of Default exists, and (ii) the US Borrower and the Restricted Subsidiaries would have been in compliance with Sections 7.11(a), 7.11(b), and 7.11(c) as of the end of the most recent fiscal quarter both before and after giving effect thereto on a pro forma basis and (c) so long as no Default or Event of Default is continuing or would result therefrom, any other payment or redemption in an amount not to exceed $15,000,000.~~[Reserved].

Section 7.15. Limitation on Speculative Hedging . Enter into any Swap Contract for speculative purposes.

Section 7.16. Sanctions; Anti-Terrorism/Anti-Money Laundering; Anti-Corruption . Directly or indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, in each case, (a) in a Sanctioned Country, ~~or~~(b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Sanctions, Anti-Corruption Laws, or Anti-Money Laundering/Anti-Terrorism Laws or (c)(i) to fund any activities of or business with any Sanctioned Person, or (ii) in any other manner that would result, to the knowledge of any Borrower or Restricted Subsidiary, in a violation by any Person (including any Person participating in the transaction, whether as Lender, Joint Lead Arranger, Administrative Agent, ~~L/C Issuer, Swing Line Lender, or~~or otherwise) of any applicable Sanctions, Anti-Corruption Laws, or Anti-Money Laundering/Anti-Terrorism Laws.

Section 7.17. Administrative G&A Expenses . Prior to the Maturity Date or the filing of a voluntary or involuntary bankruptcy by the US Borrower, make any payment in cash or reimburse USDG or make any other distribution for the payment of any Administrative G&A Expenses owing under the Omnibus Agreement; provided that (a) payment in kind of such amounts in an aggregate up to $1,464,000 are permitted for the period commencing with November 1, 2023 to the Maturity Date, and (b) such amounts can only be paid in cash after the Obligations have been repaid in full and in cash. The Loan Parties hereby agree that upon any of the following occurring: (i) the Obligations not being paid in full and in cash on or before the Maturity Date, (ii) the occurrence and continuance of an Event Default (excluding Defaults pursuant to Section 8.01(f) or (g)), or (iii) a sale of substantially all the assets of the Loan Parties which results in insufficient proceeds to repay the Obligations in full and in cash on or before the Maturity Date, the accrued amount of the Administrative G&A Expenses as of the time of such event shall be cancelled and shall no longer be due and payable.

Section  7.18. Corporate G&A Expenses . Make any payment in cash or reimburse USDG or make any other distribution for the payment of any Corporate G&A Expenses owing under the Omnibus Agreement in excess of the following amounts set forth for the following time periods noted below:

Time Period	Maximum Amount
November 1, 2023 – December 31, 2023	$238,000
January 1, 2024 – March 31, 2024	$357,000
April 1, 2024 – June 30, 2024	$357,000
July 1, 2024 - September 30, 2024	$357,000
October 1, 2024 – Maturity Date	$120,000

provided further, that (i) upon consummation of the sale of the West Colton Terminal, the maximum Corporate G&A Expenses allowed per the grid above (as reduced pursuant to clause (ii) or (iii) of this paragraph, if applicable) for the time period in which such sale is consummated and each subsequent time period through the Maturity Date shall immediately be reduced for such period by $25,900 per month (pro-rated for any partial month), (ii) upon consummation of the sale of the Stroud Terminal, the maximum Corporate G&A Expenses allowed per the grid above (as reduced pursuant to clause (i) of this paragraph, if applicable) for the time period in which such sale is consummated shall immediately be reduced in such period by $20,400 per month (pro-rated for any partial month), and (iii) upon idling of the Stroud Terminal, the maximum Corporate G&A Expenses allowed per the grid above (as reduced pursuant to clause (i) of this paragraph, if applicable) for the time period in which such idling occurs shall immediately be reduced in such time period by $19,400 per month (pro-rated for any partial month). For the avoidance of doubt, any reduction in the maximum Corporate G&A Expenses pursuant to clause (iii) of this paragraph upon idling of the Stroud Terminal shall not apply to any period following the sale of the Stroud Terminal.

Section  7.19. Incentive Plans . Unless otherwise consented to in advance by the CRO or otherwise permitted under Section 7.03(d), convert, substitute, replace or in any method or manner change or make any distributions under a key employee incentive plan, key employee retention plan, or management incentive plan; provided that the Borrowers may, at their own election or discretion, choose to withhold Equity Interests otherwise issuable to a director or an employee of such Borrower to address tax liabilities associated with the vesting of such Equity Interests and distribute cash payments in connection with such Equity Interests to the applicable taxing authority and make cash distributions to certain Canadian directors, officers, employees to settle such Equity Interests granted to such directors, officers, and employees pursuant to the terms and conditions of the underlying incentive plans, but Borrowers agree such distributions in the aggregate are not expected to and will not exceed $75,000 for all directors, officers, employees and taxing authorities, or such higher amount the Administrative Agent agrees in writing, upon the written request of Borrowers and only in the event Borrowers conclude under applicable law additional distributions are required.

Section  7.20. Public Company Costs . The US Borrower’s annual Public Company Costs plus all payments made to any board member or member of the Conflicts Committee (in each case, other than payments made pursuant to Section 7.03(c)), shall not in the aggregate exceed $3,000,000 (unless otherwise consented to in advance by the Administrative Agent and the Required Lenders) for any twelve consecutive months from and after April 1, 2024. For the avoidance of doubt, CRO Expenses shall not be considered a Public Company Cost hereunder.

Section 7.21. Omnibus Agreement . No employee-related general and administrative expenses shall be reimbursable to USDG pursuant to the Omnibus Agreement other than Administrative G&A Expenses, Corporate G&A Expenses, Public Company Costs and Facilities Operations Expenses, and further, none of these reimbursable amounts may be for duplicative expenses and each category or type of employee expense can only be allocated to one of Administrative G&A Expenses, Corporate G&A Expenses, Public Company Costs or Facilities Operations Expenses.

Section  7.22. Prepayments to Board. Except as expressly set forth in Section 7.03(d), no prepayment of expenses can be made to any director of the Board without the CRO’s consent (other than CRO Expenses).

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. A Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan ~~or any L/C Obligation~~, or (ii) pay within ~~three~~one Business ~~Days~~Day after the same becomes due, any interest on any Loan ~~or on any L/C Obligation~~, or any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. A Borrower or any Loan Party (i) fails to perform or observe any term, covenant or agreement contained in Section 6.02(b) and such failure continues for 3 ~~Business~~ Days after the earlier to occur of (A) receipt of written notice thereof from Administrative Agent or Required Lenders to the Borrowers, or (B) a Responsible Officer otherwise has actual knowledge of any such failure; (ii) fails to perform or observe any term, covenant or agreement contained in Section 6.10 or Section 6.16 and such failure continues for 5 days after the earlier to occur of (A) receipt of written notice thereof from Administrative Agent or Required Lenders to the Borrowers, or (B) a Responsible Officer otherwise has actual knowledge of any such failure; (iii) fails to perform or observe any term, covenant or agreement contained in Section 6.01 and such failure continues for ~~15 days~~3 Business Days after the earlier to occur of (A) receipt of written notice thereof from Administrative Agent or Required Lenders to the Borrowers, or (B) a Responsible Officer otherwise has actual knowledge of any such failure; or (iv) fails to perform or observe any term, covenant or agreement contained in Section 6.02(j) and (k) and such failure continues for 1 Business Day, or (v) fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05 (only with respect to the Loan Parties) 6.17, 6.18, or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for ~~30 days~~15 Business Days after the earlier to occur of (~~A~~i) receipt of written notice thereof from Administrative Agent or Required Lenders to the Borrowers and (~~B~~ii ) the Borrowers having knowledge of such failure.

(d) Representations and Warranties. (i) Any representation, warranty or certification made or deemed made by or on behalf of a Borrower or any other Loan Party herein or in any other Loan Document that does not have a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any material respect when made or deemed made or (ii) any representation, warranty or certification made or deemed made by or on behalf of a Borrower or any other Loan Party herein or in any other Loan Document that has a materiality or Material Adverse Effect qualification shall be incorrect or misleading in any respect when made or deemed made; or

(e) Cross-Default. (i) A Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party, any Restricted Subsidiary or the General Partner institutes or consents to the institution of any proceeding, case or other action under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding, case or other action under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) ~~A Borrower, any Restricted Subsidiary or the General Partner becomes unable or admits in writing its inability or fails generally to pay its debts as they become due~~[reserved], or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against a Borrower or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material Loan Document; or any Loan Party denies that it has any or further liability or obligation under any material Loan Document, or purports to revoke, terminate or rescind any material Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Sections 4.01 or 6.11 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01 and other than as a result of the acts or omissions of the Administrative Agent with respect to perfection requirements) on a material portion of the Collateral purported to be covered thereby; or

(m) Environmental. There occurs any Environmental Liability that has resulted in a Material Adverse Effect~~.~~; or

(n) CRO. (i) Upon the Amendment No. 5 Effective Date, the CRO has not been added to the Board or the Conflicts Committee, and does not have the authorizations granted by the Board necessary to act on behalf of the Loan Parties, or (ii) at any time the CRO is terminated by the General Partner, unless (A) (1) terminated for Cause by the General Partner or (2) terminated for an act of gross negligence (as defined by applicable New York law) by the CRO in the course of his duties, based upon the reasonable belief of the General Partner (based upon the facts and circumstances existing at such time) and with the concurrence of the Administrative Agent (upon consideration of such facts and circumstances existing at such time), such concurrence by the Administrative Agent not to be unreasonably withheld or delayed, and (B) a new CRO has been selected by the General Partner from a pre-approved CRO list provided by the Administrative Agent (in consultation with the Required Lenders) within fifteen (15) days (or such longer period as the Administrative Agent may determine) in its sole discretion of receiving such list from the Administrative Agent and (C) such new CRO is added to the Board and the Conflicts Committee by the earlier of thirty days from the date of receiving such list of CROs from the Administrative Agent or the date of the next Conflicts Committee meeting; provided, however, upon agreement between the Conflicts Committee and the Administrative Agent, if such selected CRO candidate fails to provide such requisite information in the time reasonably necessary to determine whether such candidate qualifies to serve on the Board and the Conflicts Committee or to complete any background checks, such period to replace the CRO shall be extended as may be agreed between the Borrowers and the Administrative Agent, and (D) no CRO has been terminated previously for any reason, including for Cause, unless such prior termination was in concurrence with the Administrative Agent.

(o) West Colton Sale. The West Colton Terminal sale has not been completed on or before December [***], 2023 (or by [***] if such period was extended by Administrative Agent in its sole discretion) or the gross sale proceeds of the West Colton Terminal sale (including WC Permitted Escrow) were less than $[***], or the Minimum West Colton Sale Lender Payment is less than the amount required pursuant to the definition of Minimum West Colton Sale Lender Payment.

Section 8.02. Remedies upon Event of Default~~. If any Event of Default occurs and is continuing,~~ . If any Event of Default occurs and is continuing,

(a) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(~~a~~i) declare the commitment of each Lender to make Loans ~~and any obligation of the L/C Issuers to make L/C Credit Extensions~~ to be terminated, whereupon such commitments and obligation shall be terminated;

(~~b~~ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

~~(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and~~

(~~d~~iii) exercise on behalf of itself~~,~~ and the Lenders ~~and the L/C Issuers~~ all rights and remedies available to it~~,~~ or the Lenders ~~and the L/C Issuers~~ under the Loan Documents;

(b) the CRO shall, at the direction of the Required Lenders, commence an out-of-court process for the sale of all or substantially all of the Loan Parties’ assets, provided that, the Conflicts Committee shall be permitted to review and approve the terms of any such transaction involving USDG or any of its Affiliates or Related Parties, provided further, the CRO shall have ultimate authority over such transaction;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to either Borrower under the Bankruptcy Code of the United States (or similar debtor relief laws under any other jurisdiction), the obligation of each Lender to make Loans ~~and any obligation of the L/C Issuers to make L/C Credit Extensions~~ shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, ~~and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective,~~ in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have otherwise automatically become immediately due and payable ~~and the L/C Obligations have automatically been required to be Cash Collateralized~~ as set forth in the proviso to Section 8.02), any amounts received in cash on account of the Obligations shall, subject to the provisions of ~~Sections 2.14 and~~ 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal~~,~~ and interest ~~and Letter of Credit Fees~~) payable to the Lenders ~~and the L/C Issuers~~ (including fees, charges and disbursements of counsel to the respective Lenders ~~and the L/C Issuers~~ (including fees and time charges for attorneys of any Lender ~~or any L/C Issuer~~) in accordance with Section 11.04) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid ~~Letter of Credit Fees and~~ interest on the Loans~~, L/C Borrowings~~ and other Obligations arising under the Loan Documents, ratably among the Lenders ~~and the L/C Issuers~~ in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ~~L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements,~~ ratably among the Lenders~~, the L/C Issuers, the Hedge Banks and the Cash Management Banks~~ in proportion to the respective amounts described in this clause Fourth held by them;

~~Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.14, ratably among the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them;~~

~~Sixth~~Fifth, to the payment of any other Obligations; and

~~Last~~Sixth, the balance, if any, after all of the Obligations have been indefeasibly paid in full and in cash, to the Borrowers or as otherwise required by Law.

~~Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.~~

~~Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.~~

ARTICLE IX.

MULTIPLE BORROWERS

Section 9.01. Obligations Joint and Several and Unconditional. The obligations of each Borrower under this Agreement and the Notes are joint and several and absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Borrower under this Agreement, the Notes or any other Loan Document (collectively, the “Other Borrower Obligations”), or any substitution, release or exchange of any other guarantee of or security for any of the Other Borrower Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article IX that the obligations of each Borrower hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of either Borrower under this Agreement, the Notes or any other agreement referred to herein or therein:

(a) at any time or from time to time, without notice to either Borrower, the time for any performance of or compliance with any of the Other Borrower Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Other Borrower Obligations shall be accelerated, or any of the Other Borrower Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other Loan Document shall be waived or any other guarantee of any of the Other Borrower Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, the Administrative Agent or any other Secured Party as security for any of the Other Borrower Obligations shall fail to be perfected.

Each Borrower hereby expressly waives, with respect to the Other Borrower Obligations diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent~~, any L/C Issuer, the Swing Line Lender~~ or any Lender exhaust any right, power or remedy or proceed against the other Borrower under this Agreement or the Notes or any other Loan Document, or against any other Person under any other guarantee of, or security for, any of the Other Borrower Obligations.

Section 9.02. Reinstatement. The obligations of a Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the other Borrower in respect of the Other Borrower Obligations is rescinded or must be otherwise restored by any holder of any of the Other Borrower Obligations, whether as a result of any proceedings in a bankruptcy or reorganization or otherwise, and each Borrower agrees that it will indemnify the Administrative Agent~~, each L/C Issuer, the Swing Line Lender~~ and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such ~~L/C Issuer, Swing Line Lender or~~ Lender in connection with such rescission or restoration.

Section 9.03. Subrogation. Each Borrower hereby agrees that until the payment and satisfaction in full of all Other Borrower Obligations, the expiration and termination of this Agreement and the Commitments of the Lenders under this Agreement, and the expiration or termination of all Letters of Credit, it shall not exercise any right or remedy arising by reason of any performance by it of any of its obligations hereunder, whether by subrogation or otherwise, against the Other Borrower Obligations or any security for any of the Other Borrower Obligations.

Section 9.04. Remedies. Each Borrower agrees that, as between such Borrower and the Lenders, the obligations of the other Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article VIII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such other Borrower) shall forthwith become due and payable by such Borrower.

Section 9.05.     Limitation on Obligations. Notwithstanding any provision to the contrary contained herein, in any of the Notes or any other Loan Document, to the extent the joint obligations of the Borrowers would be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of applicable Law relating to fraudulent conveyances or transfers) then the aggregate obligations of each Borrower hereunder and under the Notes and all other agreements and instruments referred to herein or therein shall be limited to the maximum amount that is permissible under applicable Law (whether federal, provincial or state and including, without limitation, any Debtor Relief Laws or other bankruptcy, insolvency, reorganization, moratorium, or similar Law affecting creditors’ rights generally).

ARTICLE X.

ADMINISTRATIVE AGENT

Section 10.01.     Appointment and Authority~~.~~ .

(a) Each of the Lenders ~~and the L/C Issuers~~ hereby irrevocably appoints BMO to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders ~~and the L/C Issuers~~, and neither Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used as a matter of market custom~~,~~ and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders ~~(including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers~~ hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and ~~such L/C Issuer~~ for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 10.02.     Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03.     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents)~~,~~; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may ~~effect~~affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to either Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender ~~or the applicable L/C Issuer~~.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.04.     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any Communication executed using an Electronic Signature or in the form of an Electronic Record or any Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, ~~or the issuance, extension, renewal or increase of a Letter of Credit,~~ that by its terms must be fulfilled to the satisfaction of a Lender ~~or an L/C Issuer~~, the Administrative Agent may presume that such condition is satisfactory to such Lender ~~or such L/C Issuer~~ unless the Administrative Agent shall have received notice to the contrary from such Lender ~~or such L/C Issuer~~ prior to the making of such Loan ~~or the issuance of such Letter of Credit~~. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05.     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.06.     Resignation of Administrative Agent~~.~~ .

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders~~, the L/C Issuers~~ and each Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the US Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders ~~and the L/C Issuers~~, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the US Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders ~~or the L/C Issuers~~ under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender ~~and the applicable L/C Issuer~~ directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

~~(d) Any resignation or removal by BMO as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If BMO resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If BMO resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.~~

Section 10.07.     Non-Reliance on Administrative Agent and Other Lenders. Each Lender ~~and each L/C Issuer~~ acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender ~~and each L/C Issuer~~ also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.08.     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, the Joint Lead Arrangers or the Syndication Agent listed on the cover page hereof shall have any powers, duties, or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender ~~or an L/C Issuer~~ hereunder.

Section 10.09.     Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan ~~or L/C Obligation~~ shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on either Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans~~, L/C Obligations~~ and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders~~, the L/C Issuers~~ and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders~~, the L/C Issuers~~ and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders~~, the L/C Issuers~~ and the Administrative Agent under ~~Sections 2.03(h) and (i),~~ 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender ~~and each L/C Issuer~~ to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders ~~and the L/C Issuers~~, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender ~~or any L/C Issuer~~ any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender ~~or any L/C Issuer~~ to authorize the Administrative Agent to vote in respect of the claim of any Lender or ~~any L/C Issuer or~~ in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the ~~Required~~Supermajority Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the ~~Required~~Supermajority Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the ~~Required~~Supermajority Lenders contained in clauses (a) through (i) of Section 11.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 10.10.     Collateral and Guaranty Matters. Without limiting Section 10.09, each of the Lenders ~~(including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers~~ irrevocably authorize the Administrative Agent, at its option and in its discretion to (and at the request of a Borrower, the Administrative Agent, shall):

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than ~~(A)~~ contingent indemnification obligations ~~and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made),~~) and (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Security Agreement), or (iv) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents; and

~~(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and~~

(~~d~~c) release the Parent Guaranty (as defined under and in the Existing Credit Agreement).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property or to release any Guarantor (including any guaranty under the Parent Guaranty (as defined under and in the Existing Credit Agreement)) from its obligations under the Guaranty, in each case, pursuant to this Section 10.10. In each case as specified in this Section 10.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate the Administrative Agent’s interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case, in accordance with the terms of the Loan Documents and this Section 10.10.

~~Section 10.11. Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Further, each such Secured Party, by virtue of obtaining the benefits of Section 8.03, the Guaranty or any Collateral, shall, for the avoidance of doubt, be deemed to have agreed to the provisions of Section 10.12. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.~~

Section  10.11. [Reserved]

. Section 10.12. Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender~~, L/C Issuer~~ or other Secured Party, whether or not in respect of Obligations due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to (a) repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the Overnight Rate, (b) that such Rescindable Amount shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated in this Section 10.12 and held in trust for the benefit of the Administrative Agent by such Person receiving such Rescindable Amount, and (c) that the Administrative Agent shall be subrogated to all the rights and interests of any Person receiving a Rescindable Amount that is not recovered by the Administrative Agent. Each Lender~~, each L/C Issuer~~ and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount, and authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing or payable to, or otherwise distributable by the Administrative Agent to, such Lender or Secured Party against any Rescindable Amount demanded to be returned hereunder. Administrative Agent shall inform each Lender, ~~L/C Issuer~~ or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender ~~or L/C Issuer~~, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI.

MISCELLANEOUS

Section 11.01.     Amendments, Etc. Subject to Section 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by either Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and each Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01, or, in the case of the initial Credit Extension on the Closing Date, Section 4.02, without the written consent of each Lender;

(b) ~~subject to Section 2.16 and Section 2.17,~~ extend any Maturity Date or increase the Commitment, of any Lender (or reinstate any Commitment of a Lender terminated pursuant to Section 8.02), without the consent of such Lender;

(c) ~~subject to Section 2.17,~~ postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document ,without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or ~~L/C Borrowing, or~~ (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or waive the application thereof or (ii) to amend ~~any financial~~the liquidity covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or ~~L/C Borrowing or~~ to reduce any fee payable hereunder; and provided, further, that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay interest or ~~Letter of Credit Fees~~ at the Default Rate with respect to Loans ~~or Letters of Credit~~ under the Facility;

(e) change (i) Section 8.03 or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans under the Facility from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(c), respectively, in each case, in any manner that materially and adversely affects the Lenders under the Facility, without the written consent of the Required Lenders;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) other than in a transaction permitted pursuant to Section 7.05, release all or substantially all of the Collateral or subordinate the Liens created by the Security Instruments on all or substantially all of the Collateral in any transaction or series of related transactions, or subordinate the Obligations to any other Indebtedness for borrowed money without the written consent of each Lender, or modify any provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder;

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i) change Section 2.13 or any other provision in this Agreement in a manner that would alter the pro rata sharing of payments to Lenders required thereby, without the written consent of each Lender;

(j) waive any condition set forth in Section 2.05(b), 6.02(j) and (k) and Sections 6.17, 6.18, 7.17, 7.18, 7.19, 7.20, or a Default or an Event of Default resulting from failure to comply with Section 8.01 (n) or (o), without the consent of the Supermajority Lenders;

and provided, further, that (i~~) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, adversely affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii~~) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (~~iv~~ii ) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto~~; and (v) the L/C Issuer Sublimit of any L/C Issuer may be amended in writing executed only by such L/C Issuer and the Borrowers with written notice from such L/C Issuer and the Borrowers to the Administrative Agent and the other Lenders~~. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each adversely affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each adversely affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 11.02. Notices; Effectiveness; Electronic Communications~~.~~ .

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to either Borrower~~,~~ or the Administrative Agent ~~or an L/C Issuer or the Swing Line Lender~~, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders ~~and the L/C Issuers~~ hereunder may be delivered or furnished by Electronic Record (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender ~~or any L/C Issuer~~ pursuant to Article II if such Lender ~~or such L/C Issuer~~, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by Electronic Record. The Administrative Agent~~, the Swing Line Lender, any L/C Issuer~~ or either Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Record pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to either Borrower, any Lender, ~~any L/C Issuer~~ or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc. Each of the Borrowers~~,~~ and the Administrative Agent, ~~each L/C Issuer and the Swing Line Lender~~ may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers~~,~~ and the Administrative Agent~~, each L/C Issuer and the Swing Line Lender~~. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities and Canadian federal and provincial securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States Federal or state securities laws or Canadian federal or provincial securities laws.

(e) Reliance by Administrative Agent, ~~L/C Issuers~~ and Lenders. The Administrative Agent, ~~the L/C Issuers~~ and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, ~~Loan Notices, Letter of Credit Applications and Swing Line~~and Loan Notices) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall and hereby do indemnify the Administrative Agent, each ~~L/C Issuer, each~~ Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender~~, any L/C Issuer~~ or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders ~~and the L/C Issuers~~; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any ~~L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender~~Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (~~d~~c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding, case or other action relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04. Expenses; Indemnity; Damage Waiver~~.~~ .

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers, the Administrative Agent and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Joint Lead Arrangers and the Administrative Agent, such legal fees to be limited to, unless a conflict of interest exists, as reasonably determined by any Joint Lead Arranger or the Administrative Agent, one counsel for the Joint Lead Arrangers and the Administrative Agent, taken as a whole, and, if necessary, one firm of local counsel in each relevant jurisdiction for the Joint Lead Arrangers and the Administrative Agent, taken as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii~~) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii~~) all expenses incurred by the Administrative Agent~~,~~ or any Lender~~, the Swing Line Lender or any L/C Issuer~~ (including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender~~, the Swing Line Lender or any L/C Issuer~~), and shall pay all fees and time charges for attorneys of the Administrative Agent, or any Lender~~, the Swing Line Lender or any L/C Issuer~~, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made ~~or Letters of Credit issued~~ hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans ~~or Letters of Credit~~.

(b) Indemnification by the Borrowers ~~(b) Indemnification by the Borrowers~~. The Borrowers shall and hereby do indemnify the Joint Lead Arrangers, the Administrative Agent (and any sub-agent thereof), each Lender, ~~the Swing Line Lender and each L/C Issuer,~~ and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall and hereby do indemnify and hold harmless each Indemnitee from all out-of-pocket fees and time charges and disbursements for attorneys of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or ~~Letter of Credit or~~ the use or proposed use of the proceeds therefrom ~~(including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit)~~, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by either Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to either Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OR THE STRICT LIABILITY OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available (x) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) to the extent such losses, claims, damages, liabilities or related expenses relate to any proceeding solely between or among Indemnitees other than (i) claims against either the Administrative Agent or any Joint Lead Arranger or their respective Affiliates in their capacity or in fulfilling their role as the agent or arranger or any other similar role hereunder and under the other Loan Documents and (ii) claims arising out of any act or omission on the part of any Loan Party or any of Loan Party’s Affiliates, and provided further that such Indemnitee shall promptly repay the Borrowers all expense reimbursements previously made pursuant to this clause (y) to the extent that such Indemnitee is determined not to be entitled to indemnification hereunder as contemplated by the preceding exceptions. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Joint Lead Arranger, the Administrative Agent (or any sub-agent thereof), ~~any L/C Issuer, the Swing Line Lender~~ or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Joint Lead Arranger, the Administrative Agent (or any such sub-agent), ~~such L/C Issuer, the Swing Line Lender~~ or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s share of the Total Credit Exposure (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Joint Lead Arranger, the Administrative Agent (or any such sub-agent), ~~such L/C Issuer or the Swing Line Lender in its capacity as such, or~~or against any Related Party of any of the foregoing acting for such Joint Lead Arranger, or the Administrative Agent (or any such sub-agent), ~~such L/C Issuer or the Swing Line Lender~~ in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12 (d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and hereby waives, and each party hereto acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or ~~Letter of Credit or~~ the use of the proceeds thereof; provided that nothing shall limit any Borrower’s indemnity obligation to the extent that such special, indirect, consequential or punitive damages are included in any claim by a third party unaffiliated with any Indemnitee with respect to which the applicable Indemnitee is entitled to indemnification under subsection (b) above. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, ~~any of the L/C Issuers and the Swing Line Lender, the~~the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05. Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent~~, any L/C Issuer~~ or any Lender, or the Administrative Agent~~, any L/C Issuer~~ or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent~~, such L/C Issuer~~ or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding, case or other action under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender ~~and each L/C Issuer~~ severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders ~~and the L/C Issuers~~ under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 11.06. Successors and Assigns~~.~~ .

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent~~, the L/C Issuers~~ and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans ~~(including for purposes of this Section 11.06(b)~~, ~~participations in L/C Obligations and in Swing Line Loans)~~ at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and~~, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent~~ (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

~~(A) the consent of each Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that each Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;~~

(A) [reserved].

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender~~;~~ .

~~(C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and~~

~~(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of any Commitment that increases the obligation of the assignee to participate in exposure under any Swing Line Loan (whether or not then outstanding).~~

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to either Borrower or any of its Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent~~, the L/C Issuers~~ or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its share of the Total Credit Exposure. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans ~~and L/C Obligations~~ owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, either Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or either Borrower or any of its Affiliates or Subsidiaries) (each, a “Participant” ) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans ~~(including such Lender’s participations in L/C Obligations and/or Swing Line Loans)~~ owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders ~~and the L/C Issuers~~ shall continue to deal solely and directly with such Lender in connection with such Lender’ s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

(e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

~~(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time BMO, Citibank, N.A., or U.S. Bank assigns all of its Commitment and Loans pursuant to Section 11.06(b), BMO, Citibank, N.A., or U.S. Bank, as applicable, may, (i) upon 30 days’ notice to each Borrower and the Lenders, resign as an L/C Issuer and/or (ii) in the case of BMO, upon 30 days’ notice to each Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer and/or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of BMO, Citibank, N.A., or U.S. Bank, as applicable, as L/C Issuer or Swing Line Lender, as the case may be. If BMO, Citibank, N.A., or U.S. Bank, resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If BMO resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such retiring L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.~~

Section 11.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent~~,~~ and the Lenders ~~and the L/C Issuers~~ agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information, and instructed to keep such Information confidential, and any advisor of the Administrative Agent, and the Lenders~~, and the L/C Issuers~~ (including the Administrative Agent’s Professionals) shall be bound by the terms of this Section 11.07), (b) to the extent required or requested by, any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder (provided that Information shall not be made publicly available or filed on any public docket without the advance written consent of the Borrowers or as requested by any court of competent jurisdiction unless it is filed under seal), (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or ~~any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or~~ (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating either Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the applicable Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, ~~any L/C Issuer~~ or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower. For purposes of this Section, “Information” means all information received from a Borrower or any Subsidiary, or any agent or advisor of a Borrower or any Subsidiary, relating to the Borrowers or any Subsidiary or any of their respective businesses, or from the Administrative Agent, or any of the Administrative Agent’s Professionals, relating to a Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender ~~or any L/C Issuer~~ on a nonconfidential basis prior to disclosure by the Borrowers, any Subsidiary, or the Administrative Agent; provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information shall be deemed confidential unless marked “PUBLIC”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

~~Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws and Canadian federal and provincial securities laws.~~

Section 11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender~~, each L/C Issuer~~ and each of ~~their~~its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender~~, such L/C Issuer~~ or any such Affiliate to or for the credit or the account of a Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or ~~such L/C Issuer or their~~its respective Affiliates, irrespective of whether or not such Lender~~, L/C Issuer~~ or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender ~~or such L/C Issuer~~ different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent~~, the L/C Issuers~~ and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender~~, each L/C Issuer and their respective~~ and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, ~~such L/C Issuer or their~~or its respective Affiliates may have. Each Lender ~~and each L/C Issuer~~ agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, ~~any L/C Issuer or the Swing Line Lender,~~ constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied ~~or any Letter of Credit shall remain outstanding~~.

Section 11.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, ~~an L/C Issuer or the Swing Line Lender, as applicable,~~ then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13. Replacement of Lenders. If a Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b) (unless such Eligible Assignee is already a Lender);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans ~~and L/C Advances~~, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws;

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(f) in the case of an assignment resulting from a Lender becoming a Non-Extending Lender, the Borrowers shall have received the consent of the applicable assignee to the applicable Extension Request.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrowers elects to replace such Lender in accordance with this Section 11.13, upon receipt by such Lender being replaced of all amounts required to be paid to it pursuant to the terms hereof, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided, that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

Section 11.14. Keepwell~~.~~ .

At the time the Guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, each Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering any Borrower’s obligations and undertakings under this Section 11.14, or otherwise under this Agreement, voidable under applicable Law, including applicable Law of fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrowers under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Section 11.15. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ~~THE SWING LINE LENDER, ANY L/C ISSUER,~~ OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF

THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT~~,~~ OR ANY LENDER~~, THE SWING LINE LENDER OR ANY L/C ISSUER~~ MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. The Canadian Borrower hereby irrevocably appoints the US Borrower (the “Process Agent”), as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to the Canadian Borrower in care of the Process Agent and the Canadian Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Canadian Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it on Schedule 11.02.

Section 11.16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED

HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between each Borrower and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for either Borrower or any of their Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to either Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Joint Lead Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and none of the Administrative Agent, any Joint Lead Arranger or any Lender has any obligation to disclose any of such interests to either Borrower or any of their Affiliates. To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arrange or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.18. Electronic Execution. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. ~~Each of the~~The Administrative Agent~~, the L/C Issuer, the Swing Line Lender,~~ and each Lender (collectively, each a “Credit Party”) and each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Document Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, ~~neither~~ the Administrative Agent~~, L/C Issuer nor Swing Line Lender~~ is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent~~, L/C Issuer and/or Swing Line Lender~~ has agreed to accept such Electronic Signature, the Administrative Agent and each of the Document Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

No Credit Party shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s~~, L/C Issuer’s or Swing Line Lender’s~~ reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Each Credit Party shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 11.19. USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and pursuant to the requirements of the Proceeds of Crime (Money Laundering and Terrorist Financing Act (Canada))

or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” applicable Laws, it is required to obtain, verify and record information that identifies each Loan Party (collectively, including any guidelines or orders thereunder (the “AML Legislation”), which information includes, without limitation, the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with such AML Legislation. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable AML Legislation, including the Act.

Section 11.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from a Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 11.21. Lender Representations; Certain ERISA Matters~~.~~ .

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Loans, the Letters of Credit, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement, or

(iv) such other representation, warranty, and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty, and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document, or any documents related hereto or thereto).

Section 11.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.23. Amendment and Restatement; No Novation; Reallocations~~.~~ .

(a) This Agreement constitutes an amendment and restatement of the Existing Credit Agreement in its entirety effective from and after the Closing Date. For the avoidance of doubt, the execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to any Lender, any L/C Issuer, or the Administrative Agent under the Existing Credit Agreement. On the Closing Date, (i) the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified, and restated in their entirety by the facilities described herein, (ii) any loans, letters of credit, and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement (other than those owing to Exiting Lenders) shall be deemed to be Loans, Letters of Credit, and Obligations outstanding under the corresponding facilities described herein, without any further action by any Person except as set forth in this Agreement, and (iii) all rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents.

(b) Notwithstanding anything else to the contrary herein or in any other Loan Document, as of the Closing Date, any “Note” payable to a Lender under the Existing Credit Agreement shall be deemed for all purposes superseded and replaced by the Note (if any) issued to such Lender under this Agreement, without further action required by any payee thereof, and all “Notes” under the Existing Credit Agreement shall be of no further force and effect. Any obligations under the “Fee Letters” (as defined in the Existing Credit Agreement and any amendments, restatements, supplements or other modifications thereto) shall be of no further force and effect thereafter and such Fee Letters are hereby terminated except for, in each case, any terms thereof which expressly survive termination thereof as set forth in that certain Commitment Letter dated August 21, 2014 among the Borrowers, Citigroup Global Markets Inc., and U.S. Bank National Association (the “2014 Commitment Letter”); provided that no further force or effect shall be given to Section 4 of the 2014 Commitment Letter and any obligations in respect of fees referenced therein are hereby terminated. Any obligations or undertakings of the Parent Guarantor (as defined under and in the Existing Credit Agreement) under the Parent Guaranty (as defined under and in the Existing Credit Agreement) shall be of no further force and effect and such Parent Guaranty is hereby terminated in its entirety, and the Parent Guarantor is hereby released, without further action needed. Simultaneously with the effectiveness of this Agreement, after giving effect thereto, the Commitment of each Lender shall be as set forth on Schedule 2.01, and the amount of all outstanding Loans ~~and participations in Letters of Credit and Swing Line Loans~~ shall be reallocated among the Lenders in accordance with their respective Commitments. Each Lender hereby authorizes the Administrative Agent and the Borrowers to request Borrowings, make prepayments of Existing Loans, reduce Existing Commitments, and effect such reallocations as are necessary to ensure that upon the effectiveness of this Agreement, the Loans and Commitments of the Lenders shall be outstanding on a ratable basis in accordance with their respective Applicable Percentages.

(c) The Administrative Agent and Existing Lenders that are Lenders hereby irrevocably waive any applicable notice under the Existing Credit Agreement or any other Loan Document in connection with this Agreement. In addition, for the avoidance of doubt, any basket which permits a certain amount of a given type of transaction over the life of the Existing Credit Agreement (however denominated), without being deemed to prohibit any transaction occurring prior to the Closing Date, shall be reset to cover the time period from the Closing Date until the latest Maturity Date (as modified from time to time).

Section 11.24. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 11.25. No General Partner’s Liability. It is hereby understood and agreed that the General Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under the other Loan Documents. The Administrative Agent and the Lenders agree for themselves and their respective successors and assigns that no claim arising against any Borrower under any Loan Document with respect to the Obligations shall be asserted against the General Partner (in its individual capacity).

Section 11.26. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special

Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 11.27. CRO. The Borrowers hereby agree that the CRO shall have, and shall be delegated, the following rights, power and authority, in his capacity as a director and with appropriate day-to-day decision authority to interact with key constituents, the Administrative Agent and the Lenders, and to instruct employees to support the CRO’s efforts, and to take such action on the Loan Parties’ behalf as described in this Credit Agreement or elsewhere and as follows:

(a) subject to Section 7.05 of this Credit Agreement, the right to veto any Disposition of assets by the Loan Parties, which shall not be completed by the Loan Parties without the approval of the CRO;

(b) the right to veto all new material agreements and modifications to any Material Contract, which shall not be entered into by the Loan Parties without the approval of the CRO;

(c) the right to veto any transactions by and among the Loan Parties with any terminal servicing agreement counterparty or shared facilities counterparty, which shall not be entered into by the Loan Parties without the approval of the CRO;

(d) the right to veto any transactions and agreements with USDG and its affiliates, which shall not be entered into by the Loan Parties without the approval of the CRO;

(e) sole authority on behalf of the Loan Parties with respect to any Restructuring Transaction; provided that the Conflicts Committee shall have sole power and authority with respect to the institution or defense of, or consent (whether express or by failure to act) to, any proceeding, case or other action under any Debtor Relief Law or with respect to any exercise of rights under Article 9 of the UCC or under any deed of trust, mortgage, or similar security agreement;.

(f) the right to make final approval and final disapproval decisions with respect to the Loan Parties’ proposed and/or actual budgets and disbursements for expenses incurred after the Amendment No. 5 Effective Date (including but not limited to Approved G&A Expenses, Corporate G&A Expenses, Administrative G&A Expenses, Facilities Operations Expenses, Public Company Costs); and

(g) the right to all necessary access, information, and support on a day-to-day basis to fulfill the CRO’s rights, power and authority with respect to the Loan Parties; include the right to direct employees in fulfillment of the CRO’s rights an authorities provided herein; and

(h) the right to meet and communicate with key constituents, including the Administrative Agent and the Lenders, which meeting(s) may involve the (i) CRO independently, (ii) the CRO along with members of management of Borrowers, (iii) the members of management without the CRO, as Lenders and/or the Administrative Agent may request from time to time, and such meetings may be regularly or periodically scheduled;

provided that, subject to Section 8.02(b), the Conflicts Committee shall have the authority to review and approve any transactions pursuant to Section 7.08, provided further, such authority of the Conflicts Committee shall be subject to the veto rights of the CRO.

Section  11.28. Reservation of Rights. Upon execution of Amendment No. 5, the Administrative Agent and Lenders grant only a narrow waiver of solely the five Subject Defaults. Notwithstanding anything contained in this Agreement to the contrary, the Borrowers and the Guarantors acknowledge that the Administrative Agent and the Lenders do not waive, and expressly reserve, the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law, in each case, in respect of any Default or Event of Default (other than with regard to the Subject Defaults), regardless of when such Defaults or Events of Default may have arisen or come into existence. Without limiting the generality of the foregoing, the Borrowers and the Guarantors hereby agree that the Administrative Agent and the Lenders reserve the right at any time to identify and assert additional Defaults or Events of Default that may exist, arise now or hereafter, or come to exist under the Loan

Documents and demand any sums that may be, or become, due under the Loan Documents as a result thereof, including, without limitation, accrued and unpaid late charges and costs of collection (including, without limitation, attorneys’ fees and expenses) and other costs, and nothing contained herein, or in any other correspondence, shall constitute, or be deemed to constitute, a modification of, or waiver under, the Loan Documents, or acceptance of any event, occurrence or circumstance that may constitute a Default or an Event of Default under the Loan Documents.

[SIGNATURE PAGES FOLLOW.]

Schedule 2.01

Commitments and Applicable Percentages

At no time shall any Lender’s aggregate Commitment exceed the Commitment set forth for such Lender in the Commitment column below.

Lender	Commitment	Applicable Percentage
Bank of Montreal	$49,865,519.77	25.454545449%
U.S. Bank National Association	$49,865,519.78	25.454545454%
Citibank, N.A.	$30,631,676.44	15.636363638%
MUFG Bank Ltd.	$20,302,390.20	10.363636366%
Sumitomo Mitsui Banking Corporation	$20,302,390.20	10.363636366%
First Horizon Bank	$14,247,291.37	7.272727275%
Goldman Sachs Bank USA	$10,685,468.52	5.454545452%
Total	195,900,256.28	100%

Schedule 2.01 to Amendment No. 5

Schedule 5.08

Material Real Property

1.	The Hardisty Terminal

2.	The West Colton Terminal

3.	The Stroud Terminal (710 S Richard James Ave, Stroud, OK 74079)

4.	The SCT Pipeline

Schedule 5.08 to Amendment No. 5

Schedule 5.13

Subsidiaries; Other Equity Investments; Equity Interests in the Borrowers

•	Part (a)

Loan Party	Subsidiary	Equity Interest Owned
USD Partners LP	USD Logistics Operations GP LLC	100% Membership Interest
USD Partners LP	USD Logistics Operations LP	100% Limited Partner Interest
USD Partners LP	USDP Finance Corp.	1,000 Common Shares
USD Logistics Operations GP LLC	USD Logistics Operations LP	General Partner Interest
USD Logistics Operations GP LLC	USD Rail LP	General Partner Interest
USD Logistics Operations GP LLC	USD Terminals LLC	100% Membership Interest
USD Logistics Operations LP	USD Rail LP	100% Limited Partner Interest
USD Logistics Operations LP	West Colton Rail Terminal LLC	100% Membership Interest
USD Logistics Operations LP	Stroud Crude Terminal LLC	100% Membership Interest
USD Logistics Operations LP	USDP CCR LLC	100% Membership Interest
USD Logistics Operations LP	USD Terminals Canada II ULC	21,112,587 Preferred Shares
USD Terminals LLC	USD Terminals Canada ULC	200 Common Shares
USD Terminals LLC	USD Terminals Canada II ULC	100 Common Shares
USD Terminals LLC	USD Terminals Canada III ULC	1 Common Share
USD Rail LP	USD Rail Canada ULC	100 Common Shares
Stroud Crude Terminal LLC	SCT Pipeline LLC	100% Membership Interest

•	Part (b)

None.

Schedule 5.13 to Amendment No. 5

Exhibit D-1

FORM OF FINANCIAL STATEMENT COMPLIANCE CERTIFICATE

Financial Statement Date:

To: Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 2, 2018 (as amended, restated, amended and restated, extended or otherwise modified by (a) that certain Master Assignment, Assignment of Liens, and Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 29, 2021, (b) that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of April 6, 2022, (c) that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of January 31, 2023, (d) that certain Amendment No. 4 to Amended and Restated Credit Agreement dated as of August 8, 2023, (e) that certain Agreement to Extend Temporary Waiver Period and Waiver of Event of Default for Missed Interest Payment dated as of October 6, 2023, (f) that certain Agreement to Extend Temporary Waiver Period and Temporary Waiver of Event of Default for Missed Payment on Maturity Date dated as of November 1, 2023, (g) that certain Agreement to Extend Temporary Waiver Period dated as of November 17, 2023, and (h) that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of November 21, 2023, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among USD Partners LP, a Delaware limited partnership (the “US Borrower”) and USD Terminals Canada ULC, an unlimited liability company subsisting under the laws of the Province of British Columbia, Canada (the “Canadian Borrower” and together with the US Borrower, the “Borrowers” and each, a “Borrower’), Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, unless stated otherwise herein.

The undersigned Financial Officer1 hereby certifies, solely in the official capacity indicated below and not in any individual capacity, as of the date hereof that he/she is the ___________________________________of the general partner of the US Borrower, and that, as such, he/she is authorized to execute and deliver this Financial Statement Compliance Certificate to the Administrative Agent on behalf of the US Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The US Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the US Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

[1]

This certificate should be from the chief executive officer, chief financial officer, treasurer, chief accounting officer or controller (or equivalent officer of similar responsibilities) of the General Partner acting on behalf of the US Borrower

[Exhibit D-1 Financial Statement Compliance Certificate to Credit Agreement]

1. The US Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the US Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the US Borrower and its Restricted Subsidiaries in accordance with GAAP as of such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the US Borrower during the accounting period covered by such financial statements.

3. A review of the activities of the US Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the US Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such fiscal period the US Borrower performed and observed each covenant of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, the following covenants have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Financial Statement Compliance Certificate, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, including the statements in connection with which this Financial Statement Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate in all material respects on and as of the date for the financial statements covered by this Financial Statement Compliance Certificate.

[Signature Page Follows.]

[Exhibit D-1 Financial Statement Compliance Certificate to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Financial Statement Compliance Certificate as of                  for the period covered as indicated above.

USD PARTNERS LP

By: USD Partners GP LLC, its general partner

By:
Name:
Title:

[Exhibit D-1 Financial Statement Compliance Certificate to Credit Agreement]

For the fiscal quarter/fiscal year ended                          ,

SCHEDULE 1

to the Financial Statement Compliance Certificate

Section 7.11 – Liquidity

A. Liquidity

Unrestricted Cash, including any cash received by the Loan Parties pursuant to the Gibson Agreement and noticed for disbursement to the Company	$_____________

Date:

Minimum permitted:	$2,000,000

[Exhibit D-1 Financial Statement Compliance Certificate to Credit Agreement]

Exhibit D-2

FORM OF WEEKLY COMPLIANCE CERTIFICATE

Date:               2

To: Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 2, 2018 (as amended, restated, amended and restated, extended or otherwise modified by (a) that certain Master Assignment, Assignment of Liens, and Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 29, 2021, (b) that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of April 6, 2022, (c) that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of January 31, 2023, (d) that certain Amendment No. 4 to Amended and Restated Credit Agreement dated as of August 8, 2023, (e) that certain Agreement to Extend Temporary Waiver Period and Waiver of Event of Default for Missed Interest Payment dated as of October 6, 2023, (f) that certain Agreement to Extend Temporary Waiver Period and Temporary Waiver of Event of Default for Missed Payment on Maturity Date dated as of November 1, 2023, (g) that certain Agreement to Extend Temporary Waiver Period dated as of November 17, 2023, and (h) that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of November 21, 2023, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among USD Partners LP, a Delaware limited partnership (the “US Borrower”) and USD Terminals Canada ULC, an unlimited liability company subsisting under the laws of the Province of British Columbia, Canada (the “Canadian Borrower” and together with the US Borrower, the “Borrowers” and each, a “Borrower’), Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, unless stated otherwise herein.

The undersigned Financial Officer3 hereby certifies, solely in the official capacity indicated below and not in any individual capacity, as of the date hereof that he/she is the [Chief Executive Officer/Chief Financial Officer] of the US Borrower, and that, as such, he/she is authorized to execute and deliver this Weekly Compliance Certificate to the Administrative Agent on behalf of the US Borrower, and confirms that:

1. Since the delivery of the prior Weekly Compliance Certificate and to the date hereof: (a) no intercompany loans, general & administrative expenses or other balances owing pursuant to the Omnibus Agreement were paid in cash during the prior week in excess of the Corporate G&A Expenses, Public Company Costs, Facilities Operations Expenses and Approved G&A Expenses expressly permitted under the Credit Agreement; (b) the maximum Administrative G&A Expenses expressly permitted under the Credit Agreement were not exceeded; (c) commencing as of the Liquidity Testing Commencement Date, Liquidity as of the close of business on the Friday of the immediately preceding week was not less than $2,000,000 (see Schedule I attached hereto); and (d) until consummation of the sale of the West Colton Terminal, a written summary of the Borrowers’ ongoing sale process of the Loan Parties’ assets, including but not limited to, parties contacted, Confidential Information Memorandum, Non-Disclosure Agreements requested, Non-Disclosure Agreements executed, and parties who have indicated that they are not interested in the Loan Parties’ assets, all other distributed offering memoranda and other marketing materials to prospective purchasers, has been delivered to the Administrative Agent.4

[2]	This date should be each Wednesday commencing the week after the Amendment No. 5 Effective Date.
[3]	This certificate should be from the Chief Executive Officer or Chief Financial Officer of the US Borrower.
[4]

If no CRO has been retained as required by the terms of the Credit Agreement or if the CRO has been terminated, the US Borrower must have delivered the Administrative Agent by the close of business on each Friday for so long as there is no CRO (a) a thirteen-week cash flow forecast and (b) a variance report comparing actual results from the week prior to the forecasted results for each week as set forth in the immediately preceding thirteen-week cash flow.

[Exhibit D-2 Weekly Compliance Certificate to Credit Agreement]

2. The Loan Parties have promptly, upon the CRO’s request, provided all access, information and support necessary for the CRO to be able to exercise his or her authority contemplated by the Credit Agreement.

3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the US Borrower during the period covered by this Weekly Compliance Certificate.

4. A review of the activities of the US Borrower during the period covered by this Weekly Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such period the US Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during the period covered by this Weekly Compliance Certificate, the US Borrower performed and observed each covenant of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, the following covenants have not been performed or observed and the following is a list of each such Default and its nature and status:]

[Signature Page Follows.]

[Exhibit D-2 Weekly Compliance Certificate to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Weekly Compliance Certificate as of             for the period covered as indicated above.

USD PARTNERS LP

By: USD Partners GP LLC, its general partner

By:
Name:
Title:	[Chief Executive Officer/Chief Financial Officer]

The CRO hereby acknowledges and confirms that the certification in Section 2 above is true and correct:

By:
Name:	Carl Wimberly
Title:	Chief Revenue Officer

[Exhibit D-2 Weekly Compliance Certificate to Credit Agreement]

SCHEDULE I

Liquidity - Section 6.02(j) / Section 7.11

Unrestricted Cash, including any cash received by the Loan Parties pursuant to the Gibson Agreement and noticed for disbursement to the Company	$_____________

Date:	Friday, the

Minimum permitted:	$2,000,000

[Exhibit D-2 Weekly Compliance Certificate to Credit Agreement]

Exhibit D-3

FORM OF MONTHLY COMPLIANCE CERTIFICATE

Date:             56

To: Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 2, 2018 (as amended, restated, amended and restated, extended or otherwise modified by (a) that certain Master Assignment, Assignment of Liens, and Amendment No. 1 to Amended and Restated Credit Agreement dated as of October 29, 2021, (b) that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of April 6, 2022, (c) that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of January 31, 2023, (d) that certain Amendment No. 4 to Amended and Restated Credit Agreement dated as of August 8, 2023, (e) that certain Agreement to Extend Temporary Waiver Period and Waiver of Event of Default for Missed Interest Payment dated as of October 6, 2023, (f) that certain Agreement to Extend Temporary Waiver Period and Temporary Waiver of Event of Default for Missed Payment on Maturity Date dated as of November 1, 2023, (g) that certain Agreement to Extend Temporary Waiver Period dated as of November 17, 2023, and (h) that certain Amendment No. 5 to Amended and Restated Credit Agreement dated as of November 21, 2023, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among USD Partners LP, a Delaware limited partnership (the “US Borrower”) and USD Terminals Canada ULC, an unlimited liability company subsisting under the laws of the Province of British Columbia, Canada (the “Canadian Borrower” and together with the US Borrower, the “Borrowers” and each, a “Borrower’), Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, unless stated otherwise herein.

The undersigned Responsible Officer hereby certifies, solely in the official capacity indicated below and not in any individual capacity, as of the date hereof that he/she is the                                               of the US Borrower, and that, as such, he/she is authorized to execute and deliver this Monthly Compliance Certificate to the Administrative Agent on behalf of the US Borrower, and confirms that:

[select one:]

1. [The US Borrower is delivering to the Administrative Agent (a) a computation of the Excess Cash amount for the prior month pursuant to Section 2.05(b)(iii) of the Credit Agreement, attached hereto as Exhibit A, and (d) a detailed report of intercompany balances with USDG and its Controlled Investment Affiliates, attached hereto as Exhibit B.]7

[5]

This date should be within five (5) Business Days after the last day of each month for deliverables under Exhibit A and B and ten (10) Business Days after the last day of each month for deliverables under Exhibit C and D.

[6]

If no CRO has been retained as required by the terms of the Credit Agreement or if the CRO has been terminated, the US Borrower must have delivered to the Administrative Agent by the close of business on each Friday for the period ending the last Business Day of the week prior to the delivery of such deliverables for so long as there is no CRO (a) a thirteen-week cash flow forecast and (b) a variance report comparing actual results from the weeks to the forecasted results for each week as set forth in the immediately preceding thirteen-week cash flow.

[7]	Excess Cash Flow and intercompany loans to be delivered within five (5) Business Days after the last day of each month.

[Exhibit D-3 Monthly Compliance Certificate to Credit Agreement]

[The US Borrower is delivering to the Administrative Agent (a) a five-year monthly cash flow forecast on a consolidated basis for the Borrowers and the other Loan Parties, attached hereto as Exhibit C [and (b) a variance report comparing the actual results from the prior month to the forecasted results for such month as set forth in the immediately preceding cash flow forecast, attached hereto as Exhibit D.]8]9

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the US Borrower during the period covered by this Monthly Compliance Certificate.

3. A review of the activities of the US Borrower during the period covered by this Monthly Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such period the US Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during the period covered by this Monthly Compliance Certificate, the US Borrower performed and observed each covenant of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, the following covenants have not been performed or observed and the following is a list of each such Default and its nature and status:]

[Signature Page Follows.]

[8]	Variance reports to be delivered after the first monthly certificate.
[9]	Cash flow forecast and variance reports to be delivered within ten (10) Business Days after the last day of each month (variance reports to be delivered after the first monthly certificate).

[Exhibit D-3 Monthly Compliance Certificate to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Monthly Compliance Certificate as of                  for the period covered as indicated above.

USD PARTNERS LP

By: USD Partners GP LLC, its general partner

By:
Name:
Title:

[Exhibit D-3 Monthly Compliance Certificate to Credit Agreement]

EXHIBIT A

Section 6.02(k)(i)(a)(A) – Excess Cash

A. Unrestricted Cash Less: $6,000,000, equals	$____________

B. Excess Cash (put “None” if result is negative)	$____________

C. Measurement Date:

Maximum Cash	$6,000,000

[Exhibit D-3 Monthly Compliance Certificate to Credit Agreement]

EXHIBIT B

Detailed Report of Intercompany Balances

[Exhibit D-3 Monthly Compliance Certificate to Credit Agreement]

EXHIBIT C

Five-Year Monthly Cash Flow Forecast on a Consolidated Basis

[Exhibit D-3 Monthly Compliance Certificate to Credit Agreement]

EXHIBIT D

Variance Report Comparing Actual Results of Cash Flow Against Forecast

[Exhibit D-3 Monthly Compliance Certificate to Credit Agreement]